                                                                    EXHIBIT 10.8

                          DEED OF LEASE AND AGREEMENT
                          ---------------------------


                                  JUNE 1, 1962

                                      ---


                                    Between


                           DINGESS-RUM COAL COMPANY
                           ------------------------


                                      and


                             AMHERST COAL COMPANY
                             --------------------

     THIS DEED OF LEASE AND AGREEMENT, Made this 1st day of June, 1962, by and between DINGESS-RUM COAL COMPANY, a West Virginia corporation, party of the first part, sometimes hereinafter called "Lessor" or "Dingess-Rum", and AMHERST COAL COMPANY, a West Virginia corporation, party of the second part, sometimes hereinafter called "Lessee" or "Amherst";

     WHEREAS, Amherst is a coal mining tenant of Dingess-Rum on certain lands situate in Logan and Triadelphia Districts, Logan County, West Virginia, on the waters of Rum Creek and Buffalo Creek, tributaries of the Guyandot River, under two leases generally referred to as the "McGregor Lease" and the "Rum Creek Lease", which said McGregor Lease was first made by Dingess-Rum Coal Company to McGregor Coal Company by Deed of Lease and Agreement dated August 14, 1911, and of record in the Office of the Clerk of the County Court of Logan County, West Virginia, in Deed Book 35 at Page 201, and which Rum Creek Lease was originally made by Dingess-Rum Coal Company to Rum Creek Coal Company by Indenture of Lease dated January 1, 1924, and of record in said Clerk's Office in Deed Book 74 at Page 197, and which leases, as amended and supplemented from time to time, were successively assigned to Logan County Coal Corporation, sometimes herein called "Logan County", and the corporate name of Logan County has been changed to the corporate name "Amherst Coal Company", and said leases, as amended and supplemented prior to their assignments to Logan County by the agreements next hereinafter recited and as further amended and supplemented by agreements between Dingess-Rum and Logan County and/or Amherst next hereinafter recited, constitute the leases under which Amherst is now a coal mining tenant of Dingess-Rum and describe the lands of which Amherst is the coal mining tenant of Dingess-Rum:

Reference is made to:

          1. Deed dated October 8, 1926, between Dingess-Rum and Lawson Heirs Incorporated, parties of the first part, Logan County, party of the second part, Altizer Coal Land Company, party of the third part, and Buffalo Eagle Collieries Company, party of the fourth part, recorded in said Clerk's Office in Deed Book 88 at page 384. (Said deed being followed by exchange of all coal in the five tracts described by virtue of the deed dated December 23rd, 1927, between Altizer Coal Land Company and Buffalo Eagle Collieries Company, parties of the first part, and Dingess-Rum and Lawson Heirs Incorporated, as parties of the second part, recorded in said Clerk's Office in Deed Book 88, page 381, and of deed dated December 23rd, 1927, between Dingess-Rum and Lawson Heirs Incorporated, parties of the first part, and Altizer Coal Land Company (party of the second part), recorded in said Clerk's Office in Deed Book 283, at page 143, and also deed from Lawson Heirs Incorporated to Dingess-Rum, dated December 31, 1936, and of record in said Clerk's Office in Deed Book 111, at page 305.)

          2. Supplemental Indenture of Lease (relating to McGregor Lease) dated as of January 1, 1937, between Dingess-Rum as Lessor and Logan County as Lessee, recorded in said Clerk's Office in Deed Book 115 at Page 37 et seq., and the instruments and agreements therein mentioned (the deed of October 12, 1914, from Dingess-Rum and McGregor Coal Company to Board of Education, Logan District, mentioned in said Supplemental Indenture, is recorded in said Clerk's Office in Deed Book 43 at Page 299, and the Deed from Lawson Heirs Incorporated conveying two certain tracts of land to Lessor, also mentioned in said Supplemental Indenture, is dated December 31, 1936, and is recorded in said Clerk's Office in Deed Book 111 at page 305 et seq.). (The terms and conditions of the McGregor Lease are superseded by this lease.)

          3. Supplemental Indenture of Lease (relating to Rum Creek Lease) dated as of January 1, 1937, between the same parties, recorded in said Clerk's Office in Deed Book 115 at page 53, et seq., and the instruments and agreements therein mentioned (the deed recited in Item 2 of the Supplemental Indenture between Rum Creek Coal Company, The Pennsylvania Company For Insurances On Lives And Granting Annuities, Trustee, and Dingess-Rum, recorded in said Clerk's Office in Deed Book 94 at page 483, is dated April 11, 1928, instead of April 12, 1928, as recited in said Supplemental Indenture, and the Deed of Assignment from Rum Creek Coal Company to Logan County Coal Corporation mentioned as Item 4 in said Supplemental Indenture is dated May 1, 1930, and is recorded in said Clerk's Office in Deed Book 95 at page 257). (The terms and conditions of the Rum Creek Lease are superseded by this lease.)

          4. Agreement dated as of January 1, 1937, between Dingess-Rum as Lessor and Logan County as Lessee and The Pennsylvania Company For Insurances On Lives And Granting Annuities, Trustee, and certain Bondholders owning first mortgage sinking fund gold bonds, Series A, 7%, due 1942 of Logan County and certain Noteholders owning 3-year secured 7% gold notes of Logan County, recorded in said Clerk's Office in Deed Book 115 at page 62 et seq., said Agreement relating to McGregor Lease and to Rum Creek Lease. (Said bonds and notes have been fully paid and the terms and conditions of said Agreement are superseded by this lease.)

          5. Deed between Boone County Coal Corporation, Dingess-Rum, Logan County, West Virginia Gas Corporation and Guaranty Trust Company of New York, dated January 15, 1938, recorded in said Clerk's Office in Deed Book 119 at page 318.

          6. Deed and Agreement between Boone County Coal Corporation, Dingess-Rum, Lawson Heirs Incorporated, Altizer Coal Land Company, Logan County, West Virginia Gas Corporation, Guaranty Trust Company of New York and The Pennsylvania Company For Insurances On Lives And Granting Annuities, dated August 31, 1940, and recorded in said Clerk's Office in Deed Book 137, page 265.

          7. Supplemental Lease dated November 14, 1952, by Dingess-Rum to Amherst, recorded in said Clerk's Office in Deed Book 223 at page 335.

          8. Supplemental Lease dated February 25, 1953, from Dingess-Rum to Amherst, recorded in said Clerk's Office in Deed Book 273 at page 58. (Said Supplemental Lease is no longer effective as to the mining of coal, but is to continue in effect insofar as the right of Amherst to move No.5 Block coal over the leased premises and the premises included in said supplemental lease is concerned.)

          9. Deed between Dingess-Rum, Logan County and the Board of Education of the County of Logan, dated May 29, 1941, recorded in said Clerk's Office in Deed Book 143 at page 57.

          10. Deed between Dingess-Rum, The Chesapeake and Ohio Railway Company, Logan County and The Pennsylvania Company For Insurance On Lives And Granting Annuities, dated September 2, 1942, recorded in said Clerk's Office in Deed Book 145 at page 319.

          11. Deed between Dingess-Rum, Appalachian Electric Power Company and Logan County dated March 12, 1946, recorded in said Clerk's Office in Deed Book 171 at page 431.

          12. Deed between Dingess-Rum, The Chesapeake and Ohio Railway Company and Logan County dated October 16, 1948, and recorded in said Clerk's Office in Deed Book 200 at page 221.

          13. Agreement between Dingess-Rum, Logan County and Appalachian Electric Power Company dated December 8, 1951, and recorded in said Clerk's Office in Deed Book 27 at page 46.

          14. Surrender Agreement between Dingess-Rum and Amherst dated February 25, 1953, and recorded in said Clerk's Office in Deed Book 224 at page 271. (This Agreement remains in effect except as specifically modified by this lease.)

          15. Deed of Exchange between Dingess-Rum, The Chesapeake and Ohio Railway Company and Amherst dated September 27, 1961, and recorded in said Clerk's Office in Deed Book 282 at page 379.

          16. Memorandum of Agreement dated December 30, 1941, between Dingess-Rum and Logan County, covering payment for certain areas of unmined Chilton seam of coal, not recorded. (Said agreement is not superseded by this lease.)

          17. Letter Agreements between Logan County, Dingess-Rum and The Youngstown Mines Corporation dated June 5, 1942, and June 13, 1942, relating to the use of 2.2 acres of surface land at the mouth and to the north of the second Right Hand Fork of Rum Creek for a refuse dump for Logan County, which Agreements are to continue effective according to their terms.

          18. Memorandum of Agreement between Dingess-Rum and Logan County dated January 5, 1944, and not recorded, granting wheelage rights with respect to the No.5 Block seam of coal on the adjoining property of Boone County Coal Corporation and providing for the payment of wheelage as therein set forth. (Said Agreement being fully covered by the provisions of this agreement is hereby declared and agreed to be no longer effective.)

          19. Letter Agreement between Dingess-Rum and Logan County dated February 11, 1946, not recorded, granting to Lessee the right to mine about 6 acres of coal on adjoining property of Dingess-Rum formerly leased to Georges Creek Coal Company and also granting to Logan County while mining said area the right to haul coal from adjoining land of Boone County Coal Corporation to Logan County's tipple at Slagle on the leased premises (this Agreement has expired and is no longer effective, the haulage rights with respect to No.5 Block seam of coal from adjoining land of Boone County Coal Corporation being covered by the terms of this agreement).

          20. Agreement dated April 9, 1962, not recorded, between Dingess-Rum and Amherst extending the terms of the McGregor and Rum Creek leases for one additional year.

     Nothing contained herein is intended to affect or modify such rights as may be vested in Robert M. Lawson et al or their heirs, lessees or assigns under those certain Articles of Agreement dated October 2, 1911, between Dingess-Rum and said Lawson et al, recorded in said Clerk's Office in Deed Book 35 at page 327, with respect to certain transportation rights for coal and timber removed from the 1450 acre Anthony Lawson survey (situated on the divide between the waters of Rum Creek and the waters of Spruce Fork of Coal River and adjoining the lands of Dingess-Rum) over the land of Dingess-Rum to the railroad on Rum Creek (said 1450 acre tract being now leased to Amherst for coal mining purposes); and nothing contained herein is intended to affect or modify such rights as may be vested in Lawson Heirs Incorporated or in Amherst under a certain coal mining lease from Lawson Heirs Incorporated as lessor to Logan County as lessee, to which Dingess-Rum was a party, said lease being dated the 1st day of January 1931 and recorded in said Clerk's Office in Deed Book 263 at page 274; and nothing contained in this paragraph is intended as an impairment of Amherst's obligation herein contained to pay to Dingess-Rum 3c per gross ton on coal from said 1450 acre tract brought by Amherst over Dingess-Rum's premises hereby leased to the railroad on Rum Creek, it being understood that the additional 1c per ton hereinafter provided is being paid by Amherst for other considerations; and

     WHEREAS, Amherst and its predecessor lessees have operated said lands for coal mining purposes and Amherst is now so operating the same and has on the property of Dingess-Rum extensive facilities for the mining, transporting, cleaning, grad-ing, drying and otherwise processing, storing, and loading into railroad cars, of coal, and for the disposal of mine rock, washing and other refuse, including, but not exclusive of others, tipples, washers, driers, and aerial trams, houses, shops, warehouses, stores and other accessory buildings, mine tracks, roads, power lines, sub-stations, and other facilities used in and in connection with its mining operations; and

     WHEREAS, said McGregor and Rum-Creek leases, as amended and supplemented, except for the aforesaid agreement between Dingess-Rum and Amherst dated April 9, 1962, extending the terms of said leases for one additional year, would have expired and terminated on the 31st day of December, 1963, and now expire and terminate after one additional year, unless renewed and extended, and under the said McGregor and Rum Creek leases Amherst has the right to renew said leases and to extend the leasehold estates now held by Amherst thereunder, and it is the desire of Amherst to continue its coal mining operations and rights of coke making thereafter on said Dingess-Rum lands and that said leasehold estates be continued and extended, and it is the desire of Dingess-Rum that Amherst continue its operations thereafter and that said leasehold estates be continued and extended, and the parties agree that it is for the best interests of each that the said leases as so amended and supplemented and the leasehold estates existing thereunder be merged and consolidated to the end that the lands comprised by the same shall hereafter constitute a single leasehold to be operated hereafter under a single deed of lease and agreement, and that it is for the best interests of each of the parties that the terms and conditions under which Amherst shall hereafter hold and operate said merged, consolidated, continued, and extended leasehold be embodied in a single and all-comprehensive agreement, and that such single and all-comprehensive agreement merge, consolidate, continue, and extend said leasehold estates and provide the terms and conditions under which Amherst shall hereafter hold and operate said merged, consolidated, continued, and extended leasehold estate, and fully supersede the terms and conditions under which Amherst has heretofore held and operated the McGregor and the Rum Creek leasehold estates, and fully supersede the said existing McGregor and Rum Creek lease agreements as they have been supplemented and amended from time to time; and the parties have, in consideration of the mutual covenants and provisions herein contained, agreed upon the merger, consolidation, continuation, and extension of said leasehold estates and the terms and conditions upon which the lands embodied in the merged, consolidated, continued, and extended leasehold estate shall be held and operated as herein set forth;


                  NOW, THEREFORE, THIS AGREEMENT WITNESSETH:

                                      I.

                    MERGER OF LEASES AND LEASEHOLD ESTATES
                    --------------------------------------

     Said McGregor lease and said Rum Creek lease, as each heretofore has been supplemented and amended, and the leasehold estates existing thereunder, are hereby merged and consolidated into one lease and one leasehold estate, and as a merged and consolidated lease and leasehold estate are continued and extended by this Deed of Lease and Agreement, which may be hereinbefore and hereafter referred to as "this lease " or as the "Amherst Lease" or as "this agreement"; and which said leasehold estate so merged, consolidated, continued, and extended may be hereafter referred to as "this leasehold" or the "Amherst Leasehold"; and Amherst shall hold and operate said merged, consolidated, continued, and extended leasehold estate upon the terms and conditions herein set forth, and which terms and con-ditions shall constitute the full and complete agreement of the parties hereto and shall fully supersede all the terms and conditions heretofore embodied in the said McGregor lease and the said Rum Creek lease, as each has been supplemented and amended heretofore, under which Amherst has heretofore held and operated said McGregor and Rum Creek leasehold estates.


                                      II.

                                   PROPERTY
                                   --------

     In consideration of the terms, conditions, and covenants hereinafter set out and to be kept and performed by the said Lessee, the said Lessor does hereby demise, let, and lease unto the said Lessee, for coal mining and the making of coke and other coal products, and including the right and privilege during the term hereof to take, operate, transport, prepare, process, and dispose of, as herein more fully set out, therefrom, all of the coal therein, thereon, and thereunder, and subject to the exceptions, reservations, covenants, and conditions hereinafter contained, all that certain tract of land situate and located on the waters of Rum Creek and Buffalo Creek in Logan and Triadelphia Districts of Logan County, West Virginia, which is bounded and described as follows:

     BEGINNING at a point on the left side of Rum Creek approximately 2,000' above the mouth of the Second Right Hand Fork of Rum Creek, thence running up said creek

1.  N. 34 degrees 51' E 370.2' to a point; thence

2.  N. 71 degrees 45' E 770' to a point; thence

3.  N 36 degrees 46' E 836.3' to a point; thence

4. N 35 degrees 05' E 366.27' to a point; then crossing said Rum Creek at right angles and up the North Mud Lick Branch

 5. S 50 degrees 39' E 702.32' to a point in said North Mud Lick; thence leaving said North Mud Lick

 6. N 2 degrees 40' W 736.84' to a point on the right side of Rum Creek; thence up said Rum Creek

 7.  N 33 degrees 58' E 1,360' to a point; thence

 8.  N. 42 degrees 28' E 534.79' to a point; thence

 9.  N. 61 degrees 58' E 247.65' to a point; thence

10.  N 61 degrees 58' E 680.0' to a point; thence

11.  N 2 degrees 30' E 247.57' to a point near Rum Creek; thence

12.  N 67 degrees 39' E 651.2' to a point; thence

13.  N 78 degrees 16' E 273.11' to a point; then crossing Rum Creek

14.  N 14 degrees 35' W 194.05' to a point; thence

15.  N 89 degrees 58' E 634.6' to a point; thence

16.  N 83 degrees 45' E 1,075.9' to a point; thence

17.  S 34 degrees 5' E 333.6' to a point near Rum Creek; thence

18.  S 74 degrees 35' E 840.55' to a point; thence

19. S 69 degrees 13' E 1,039.' to a point near the mouth of Cub Fork; thence leaving Rum Creek and up the mountain

20. N 40 degrees 27' E 6,972.40' crossing the mountain and through the head of Rock House Branch on Dingess Run to a double black pine corner on the main ridge between Dingess Run and Spruce Fork; then

21. S 30 degrees 21' 6" E 255.7' to a set stone on said ridge; thence leaving said ridge

22. S 54 degrees 9' 31" E 7,172.37' to a set stone in the Right Fork of Garland Fork; thence back up Garland Fork

23. S 77 degrees 0' W 114.05 to a set stone with a double apple tree witness; thence

24. N 78 degrees 17' 25 W 1,934.15' to a small maple with a walnut and gum witness; thence

25.  S 47 degrees 11' 20" W 1,214.4' to a chestnut oak on a ridge; thence

26.  S 11 degrees 35' W 3,439.18' to a point on the main ridge; thence

27.  S 52 degrees 33' E 6,388.2' to a point; thence

28.  S 86 degrees 41' E 1,433.2' to a stake; thence

29.  S 5 degrees 13' 4" W 1,036.6' to a stake; thence

30. S 31 degrees 45 W 2,530.0' crossing Rum Creek near the head of the hollow and up the mountain to a set "T" rail at a stone pile on a ridge; thence

31.  S 43 degrees 8' 36" W 571.63' to a point; thence

32.  N 46 degrees 51' W 150.0' to a point; thence

33.  S 43 degrees 8' 36" W 4,145.04' to a stake; thence

34.  S 79 degrees 10' 49" W 556.45' to a point witnessed on a black oak; thence

35.  S 52 degrees 36' 04" W 454.71' to a point by a chestnut oak; thence

36.  S 43 degrees 02' 30" W 2695.55' to a stake; thence

37. S 11 degrees 3' E 1,295.05' to a point above the fork of the Right Fork of Hinchman Hollow; thence crossing said Right Fork

38. S 21 degrees 5' W 165.0' to a point in the fork of Right Fork of Hinchman Hollow; thence down the right fork of said hollow

39.  S 1 degrees 05' W 825.0' to a point; thence

40. S 39 degrees 47'40" W 2,013.96' and crossing Hinchman Hollow just below the forks to a point on the mountain ridge to a hickory and chestnut oak; thence down the ridge between Rum Creek and Buffalo Creek

41.  S 79 degrees 22' W 331.37' to a stake; thence

42.  N 71 degrees 0' W 300.0' to a stake; thence

43. N 69 degrees 57' 45" W 2,006.24' to a chestnut oak which is gone; still following the ridge

44. N 83 degrees 15' 18" W 4,372.28' to a 30" chestnut at the ridge fork at the head of Hinchman Hollow and head of First Right Fork of Rum Creek; thence more or less with the main ridge

45.  S 68 degrees 38' 22" W 2,842.14' to a stake on the ridge; thence

46. N 82 degrees 57' 31" W 2,227.23' to a point making a common corner between the Amherst and Youngstown Mines leases; thence leaving the main ridge and with the Youngstown lines

47. N 39 degrees 57' E 12,639.65' to a point near the head of the Second Right Fork of Rum Creek; thence down the Second Right Fork of Rum Creek

48.  N 25 degrees 15' W 645.0'; thence

49.  N 54 degrees 0' W 420.0'; thence

50.  S 88 degrees 50' W 80'; thence

51.  N 49 degrees 40' W 485'; thence

52.  due W 180.0'; thence

53.  N 46 degrees 05' W 200.0'; thence

54.  N 7 degrees 15' W 280.0'; thence

55.  N 24 degrees 0' W 290.0'; thence

56.  N 15 degrees 0'E 130.0'; thence

57.  N 19 degrees 30' W 220.0'; thence

58.  N 3 degrees 40' W 345.0'; thence

59   N 37 degrees 0' W 198.0'; thence

60.  N 24 degrees 30' W 400.0'; thence

61.  N 45 degrees 0' W 400.0'; thence

62.  N 60 degrees 0' W 200.0'; thence

63.  N 84 degrees 35' W 380.0'; thence

64.  S 68 degrees 10' W 785.0'; thence

65.  S 80 degrees 15' W 820.0'; thence

66.  N 83 degrees 0' W 740.0' to a point at the mouth of Buck Lick Branch;
     thence

67.  N 76 degrees 49' W 703.26' to a point; thence

68.  N 66 degrees 22' W 1,702.5' to a point; thence

69.  S 60 degrees 31' W 931.63' to a point; thence leaving the Second Right Fork

70.  N 34 degrees 0' E 811.76' to a point on the mountain side; thence

71.  S 81 degrees 25' W 765.0' to a point; thence

72.  N 10 degrees 23' E 970.0' to a point; thence down the mountain side

73. N 79 degrees 37' W 1,470.0' to a point on the Upper Island Creek outcrop on the right side of Rum Creek at approximately 2,000' above the mouth of the Second Right Fork of Rum Creek; thence with the Upper Island Creek crop down Rum Creek and turning up the Second Right Hand Fork of Rum for a distance of approximately 2750' to a point on the mountain on the left side of the Second Right Fork; thence

74. S 41 degrees 8' W 260.0' to a point near the said Second Right Fork of Rum Creek; thence up said Fork

75. N 72 degrees 13' 34" W 479.63' to a point near said creek; thence crossing said creek

76.  N. 13 degrees 40' E 265.0' to a point; thence back down said creek

77.  S 62 degrees 20' E 487.0'; thence crossing said creek again

78. S 11 degrees 44' W 179.13' to a point near the creek; thence down said creek

79.  N 48 degrees 35' W 932.67' to a point near the said creek; thence

80. N 29 degrees 3' W 805.93' down said creek and crossing Rum Creek to a point approximately 100' above the forks of Second Right Fork; thence up and crossing Rum Creek

81. N 87 degrees 11' E 553.33' to a point; thence up and crossing said Rum Creek again

82.  N 40 degrees 44' E 1133.57' to a point on the left side of Rum Creek;
     thence

83. N 56 degrees 7' E 245.61' to the POINT OF BEGINNING, and containing 6,163.563 acres, more or less.

     Said tract of land is shown, bordered in red, as "Amherst Lease" on "MAP SHOWING AMHERST COAL CO. LEASE FROM DINGESS RUM COAL CO. DEED OF LEASE AND AGREEMENT DATED JUNE 1,1962", which map is hereto attached and made a part of this Deed of Lease and Agreement.

     Said tract of land, subject to the reservations and exceptions hereinafter set forth, is sometimes hereinafter referred to as "said lands" or "the leased premises".

     Included in said outer boundary are three parcels consisting of Tract No. 3 containing 1.20 acres, Tract No.4 containing 1.81 acres, and Tract No. 5 containing 11.98 acres, in which Lessor owns only the coal with certain mining rights. Said three tracts are described in that certain deed dated December 23, 1927, between Altizer Coal Land Company and Buffalo Eagle Collieries Company, parties of the first part, and Dingess-Rum Coal Company and Lawson Heirs Incorporated, parties of the second part, recorded in said Clerk's office in Deed Book 88 at page 381; and also in that certain deed dated October 8, 1926, between Dingess-Rum Coal Company and Lawson Heirs Incorporated, parties of the first part, Logan County Coal Corporation, party of the second part, Altizer Coal Land Company, party of the third part, and Buffalo Eagle Collieries Company, party of the fourth part, recorded in said Clerk's Office in Deed Book 88 at page 384. In addition to such lands, there is intended to be included in the leased premises Tract No. 1 containing 10.26 acres and Tract No. 2 containing 3.09 acres, both lying adjacent to and outside of said boundary and both described in that certain deed bearing date the 23d day of December, 1927, between Dingess-Rum Coal Company and Lawson Heirs. Incorporated, parties of the first part, and Altizer Coal Land Company, party of the second part, recorded in said Clerk's office in Deed Book 283 at page 143. Said two tracts are also described in the above mentioned deed recorded in said Clerk's Office in Deed Book 88 at page 384. The interests of Lessor in said five tracts are included as part of the leased premises. Said tracts are shown on the aforesaid map outlined by red and blue lines.

     Lessor also excepts and reserves to itself, its successors and assigns the minerals under the surface tract added to the Rum Creek lease by Supplemental Lease of April 11, 1928, from Dingess-

Rum to Rum Creek Coal Company, recorded in said Clerk's Office in Deed Book 94 at page 497, which said tract is bounded and described as follows:


     BEGINNING at a point approximately 1800' up the Second Right Fork of Rum Creek, said point being near the said Creek and being a corner common to two of the lines of the hereinafter described Orville lease premises; thence up said Creek

1. N 72 degrees 13' 34" w 479.63' to a point near said Creek; thence crossing the Creek
2.   N 13 degrees 40' E 265.0' to a point; thence down said Creek
3.   S 62 degrees 20' E 487.0' to a point; thence crossing said Creek
4. S 11 degrees 44' W 179.13' to the beginning, containing 2.49 acres, more or less.

     Lessor also excepts and reserves to itself, its successors and assigns, the No. 2 Gas or Eagle seam of coal surrendered by Amherst to Dingess-Rum by deed dated February 25, 1953, and recorded in said Clerk's Office in Deed Book 224 at page 271, and all rights and privileges likewise reserved and excepted therein by Dingess-Rum, its successors and assigns (it being agreed between the parties hereto that all such rights excepted and reserved by Dingess-Rum there-in are preserved and are to remain in full force and effect except as such rights are modified by any provisions hereof specifically relating to such rights), said surrendered seam being contained in a tract shown on said map outlined in yellow and being more particularly bounded and described as follows:

BEGINNING at a point approximately 700' up and in North Mud Lick Hollow of Rum Creek thence leaving said North Mud Lick

     1. N 2 degrees 40' W 736.84' to a point on the right side of Rum Creek; thence up said Rum Creek

     2.   N 33 degrees 58' E 1,360' to a point; thence

     3.   N 42 degrees 28' E 534.79' to a point; thence

4.   N 61 degrees 58' E 247.65' to a paint; thence
5.   N 61 degrees 58' E 680.0' to a point; thence
6.   N 2 degrees 30' E 247.57' to a point near Rum Creek; thence
7.   N 67 degrees 39' E 651.2' to a point; thence.
8.   N 78 degrees 16' E 273.11' to a point; then crossing Rum Creek
9.   N 14 degrees 35' W 194.05' to a point; thence
10.  N 89 degrees 58' E 634.6' to a point; thence
11.  N 83 degrees 45' E 1,075.9' to a point; thence
12.  S 34 degrees 05'E 333.6' to a point near Rum Creek; thence
13.  S 74 degrees 35' E 840.55' to a point; thence
14. S 69 degrees 13' E 1,039' to a point near the mouth of Cub Fork; thence leaving Rum Creek and up the mountain
15. N 40 degrees 27' E 6,972.40' crossing the mountain and through the head of Rock House Branch on Dingess Run to a double black pine corner on the main ridge between Dingess Run and Spruce Fork; then
16. S 30 degrees 21' 6" E 255.7' to a set stone on said ridge; thence leaving said ridge
17. S 54 degrees 9' 31" E 7,172.37' to a set stone in the Right Fork of Garland Fork; thence back up Garland Fork
18. S 77 degrees 0' W 114.05' to a set stone with a double apple tree witness; thence
19. N 78 degrees 17' 25" W 1,934.15' to a small maple with a walnut and gum witness; thence
20.  S 47 degrees 11' 20" W 1,214.4' to a chestnut oak on a ridge; thence
21.  S 11 degrees 35' w 3,439.18' to a point on the main ridge; thence
22. S 52 degrees 33' E 6,388.2' to a point; thence leaving the outside boundary of the Amherst lease but within the Amherst McGregor lease
23. S 85 degrees 42' E 8,115.29' to a point common to the McGregor and Paragon leases thence with a line between said McGregor and

     Paragon leases
 24. S 39 degrees 57 w 4,170.0' to a point near the head of the Second Right Fork of Rum Creek said point being on the Amherst lease line and with said Amherst line down the Second Right Fork of Rum Creek

 25. N 25 degrees 15' W 645.0'; thence
 26. N 54 degrees 0' W 420.0'; thence
 27. S 88 degrees 50' W 80'; thence
 28. N 49 degrees 40' W 485'; thence (28a) due W 180.0'; thence
 29. N 46 degrees 05' W 200.0'; thence
 30. N 7 degrees 15' W 280.0'; thence
 31. N 24 degrees 0' W 290.0'; thence
 32. N 15 degrees 0' E 130.0'; thence
 33. N 19 degrees 30' W 220.0'; thence
 34. N 3 degrees 40' W 345.0'; thence
 35. N 37 degrees 0' W 198.0'; thence
 36. N 24 degrees 30' W 400.0'; thence
 37. N 45 degrees 0' W 400.0'; thence
 38. S 55 degrees 45' E 5,2l7.50' to a point; thence
 39. S 86 degrees 55' E 285.90' to a point in North Mud Lick Hollow; thence down the said hollow
 40. S 59 degrees 52' E 935.51' to the Point of Beginning, containing 2709.877 acres, more or less.

     Lessor excepts and reserves to itself, its successors and assigns from the operation of this lease all seams of coal below water level on Rum Creek where it runs along the front of the lands originally leased by Lessor to Orville Coal Company in the following described tract of land originally part of the premises leased by Lessor to Orville Coal Company, said seams below water level having been originally excepted and reserved from the tract leased by Lessor to Orville Coal Company and being likewise excepted and reserved in said Rum Creek lease, it being agreed that all seams exposed at any point above Rum Creek along the frontage of the original Orville premises on Rum Creek are included as part of the leased premises. Said part of said Orville lease remaining in the leased premises after the surrender of a portion thereof by Rum Creek Coal Company to Dingess-Rum Coal Company by deed of April 11, 1928, and recorded in said Clerk's Office in Deed Book 94, page 483 (said deed being Item 2 referred to in the Supplemental Indenture of Lease from Dingess-Rum to Logan County, dated January 1, 1937, recorded in said Clerk's Office in Deed Dock 115, at page 53, the date of April 12, 1928, referred to being erroneous, the correct date being April 11, 1928), is shown on the map attached hereto outlined in green lines and is bounded and described as follows:

     BEGINNING at a large sycamore tree on the bank of Rum Creek about 2,000' above the mouth of 2nd Right Hand Fork, said tree being a corner to what is known as the Cartwright Tract and the J. L. Chambers Tract, also the beginning point of the Amherst lease; thence from said BEGINNING

1. N 34 degrees 51' E 370.2' to a stake corner to said J. L. Chambers Tract; and with the lines of the same and up Rum Creek
2.   N 71 degrees 45' E 770.0' to a buckeye; thence
3.   N 36 degrees 46' E 836.3' to a blackjack; thence leaving lines of said J.
     L. Chambers Tract and crossing said tract
4. N 35 degrees O5' E 366.27' to a rock corner to said J. L. Chambers Tract; thence crossing Rum Creek
5. S 50 degrees 39' E 702.32' to a stake corner to paid J. L. Chambers Tract; thence
6.   S 59 degrees 52' E 935.51' to a beech, now gone; thence
7.   S 86 degrees 55' E 285.9' to a sugar tree; thence
8. S 55 degrees 45' E 5,217.5' to a stake in the second Right Hand Fork of Rum Creek; thence down the Fork with its meanders

 9.  N 60 degrees 0' W 200'; thence

10.  N 84 degrees 3'5 W 380'; thence

11.  S 68 degrees 10' W 785'; thence

12.  S 80 degrees 15' W 820'; thence

13.  N 83 degrees 00 W 740'; thence

14. N 76 degrees 49 W 703.26' to a beech corner to what is known as the L. D. Chambers 19 acre Tract and with the same

15.  N 66 degrees 22' W 1702.5' to a beech; thence

16. S 60 degrees 31' W 931.63' to a point in the 2nd Right Hand Fork; thence leaving said fork

17.  S 34 degrees 00' E 811.76' to a point on the hillside; thence

18.  S 81 degrees 25' W 765.0'; thence

19.  N 10 degrees 23' E 970.0'; thence

20. N 79 degrees 37' W 1470.0' to a point on the Upper Island Creek outcrop on the right side of Rum Creek at approximately 2000' above the mouth of the 2nd Right Fork of Rum Creek; thence with the Upper Island Creek crop down Rum Creek and turning up the Right Hand Fork of Rum for a distance of approximately 2750.' to a point on the mountain on the left side of the 2nd Right Fork; thence

21. S 41 degrees 8' W 260' to a point near the said 2nd Right Fork of Rum Creek; thence up said fork

22. N 72 degrees 13' 34" W 479.63' to a point near said creek; thence crossing said creek

23.  N 13 degrees 40' E 265' to a point; thence back down said creek

24.  S 62 degrees 20' E 487'; thence crossing said creek again

25. S 11 degrees 44' W 179.13' to a point near the creek; thence down said creek

26.  N 48 degrees 35' W 932.67' to a point near the said creek; thence

27. N 29 degrees 3' W 805.93' down said creek and crossing Rum Creek to a point approximately 100' above the forks of the 2nd Right

     Hand Fork; thence up and crossing Rum Creek

28. N 87 degrees 11' E 553.33' to a point; thence up and crossing said Rum Creek again

29.  N. 40 degrees 44' E 1133.57' to a point on the left side of Rum Creek;
     thence

30. N 56 degrees 7' E 245.61' to the point of BEGINNING and containing 323.529 acres, more or less.

          This lease is made subject to the reservation of various rights by Sarah A. Chambers and James L. Chambers, her husband, by that certain deed to Lessor, dated July 29, 1909, recorded in said Clerk's Office in Deed Book No. 32, at page 268, in and to a tract of 93.97 acres, of which a portion, containing 52.97 acres, lies within the Orville lease premises and was described in the Indenture of Lease dated July 14, 1916, between Lessor as lessor and Orvi1le Coal Company as lessee, and recorded in said Clerk's Office in Deed
Book No.48 at page 201. Said portion is bounded and described as follows:

          BEGINNING at the point of beginning in the foregoing description of the Amherst lease premises, thence with the first, second, third, fourth, and fifth lines of the said Amherst lease premises, thence leaving said fifth line at the far end thereof

l.   S 59 degrees 52' E 935.51' to a beech (now gone); thence

2.   S 86 degrees 55' E 285.90' to a sugar tree; thence

3.   S 4 degrees 6' E 553.21' to a point; thence

4. N 85 degrees 59' W 2465.30' to a point near Rum Creek, thence down said Rum Creek

5. S 59 degrees 20' W 400.94' to a point near said Creek; thence crossing said Creek

6.   S 83 degrees 50' W 230.40' to a point; thence leaving said Creek
7.   N 85 degrees 23' W 299.14' to the Beginning.

Reservations and Exceptions
---------------------------

          There is excepted and reserved to the Lessor, its successors and assigns:

          All of the stone, timber, sand, water, oil, gas, and other minerals, including such coal on the leased premises as is not leased to Amherst the Lessee herein -- but excluding all such coal and products therein and thereof as are leased to Amherst the Lessee herein -- for all purposes except those herein expressly set forth as being demised to said Lessee, including the right and privilege of searching for and mining and removing oil, gas, and any other minerals or products, including, but subject to the provisions hereinafter relating thereto, the right to mine and remove coal from the area of the No.2 Gas or Eagle seam which was released to the Lessor by the Lessee by Surrender Agreement dated the 25th day of February, 1953 (but for so long as this lease shall continue the Lessor will not operate, or permit to be operated by others, for coal in any seam in any other area of the leased premises), and building pipe lines and storage tanks, the right and privilege of draining water, transmitting electrical energy and transporting products, minerals, and goods of all kinds, over, across, or through the lands hereinabove described; the right and privilege of using the stone, timber, sand, and water in and on said lands, and of making excavations and of drilling oil, gas, and water wells, and erecting buildings, structures, machinery, and improvements, and of constructing ditches, transmission lines, railroads and other roads, tramways, tubing, pipe lines, or other means of drainage or transmission over or upon the surface of said lands, and of selecting and granting rights of way therefor, together with the full power of granting rights of ingress and egress, and such full and free rights as may be necessary or convenient in the proper development of the leased lands, or other lands, or in the proper exercise of the rights and privileges hereby excepted and reserved, and the right to grant and convey from time to time to any railroad or railway company so much of the land herein described as may be required by such railroad or railway company for rights of way, or other railroad or railway purposes, and the right to use or occupy for any lawful purposes, not contrary to any provision hereof, so much of the surface of said lands as of which the exclusive use and occupancy by the Lessee is not necessary or needful to the Lessee in its mining and incidental operations and in the exercise of the rights and privileges of the Lessee hereunder, and any and all said rights and privileges shall inure to the benefit of and may be exercised and enjoyed by the Lessor, its successors and assigns; provided, however, that in the development and operation of any or all of the interests reserved to the Lessor, including, but not excluding others, the oil and gas, timber (subject to the Lessee's rights therein), stone, sand, water, other minerals, and including such coal on the leased premises as is not leased to the Lessee hereby, and in the exercise of all other rights and privileges of the Lessor reserved, the Lessor shall, but subject to the provisions hereinafter set forth relating to the area of the Eagle or No .2 Gas seam of coal surrendered by the Lessee to the Lessor by Agreement dated the 25th day of February, 1953, act with due regard for the rights, requirements, convenience, and safety of the operations of the Lessee hereunder and in such manner as to not unduly interfere with the mining and coking and incidental operations of the Lessee and the structures, buildings, machinery, and equipment of the Lessee; it being understood that the mining of coal by the Lessee is the primary

                                      23-
utilization of the leased premises; and, in the event of any such interference between the operations of the Lessee and the operations in respect of the interests and rights and privileges reserved by the Lessor, the Lessor, its other lessees, or assigns, shall defer to the Lessee.

          To the end that interference between the operations of the Lessee ("Lessee" including its successors and assigns) and the operations in respect of the interests, rights, and privileges reserved by the Lessor may be eliminated or reduced to a minimum, it is agreed that before the Lessor ("Lessor" including its successors and assigns) shall drill any oil or gas well on the leased premises, the Lessor will submit to the Lessee the proposed location thereof, and if an oil or gas well at such proposed location will not unreasonably interfere with the existing or prospective operations of the Lessee, the Lessee will agree to such location; or, if it appears that such proposed location will probably interfere with the Lessee's operations, then the Lessee and the Lessor will agree upon another location as near as is practicable to the location proposed by the Lessor; and if and when any such well be drilled and it produce oil or gas in commercial quantities, for so long as said well shall be maintained and operated in accordance with the laws and regulations of the State of West Virginia and of the United States, the Lessee shall have no right to require that said well be plugged, abandoned, or otherwise disposed of, even though its maintenance and operation may interfere with some proper use of such location by the Lessee in its operations hereunder; and before erecting any compressor or pumping station or any lumber mill or establishing any transformer site or station or erecting any other substantial building, structure, or installation, the Lessor will submit in writing to the Lessee the general plans for such building, structure, or installation and the proposed site or location thereof. If the Lessee is at the time making no use of the proposed site or location and does not reasonably foresee its need to use such site or location in the future, and the proposed use will not unreasonably interfere with the Lessee's operations, the Lessee will give its approval of and consent to the proposed use of such site or location, reserving, however, to the Lessee the right to move any such building, structure, or installation to another site or location on the leased premises at the expense of the Lessee, and without cost to the Lessor, if at any time thereafter the use of such site or location be necessary to the Lessee for its exercise of its mining or incidental operations on the leased premises. If at the time the Lessee is not using such site or location but is of opinion that it will have need therefor in the future, it may withhold its approval and consent or may qualify its approval or consent to the end that, if such building, structure, or installation be placed on such site or location, if and when the use of such location becomes necessary to the operations of the Lessee, the Lessor will, at its own expense and without cost or expense to the Lessee, remove such building, structure, or installation. All installations of the general nature of pipe lines, electric power lines, telephone and telegraph lines, and comparable installations built or installed on the leased premises by the Lessor under any such qualified approval by the Lessee shall be removed or relocated at the sole cost and expense of the Lessor if at any time they or any of them unreasonably interfere with the Lessee's mining and incidental operations. The Lessor, recognizing that the mining of coal by the Lessee is the primary utilization of the leased premises, and the Lessee, recognizing that the Lessor has reserved rights and interests, each, will, to the fullest extent practicable, cooperate with the other in harmonizing their respective uses of the leased premises and in saving the other from unnecessary expense. But nothing in this paragraph shall apply to, or limit, the exercise of any rights in the leased premises presently outstanding in others under agreements with, or deeds from, Lessor heretofore made, or to facilities and installations now or hereafter installed on the leased premises pursuant to such outstanding rights, but the Lessee shall have the benefit of all exceptions and reservations with respect to such facilities and installations which have been made by or for the Lessor in said agreements or deeds.

          It is understood and agreed by and between the parties hereto, however, that by Surrender Agreement dated the 25th day of February, 1953, Lessee surrendered and yielded up to Lessor all of Lessee's rights and privileges to mine and remove coal from the No. 2 Gas seam of coal (sometimes called the Logan Eagle seam) in all of the areas known as the Paragon tract and the Cub Fork tract, and a part of the McGregor lease, as shown, bordered in yellow, on the aforesaid map of the leased premises, and Lessor, its agents and its other lessees (all sometimes hereinafter included within the word "Lessor"), may mine and remove the coal from said No. 2 Gas seam on such released areas whether or not Lessee shall have completed its mining operations in the other seams of coal in said areas, and Lessor may mine and remove the coal from said No. 2 Gas seam in said areas without providing or leaving support for any overlying seam of coal, and Lessee shall not be accountable or responsible to Lessor for any results, acts, or things which may occur to or in said No. 2 Gas seam of coal or to Lessor's operations therein in any areas from, by reason, or because of Lessee's mining operations in any seam or seams of coal overlying the said No. 2 Gas seam. In, and in connection with, the mining operations of said No. 2 Gas seam, the Lessor shall have no right to use the surface of said areas or any of them for any purposes other than such as may be reasonably necessary for power, drainage, ventilation, communications, and escapeways (but no portal, tipple, cleaning plants, supply yards, shops, housing or office facilities, or comparable installations), and if any such in-stallation or installations be placed on any of said areas it or they shall be so located as not to interfere unreasonably with Lessee's mining and incidental operations in respect of any and all overlying seams of coal.

     The Lessee shall have the right to take and use only for mining and incidental operations on the leased premises such timber on the leased premises measuring thirteen inches and under in diameter over the bark two feet from the ground on the upper side of the tree at the time of cutting and now or hereafter during the life of this lease standing upon said land, except poplar and black walnut, but the Lessee shall not have the right to sell any such timber or products thereof. There is reserved to the Lessor all other timber on the demised premises, including all poplar and black walnut of any dimensions, but the Lessor will not take or destroy timber (other than poplar and black walnut) which at the time measures thirteen inches and under as aforesaid except as may be reasonably incidental to the conduct of its timber operations or the exercise of any of its other reserved rights, and will give reasonable advance notice to Lessee of any such proposed taking or destruction by Lessor or by any person claiming under Lessor by agreement hereafter made, and Lessor will not sell any such timber so taken or destroyed unless Lessee shall fail to claim the same. The Lessee shall not be held accountable for any damage to any timber, including poplar and black walnut, on the leased premises which is occasioned by Lessee's mining operations and other activities in connection therewith, including the construction of roads, tramways, power lines, pipe lines, and any and all other facilities of the Lessee used or useful in connection with its mining and incidental operations or for any damage to any such timber by reason of the location of or combustion of any refuse piles or dumps. At any time when the Lessee is about to construct any road, power line, or other facility which will necessitate the cutting of timber, it will give the Lessor reasonable notice thereof to enable the Lessor to promptly remove such timber to be cut, if the Lessor so desires. Or, if the Lessor does not desire to remove such timber, then at the request of the Lessor, the Lessee, in removing such timber, will leave the logs so that the Lessor may recover the same if it so desires; but the Lessee shall be under no obligation to provide roadways or other facilities by which the Lessor may recover any such logs, though the Lessor may use the Lessee's roadways therefor; provided, the Lessor's use shall not unreasonably interfere with the Lessee's use thereof.
The Lessor desires, by following good forestry practices, to develop the property as a timber property insofar as such may be done without limiting or interfering in any way with any of the rights of the Lessee hereunder; and the Lessee is in sympathy with the Lessor's such desire and, to the end of promoting the attainment of the Lessor's desire, the Lessee will cooperate with the Lessor by avoiding injury, as far as is reasonably practicable, to the Lessor's timber interests in the Lessee's exercise of its rights hereunder. This statement of the Lessee's willingness to cooperate with the Lessor is a statement of intent only and is not to be taken as any limitation or restriction on the Lessee's rights to take timber hereunder.

          The rights hereby let to the Lessee are subject to all easements, exceptions, reservations, terms, conditions, and covenants now outstanding in other persons, firms, and corporations and binding upon both the Lessor and the Lessee. But, to the extent of the estates and privileges hereby leased to the Lessee, the Lessee is hereby granted, and shall be entitled to exercise, the rights, privileges, and estates, and the benefit of the same excepted or reserved to the Lessor or to which the Lessor may be entitled with respect to such exceptions and reservations.

                                     III.

                                     TERM
                                     ----

          The term of this lease shall be for the period of one hundred (100) years from the date hereof or until all of the mineable and marketable coal leased to the Lessee hereby shall have been mined and removed from the leased premises, whichever shall first occur, unless this lease shall be terminated sooner pursuant to other provisions hereof.

          Whenever all of the mineable and marketable coal leased to the Lessee hereby shall have been mined and removed from the leased premises pursuant to the provisions of this Agreement, then this lease shall cease and terminate, whether or not the term of years of this lease shall have expired; and at the expiration of one hundred (100) years after the date hereof this lease shall cease and terminate even though all of such mineable and marketable coal shall not have been mined and removed.

          If there be disagreement between the Lessor and the Lessee as to whether all of the mineable and marketable coal leased to the Lessee hereby has been mined and removed from the leased premises pursuant to the provisions of this Agreement, such disagreement shall be submitted to arbitration in the manner provided by Article XVI hereof.

          For the purposes of this Lease and Agreement, "mineable and marketable coal" means coal which pursuant to a proper plan of development and in accordance with good mining practices can be mined and marketed at a profit by the use of such modern mining and preparation methods and machinery as are reasonably adapted to the practical, efficient, and economical mining of such coal. Except as otherwise provided in Articles V and VII of this Lease and Agreement, the mineability and marketability of coal in any area of any seam shall be determined when such area is first reached in place pursuant to such plan and practices.


                                      IV.

                        RIGHTS AND PRIVILEGES OF LESSEE
                        -------------------------------

     The Lessor, for the duration of this lease, demises and lets unto the Lessee all such mining rights and privileges in said premises as are vested in or exercisable by the Lessor and which it has the lawful right to demise and let to the Lessee, and, subject to the foregoing and the limitations in this lease set forth (including those applicable to the Eagle or No. 2 Gas seam area surrendered as aforesaid), the Lessee shall have the superior right to use so much of the surface of the leased premises and any stratum thereof and of the stone, the sand and water therein and thereon as may be necessary or convenient in the exercise of the mining rights herein demised, and without limiting the generality of the foregoing:


     1. The right to use and occupy so much of the surface as Lessee deems to be necessary or convenient for the erection, maintenance, and operation thereon of plants, tipples, shops, storehouses, merchandise establishments, warehouses, office buildings, dwelling houses for the housing of employees employed in connection with coal mining operations of the Lessee as herein set forth, and all other structures which Lessee may deem to be convenient in Lessee's coal mining or other operations; and the Lessor shall not operate or maintain or permit to be operated or maintained by any person, firm, or corporation, except the Lessee, any merchandising business on the premises which is competitive with any of Lessee's merchandising and incidental commercial activities. (The selling on the leased premises of coal mined on the leased premises from seams or areas of seams not leased to the Lessee hereby, or of oil, gas, timber, lumber, or other products of or from the lands embodying the leased premises, shall not for the purposes hereof be considered a merchandising business prohibited to Lessor or its other lessees or assigns.) Incidental commercial operations of any of Lessee's facilities installed primarily for its own and/or its employees' use shall be considered to be within such operations permitted to Lessee.

     2. The right to have and use the surface for the construction, repair, and maintenance of roads, tramroads, railroads, airways, bucketways, and other transportation facilities necessary or useful in Lessee's mining and incidental operations, with the right to change or have changed the location of any road or transportation facility now or hereafter on the premises. In locating any such road or transportation facility the Lessee will give reasonable consideration to the reserved rights of the Lessor. The Lessee will use its best efforts to preserve the private character of all roads and roadways which otherwise might be used by other persons; but the Lessor will join with the Lessee in granting to any proper public authority such rights of way as may be appropriate for the establishment of any public way which may be of service to the Lessee and others, upon such terms and conditions as in the Judgments of the Lessee and the Lessor may protect their respective interests.

     3. The right, to the extent of the Lessor's power to grant the same, to change, increase, diminish, use, or destroy surface and underground waters; to discharge upon the premises waters from its mining operations, and to construct, repair, and maintain drains, drainage-ways, sediment basins, sanitary sewers and disposal plants as may be needed or useful in Lessee's coal mining and incidental operations.

     4. The right to construct, maintain, and operate such pipelines, telephone lines, power lines, tanks, coal washers, and other similar facilities as may be needed or useful in Lessees coal mining and incidental operations.

     5. The right to deposit on the surface of the leased premises all refuse and waste materials produced in connection with Lessee's coal mining operations; provided, that before such deposits are made the situs or location thereof shall be subject to the approval of Lessor. In the location and operation of refuse piles or dumps, the Lessee shall take reasonable care that the streams or accumulations of water capable of doing flood damage or causing slides or explosions caused by the impounding of water, are not so obstructed as to create such hazards, and, when reasonably necessary, will use reasonable care to provide appropriate drainage. If the Lessee be of opinion that any drainage is reasonably necessary, the Lessee shall submit to the Lessor plans for such drainage at the same time that the Lessee advises the Lessor of a proposed situs or location of any such pile or dump; and if, when proposing any such situs or location, the Lessee does not present plans for drainage, and the Lessor be of opinion that drainage is required, the Lessor and the Lessee will endeavor to agree upon appropriate drainage. The Lessor shall not unreasonably withhold approval of the situs or location of any such pile or dump, or of the plans for drainage where reasonably necessary; and if the Lessee and the Lessor are unable to agree either in respect of the situs or location of any such pile or dump or of the necessity of drainage facilities or of the plans of such drainage facilities where reasonably necessary, the matter shall be submitted to arbitration as is provided by Article XVI hereof.

     The Lessee may use such refuse and waste materials for the purpose of building roads, ramps, or other facilities on the leased premises and on any other properties operated by the Lessee In connection therewith; and the Lessor may use such refuse and waste materials for its own purposes; but neither the Lessee nor the Lessor, without the consent or the other, shall sell such refuse and waste materials to others.

     6. In connection with its operations on the leased premises and on other properties operated by the Lessee in connection therewith, and not otherwise (except that any tipple or cleaning plant on the leased premises may be used and the incidental rights herein provided may be had and exercised on a temporary basis for the processing and loading of coal ordinarily processed and loaded at any plant of the Lessee elsewhere maintained and operated by the Lessee in the event of any emergency relating to such other plant or the Lessee), the full and unrestricted right to transport on, over, under, or through the leased premises coal mined by the Lessee on lands not included within the leased premises and mine rock, refuse from cleaning and processing coal, and other refuse, which is produced by the Lessee in and about and incident to its mining operations on such other lands; to wash, clean, dry, and otherwise process, load, and sell such coal produced on other lands at, by, and in facilities of the Lessee on the leased premises, and to store thereon such coal processed at such facilities; and subject to the provisions of paragraph 5 of this Article IV, to dispose of upon the leased premises mine rock and refuse from coal from other lands processed by Lessee on the leased premises, and rock and refuse from other lands which is not discarded at a tipple or cleaning plant located off the leased premises, and to erect on the leased premises and elsewhere any and all such facilities therefor as my be reasonably appropriate; to haul and move mine supplies and materials and equipment over, across, through, and under the leased premises to and from such other lands; and to transport to and from such other lands over the leased premises, by any and all such means as Lessee may find to be useful and convenient, employees and other persons going to and from such other lands in connection with the Lessee's mining operations thereon; and for all such purposes to use the demised premises and any part thereof in connection with the Lessee's operations on such other lands in like manner as if such other lands were a part of the leased premises. For such uses of the leased premises in connection with the Lessee's mining operations on other lands, the Lessee shall pay to the Lessor the amounts hereinafter provided for by Article VI hereof. The mine rock and refuse from such other lands may be commingled with mine rock and refuse from the leased premises and be disposed of along with mine rock and refuse from the leased premises either on the leased premises or other premises in respect of which the Lessee has such rights.

     The Lessee shall have the right to move coal from places where mined on the leased premises over other lands en route to Lessee's tipples and preparation plants on Dingess-Rum land, but no haulage or wheelage charge shall be made by Lessor in respect of any such coal mined on Dingess-Rum land by reason of the fact that following a circuitous route from the place of mining to the place of processing and/or loading on the leased premises said coal shall have moved over lands other than those of the Lessor. Except as is hereinafter provided by
Article VII relating to Hinchman Hollow, all coal mined from the leased premises, except such as is used by the Lessee on the leased premises or sold to its employees for their domestic use, shall be processed by and shipped from facilities on the leased premises; provided, however: in the event of any emergency relating to such facilities on the leased premises, on a temporary basis, coal mined from the leased premises may be processed by and shipped from facilities operated by Lessee elsewhere.

     7. The exercise and use of the rights and privileges granted to the Lessee by this Article IV shall not be restricted to exercise and use by the Lessee only in connection with the Lessee's mining and incidental operations on the leased premises, but, subject to the other provisions of this Lease, shall extend to, and not otherwise except the temporary exercise and use in an emergency as hereinabove provided, the exercise and use by the Lessee in connection with Lessee's mining operations on other lands operated by Lessee in connection therewith and without charge to the Lessee by the Lessor, except as is provided by Section 6 of this Article IV and Section 6 or Article VI hereof.

     8. All of the uses, rights, and privileges of the Lessee over, in, upon, and under the leased premises, except upon a temporary basis in cases of emergency as herein provided, are only for the mining, hauling, processing, and shipping of coal and coke from the leased premises and other lands operated for such purposes by the Lessee in connection with the leased premises and any and all operations thereof or incidental thereto; and if any disagreement shall arise between the Lessor and the Lessee as to whether any particular use which Lessee makes of the leased premises is permitted under the terms of this lease, such disagreement shall be resolved by arbitration in the manner and with the effect provided by Article XVI hereof.

                                      V.

              METHODS, DEVELOPMENT AND WORK, AND RECOVERY OF COAL
              ---------------------------------------------------

     1. It is recognized that mining operations have hereto-fore been conducted on the leased premises by Lessee and its predecessor lessees and that Lessee has fully accounted to the Lessor for all such coal mined, lost, or abandoned prior to June 1, 1962.

          The worked-out, lost, or abandoned areas in the Chilton seam, the coal from or in which has been fully accounted for by the Lessee to the Lessor, and the areas of coal in said seam heretofore surrendered by Lessee to Lessor, are shown on the map attached hereto and made a part hereof, bearing the legend "Map Showing Workings In The Chilton Seam On Amherst Lease, June 1, 1962."

          The areas marked in red on said map and designated by the letters A, B, C, and D have been paid for by the Lessee and are referred to as the surrendered areas. The coal in such areas is excluded from this lease and Lessee has no right hereunder to mine the same; it being contemplated that Lessor and Lessee will enter into a supplemental agreement with respect thereto at a later time, but the effectiveness of this lease is in no way conditioned upon the making of such supplemental agreement. It is agreed that during the period of this lease, Lessor has no right to mine such coal or to grant mining rights with respect to such coal in said four areas to anyone other than Lessee. The other areas shown in red and designated by the letters E, F, G, and H have been paid for by Lessee but are included as coal subject to this lease. Lessee is under no obligation to conduct mining operations in said Areas E, F, G, and H, but if it does mine any coal from any of said areas the Lessee shall account to the

Lessor for the coal mined at the royalty rates applicable under this lease taking credit for the full amount heretofore paid by the Lessee for the coal left in such area and Lessee shall pay the Lessor royalties on coal hereafter mined from each such area which are in excess of the royalties heretofore paid for the coal in each such area; it being agreed that each area shall be treated separately and that all four areas are not to be treated as a group.

          Said map also shows colored in green and for the most part marked "pillared" the areas of coal in the Chilton seam in which Lessee has completed its mining operations and fully accounted for the coal therein. Lessee shall have the right if it so desires to mine additional coal therefrom but shall not be obligated so to do; and shall pay royalties at the rates herein provided for such coal as may be hereafter mined from such worked-out areas.

          Said map also shows colored in yellow the areas which Lessee and Lessor have agreed do not contain mineable and marketable coal. Lessee shall have the right but not the obligation to mine coal therefrom, and shall pay royalties at the rates herein provided on any coal which it may hereafter mine from any of such areas.

          Said map also shows two areas of coal marked "questionable". Whether such areas contain mineable and marketable coal will be determined by prospecting to be done hereafter. Lessee agrees to pay the cost of such prospecting.

          A large uncolored area to the southwest on said map may in part or in whole contain mineable and marketable coal and such prospecting as may be required to determine the facts with reference to the Chilton seam in said area will be done at the joint expense of the parties as elsewhere provided in this lease.

          Also attached hereto and made a part hereof is another map showing the workings of Lessee in the Island Creek seam on the leased premises. Said map bears the following legend: "Map Showing Workings In The Island Creek Seam On Amherst Lease, June 1, 1962."

          The areas shown on said map colored in green and for the most part marked "pillared" have been worked out and Lessee has accounted for the royalties on the coal mined therefrom. Lessee shall have the right but not the obligation hereafter to mine coal therefrom, and Lessee shall pay Lessor for any such additional coal mined therefrom the royalties herein provided.

          Also shown on said map is an area colored in red and designated by the letter A. Such area contains unmined coal as indicated on the map for which Lessee has fully accounted to Lessor for the royalties thereon. Lessee shall have the right but not the obligation hereafter to mine coal from such area and shall account to Lessor therefor at the royalty rates herein provided, but shall be entitled to apply as a credit on such royalties the amount of money heretofore paid by Lessee to Lessor with respect to the coal unmined in such area.

          Also shown on said map is an area colored in violet (also shown and so colored on the "Amherst Lease map) which is a barrier pillar 225 feet in width (except for the tapered portion) along the line adjoining the lands of Kelly-Hatfield containing 6.503 acres. It is agreed by the parties hereto that the coal in said barrier pillar is not to be mined by Lessee but is to be left as a protection for main haulage ways on adjoining premises. Lessee has fully accounted to Lessor for the coal in such barrier pillar.

     Lessee has also conducted mining operations in the No. 5 Block seam of coal on the leased premises, and there are no areas of coal left unmined therein for which Lessee has heretofore made payment. All the unmined coal contained in said seam on the leased premises on the date of this lease is included in this lease.

     This lease applies to all seams of coal and all areas thereof on the leased premises which are not hereinbefore expressly excluded.

     The Lessee covenants that it will diligently continue mining operations on the leased premises so as to mine all the mineable and marketable coal thereon, and will conduct all of its operations hereunder in a careful, skilful, and workmanlike manner and in compliance with the present and any future laws of the State of West Virginia or the United States and valid rules and regulations of any subdivision, bureau, or agency thereof, and also according to the rules and practices of good mining, and with due regard to the value of the leased premises as a coal property.


     It is fully understood by the Lessor that the Lessee owns or leases and operates other coal properties, both in the vicinity of the leased premises and elsewhere, and the development and working of the premises leased hereunder will be considered to be done in keeping with the terms hereof, provided that, in the mining and selling of coal from Lessee's coal mining operations as a whole, the Lessee shall not discriminate against the leased premises, giving appropriate consideration to the kinds and qualities of coal available on the leased premises as compared with kinds and qualities of coal on other properties and the then current market demands for coals of differing qualities and constituents.

     The Lessee shall have the exclusive right to physically sever from the leased premises all of the coal thereon and therein by any and all means and methods heretofore used, now in use, or hereafter developed and put into use, and which at the time constitute good mining practices and will reasonably result in the maximum practical physical recovery of mineable and marketable coal as herein defined. This agreement does not contemplate or permit the underground gasification or methods of removal of coal other than the physical extraction and removal thereof.

     The Lessee shall not be required to mine coal which can be mined only by strip, auger, or other outside methods, but such coal lying along and near the outcrop of a seam remaining in place after the completion of underground mining in adjoining areas (underground mining involves the use of men underground) as the Lessee may elect to mine, may be mined by Lessee by any such method of physical extraction as Lessee may elect, upon the payment of the royalty provided for such mining in Article VI hereof.

     2. The Lessee shall work and mine the coal, including such coal as the Lessee my elect to mine under the provisions of the last paragraph of Section 1 of this Article V hereof, in accordance with the plan of mining heretofore adopted by it and approved by Lessor and in accordance with such further general and detail maps and plans of mining and projections as may be prepared by the Lessee and submitted by it to the Lessor, and which shall contain such other data and information as may reasonably be required by the Lessor, and approved in writing by the Lessor, and no operation shall be commenced or prosecuted except pursuant to and in conformity with such maps, plans, and projections.

     No material change in, modification of, or departure from any plans so approved, shall be made in the development or operation of the mine or mines except as requested in writing by the Lessee and agreed to and approved in writing by the Lessor, such request to be accompanied by plans illustrating such change, modification, or departure and a statement of the reasons therefor. If the Lessor shall not approve or disapprove any plan, change, or modification within fifteen (15) days after the submission of same shall have been made to an officer or engineer of Lessor in person or by mailing to the Lessor at its United States Post Office address provided for by Article XVII hereof, the Lessee may again request approval by sending a telegram to Lessor at its said office address, and which telegram need only call attention to the original request, and if, after the expiration of five (5) days following the date on which such telegram is sent, the Lessor shall not have disapproved the request and shall not have given notice of such disapproval to the Lessee, then such plan, change, or modification shall be deemed approved by the Lessor. The Lessor shall not unreasonably withhold approval of any such plan, change, or modification.

     If, as the Lessee's workings progress, the Lessor believes that any change, modification, or departure in, of, or from any plans and projections previously approved should be made, the Lessor may by writing request the Lessee to agree to such change, modification, or departure. The request shall be accompanied by plans illustrating the proposed change, modification, or departure and a statement of the reasons therefor. If the Lessee shall not approve or disapprove of any such change, modification, or departure within fifteen (15) days after the submission of the same shall have been made to an officer or engineer of Lessee in person or by mailing to the Lessee at its United States Post Office address provided for by Article XVII hereof, the Lessor may again request approval by sending a telegram to Lessee at its said office address, and which telegram need only call attention to the original request, and if, after the expiration or five (5) days following the date on which such telegram is sent, the Lessee shall not have disapproved the request and shall not have given notice of such disapproval to the Lessor, then such change, modification, or departure shall be deemed approved by the Lessee. The Lessee shall not unreasonably withhold approval of any such change, modification, or departure.

     3. The Lessor, by and through experienced and competent agents and engineers and at its and their own risk and expense, shall at all reasonable times have the right to enter the leased premises and all mines and works, whether below or on the surface of the ground, for all lawful purposes and to inspect, examine, survey, and measure the leased premises and the mines and any part thereof to determine whether all the terms of this lease are fully complied with; and for those purposes to use freely the means of access and the Lessee's transportation facilities on the leased premises, including the mines and the workings thereof, without hindrance but at such times and in such manner as not unreasonably to interfere with the Lessee's operations of the leased premises. If requested by the Lessee, the Lessor shall give to the Lessee copies of such surveys as may be made by the persons making such inspections, examinations, surveys, and measurements for the Lessor. If the Lessor has any objections to or criticism of Lessee's works or operations, the Lessor shall promptly notify the Lessee thereof, and if it be found and be promptly reported to the Lessee in writing that, in the belief of Lessor, in the progress of Lessee's operations any areas of mineable and marketable coal and/or any pillars which should have been mined at the time of any such inspection, examination, survey, or measurement have, by the Lessee, been passed by, with the result that mineable and marketable coal, or pillars, which, under the provisions of this agreement should have then been removed, have not been removed, it shall be the obligation of the Lessee to return promptly to any such neglected area or neglected pillars and promptly remove the coal therefrom; or, failing to do so within a reasonable time, Lessee shall account for the mineable and marketable coal, or pillars, contained therein and pay the royalty therefor in like manner as if such mineable and marketable coal, or pillars, had been mined and removed. If the Lessor and Lessee disagree in respect of the coal of any such area or areas or of the conditions relating to the removal of pillars, the differences between Lessor and the Lessee shall be submitted to arbitration in the manner provided by
Article XVI hereof.

     If at any time hereafter the Lessee shall pay for any coal not mined from a particular area of any seam, and Lessee shall thereafter mine such coal, the Lessee shall account for royalties on the coal so mined at the rates and amounts in effect at time of mining but shall be entitled to credit on such royalties the total amount of royalties previously paid on the coal in such area until such amount so paid in advance is so recouped; and royalties on coal mined from such area in excess of such credit shall be paid by the Lessee to Lessor. Areas of coal on which the royalty has been so paid shall be identified on a map attached to a written agreement to be signed by Lessor and Lessee setting out the quantities of coal involved and the royalties thereon. Lessee shall notify Lessor in writing in advance of its removal of coal from any such area.

     4. The obligation of the Lessee to mine and remove the coal from the leased premises shall be to obtain the maximum practical recovery of all of the mineable and marketable coal on the leased premises. But the Lessee shall not be required to develop any portion or area of any seam of coal if, based upon the results of reasonable prospecting by Lessee or by Lessor, such portion or area appears not to contain a sufficient tonnage of mineable and marketable coal to warrant the development thereof. And if, in the progress of its mining operations hereunder, the Lessee encounters an area or areas of any seam of coal which the Lessee believes to be not mineable and marketable, the Lessee shall promptly notify the Lessor and request an inspection, and the Lessor shall promptly make such inspection if access thereto be available. If the Lessor and the Lessee agree that the coal in any such area or areas is not then mineable and marketable, such area or areas or such portion or portions thereof as it is so agreed need not be mined or paid for by the Lessee unless the mining of said area or of a part thereof is reasonably necessary to protect coal in an area which is mineable and marketable. But if the Lessor so requests promptly, the Lessee shall leave access to such area or areas or such portion or portions which the Lessor agrees or the arbitrators determine need not be mined in the form of entries and air courses protected by adequate barrier pillars, to the end that the coal in any such area or areas may be mined and removed later by the Lessee or by others after the expiration of this lease. The obligation of the Lessee to leave such access to such areas shall be performed and discharged when the Lessee has left therefor such timber and other supports as are then in place and adequate barrier pillars, and the Lessee shall not be obligated to thereafter or otherwise maintain such access. However, if so requested by Lessor, Lessee will at Lessor's cost and expense, without profit to Lessee and without charge for overhead, do such acts and things as Lessor shall direct for the purpose of maintaining and protecting such access entries and any other access entries and pillars left in place at request of Lessor. But Lessee shall not be responsible for the success or failure of such acts and things in maintaining and protecting such access entries if

Lessee adheres to the directions given by Lessor. Lessee's obligation to do such acts and things for Lessor shall end in respect of any mine on the leased premises when the lessee shall have completed its operations in such mine and thereafter, but not before, the Lessor may maintain and protect such access by the use of its own personnel and equipment. The lessee shall not be required to pay for coal left in place in such barrier pillars at the request of the Lessor.

     The obligation of the Lessee to mine and remove mineable and marketable coal shall include the obligation to mine and remove pillars, including room, chain, bleeder, and barrier pillars, which are hereafter or have been heretofore created by the mining operations of the Lessee outside the areas fully accounted for and shown on the maps referred to in Section 1 of this Article V, to the extent that such pillars are not by law or lawful regulations, or by accepted safety practices, including the maintenance of safeways, required to be left, and to the extent that such pillars may be removed with reasonable safety and such removal is not prevented or seriously obstructed by the buckling of the mine floor, the fall of the mine roof or ceiling, or other conditions beyond the reasonable control of the Lessee, provided the Lessee has adhered to projections approved by the Lessor and the projections are such as to enable the prompt recovery of pillars and pillar extraction is promptly prosecuted in accordance with such projections; but the Lessee shall not be required to mine or pay for such pillars as are required to be left or which, under the aforesaid conditions, cannot reasonably be mined. If the Lessor and the Lessee shall be unable to agree upon any matter in respect of any such area or the removal of pillars, their differences shall be submitted to arbitration as provided for in
Article XVI hereof.

     If, at any time prior to the expiration of this lease, the Lessee shall desire to mine the coal from any such unmined area or areas or pillars (other than pillars left at the request of the Lessor as hereinbefore provided), whether or not the Lessee shall have paid the royalty upon such unmined coal or pillars, the Lessee shall have such right, but, subject to the provision hereinafter made in respect of coal not mineable and marketable when reached but which may become mineable and marketable prior to the termination of this lease, shall not be required, to do so; and if the Lessee shall mine such areas or pillars in respect of which the Lessee shall not have paid the tonnage royalties for coal left in place, the Lessee shall pay such tonnage royalties when such coal is mined and removed but in respect of any such unmined areas or pillars for which the Lessee shall have paid royalties on coal not mined and removed, the Lessee shall account for royalties on the coal so mined at the rates and amounts in effect at the time of the mining but shall be entitled to credit on such royalties the total amount paid on the unmined coal in such area until the full amount thereof is recouped; and royalties on coal mined from such areas in excess of such credit shall be paid by the Lessee to the Lessor; provided, however, if coal left in an area because not mineable and marketable when first reached by the Lessee in the normal course of its mining operations, by reason of developments in mining methods and machinery and other applicable factors, becomes mineable and marketable, as defined in this lease, prior to the termination of this lease, and the ways of access thereto left in the manner herein provided remain usable or at reasonable expense may be restored to a usable condition, or other access may be obtained at reasonable cost, and such coal may be profitably mined and removed by the use of equipment used or usable by the Lessee in its normal course of operations in other areas of the leased premises (or if new or additional equipment is required for the mining of such coal, the Lessee will acquire the requisite new or additional machinery for the mining of such coal in such area, if the prospective tonnage in the area, considering all other relevant factors, economically justifies the investment in such new or additional machinery), the Lessee shall be obligated to mine and remove such areas of coal as were, when first reached, left because not then mineable and marketable as defined in this lease.

          If at any time at the request of the Lessor, the Lessee shall have left pillars to provide access to coal which Lessor and Lessee agree, or which a board of arbitration determines, is not mineable and marketable or are required to be left to support any overlying seam of coal, and thereafter the Lessor shall conclude that it no longer desires that such pillars be left for the purposes aforesaid or for any other purpose and shall so advise the Lessee in writing, then the obligation of the Lessee to mine and remove such pillars shall be determined by the same standards by which the obligation of the Lessee to mine coal which was not mineable and marketable when first reached but thereafter becomes mineable and marketable is determined, all in like manner as is herein provided. If the Lessee mines and removes any such pillars to the extent that the coal in such pillars shall not have theretofore been paid for by the Lessee, the Lessee shall pay the royalty thereon at the rate applicable at the time of the mining of such pillars.

     5. The Lessee shall not have the right to mine any coal from any seam within the statutory distance of any outside boundary of the leased premises except where the Lessee owns or leases the coal in the came seam on the other side of said boundary, or has the written consent of all persons in interest in the same seam on the other side of said boundary.

          Some properties adjoining the leased premises have heretofore been operated for the mining of coal, some other proper-ties adjoining the leased premises are now being operated for the mining of coal, and still other properties adjoining the leased premises may be operated for the mining of coal prior to the termination of this lease, and the statutory boundary barriers will not in all such situations be sufficient to protect the leased premises and the Lessee's operations thereon against waters from mine workings on properties adjoining the leased premises. The Lessee may leave in any and all seams of coal on the leased premises sufficient additional barriers along said boundary lines as the Lessee may reasonably believe to be necessary to protect the interests of the Lessor and the Lessee in the leased premises and the Lessee's operations thereon and thereof; but the Lessee shall not leave on the leased premises in any seam a total such barrier exceeding fifty (50) feet in width (including the statutory barrier on the leased premises) without the consent in writing of the Lessor, which consent in writing the Lessor will not unreasonably withhold. If the Lessor and the Lessee do not agree that a barrier exceeding fifty (50) feet in width is reasonably necessary for the purposes aforesaid, then the matter of the necessity of any such additional width and the extent thereof may be submitted to arbitration and determined in the manner provided by Article XVI hereof. For such coal as is left by the Lessee to provide such protective barriers, to the extent agreed to by the Lessor, or in the event of arbitration to the extent determined thereby, the Lessee shall not be required to pay royalty to the Lessor; and if the Lessee desires to leave a barrier of coal exceeding fifty (50) feet in width in any seam along any boundary and exceeding the barrier agreed to by the Lessor or determined by arbitration, then the Lessee may leave such excess barrier but, to the extent of the excess, the Lessee shall pay the Lessor the royalty thereon. This paragraph shall not apply to that part of the Eagle seam as to which the maintenance or statutory barriers has been waived in Section 1 of Article VII hereof.

          At the written request of the Lessor, the Lessee will leave barriers of additional width along such boundary lines of the leased premises in locations at which the Lessor is of opinion that any such extra barrier is necessary to protect the property of the Lessor; and the Lessee shall not be required to pay for any coal left as such barrier at the written request of the Lessor.

     6. The Lessee shall so conduct its operations hereunder as not to violate any rights of lateral or subjacent support, or other rights, not belonging to any person, firm, or corporation, other than the Lessor or those claiming an estate hereafter granted by Lessor, who may own the surface of or any other interest in any part of the leased premises, or who may own adjoining lands or be a lessee of adjoining lands for coal mining or other purposes; and if there shall arise any question of damage to any such person, firm, or corporation, or to any highway or railroad on the premises entitled to any such support, or on adjoining lands, or to anyone traveling thereon, caused by operations of Lessee, the Lessee shall end does hereby agree to indemnify and save harmless the Lessor against all claims and actions for such damages and to assume all responsibility without claim upon the Lessor except for cooperation in defense of all mining rights covered by its titles, Lessee bearing all cost and expenses, legal and otherwise, connected therewith.

     7. The Lessee shall at all times have employed a competent and experienced mining engineer, and such engineer shall prepare end keep up to date a map, or keep up to date a map heretofore prepared, herein called a "surface map", showing accurately and com-pletely the boundaries of the leased premises, the locations of all railroad tracks, rights of way, roads, power and pipe lines and similar installations and buildings and improvements on the leased premises. The Lessee shall furnish the Lessor annually a copy of such surface map upon a scale of 400 feet to the inch, and during the year ensuing the last furnishing of a copy of such map, shall furnish the Lessor, in writing, information of any material changes in the surface map a copy of which was last furnished. Such engineer shall also prepare and keep up to date a map, or keep up to date a map heretofore prepared, herein called a "mine map" upon a scale of 200 feet to the inch, for each and every seam or vein of coal on the leased premises being mined by the Lessee, and such mine maps shall show the boundaries of the leased premises and all entries, rooms, working places, shafts, drill holes, the heights of coal, rolls and faults, prospective openings and operations, and such other information as may be necessary for the safe and proper conduct of the Lessee's mining operations hereunder, and such other information as may reasonably be required by Lessor. The Lessee shall furnish the Lessor a copy of each such mine map complete upon a scale of 200 feet to the inch, and upon request of the Lessor, not more frequently than annually, shall furnish the Lessor a such copy of any such mine map complete and brought up to the date of such request, and each and every six months, without request, the Lessee shall furnish to the Lessor "take-up maps", being sections of such mine maps, showing all of the Lessee's coal mining operations and production for the six months' period immediately ensuing the date of the respective mine maps or "take-up maps" last furnished. All of such maps, surface and mine, shall at all reasonable times be subject to inspection by the Lessor by any qualified and authorized agent.

     8. In its mining operations, the Lessee shall be required to provide support for unmined overlying seams of coal only as follows:

     In mining the Eagle or No. 2 Gas seam, the lessee shall not be required to leave any coal to support any overlying seams of coal.

     In mining the Cedar Grove or Island Creek seam, except as otherwise herein provided, support for all of the overlying areas of mineable and marketable coal of the Chilton seam shall be left until such time as the overlying areas of mineable and marketable coal of the Chilton seam are severally and successively mined and removed.

     The Lessee, in mining the Cedar Grove or Island Creek seam, need not leave coal to support the four areas of the Chilton seam surrendered by the Lessee to the Lessor by Agreement dated December 30, 1941, and shown on the Chilton seam map as Parcels A, B, C, and D , or the other four areas paid for and shown on said Map as Parcels E, F, G, and H.

     As lessee's mining operations in the Cedar Grove or Island Creek seam and in the Chilton seam proceed, the Lessor and the Lessee will endeavor to agree in respect of any other areas of the Chilton seam, if there be any such areas, from which the coal has not been mined and in which the coal is not mineable and marketable, and to that end may prospect the coal in the Chilton seam as is hereinafter provided. In respect of any such other areas of the Chilton seam as the Lessor and the Lessee agree that the Chilton seam does not contain mineable and marketable coal, the Lessee may mine the Cedar Grove or Island Creek seam without providing support for the Chilton seam.

     If there are areas of the Chilton seam which, while not mineable and marketable at the time reached by the Lessee's operations in due course, the Lessor believes may become mineable and marketable in the future, the Lessor may request the Lessee to leave Cedar Grove or Island Creek coal to support the overlying Chilton seam in the area. Upon such request of the Lessor, the Lessee shall, if Lessee agrees to Lessor's request, leave such support of such areas of the Chilton seam; and if and when the Lessee shall leave any Cedar Grove or Island Creek coal to support the Chilton seam at the request of the Lessor, the Lessee shall not be liable to the Lessor for royalty upon such coal of the Cedar Grove or Island Creek seam as may be left to support the Chilton seam, or any part thereof. However, if the Lessee shall not agree to the request of the Lessor that coal of the Cedar Grove or Island Creek seam shall be left to support coal in the Chilton seam, then there shall be submitted to arbitration the question of whether, taking into account other developed areas of the Island Creek seam on the leased premises available for mining by the Lessee and Lessee's market for Island Creek coal, the prospect that the overlying area of Chilton coal may become mineable and marketable at some future time economically justifies the leaving of mineable and marketable coal in the Cedar Grove or Island Creek seam to support the overlying seam of Chilton coal which is then not mineable and marketable. If the arbitrators decide such issue in favor of Lessee, then the Lessee may mine and remove the Cedar Grove or Island Creek coal without leaving support for the overlying Chilton coal. If the arbitrators decide such issue in favor of Lessor, then the Lessee shall leave such support and shall not be required to pay the Lessor for the coal left in place to provide the same.

     If the Lessee leaves coal of the Cedar Grove or Island Creek seam to support coal of the overlying Chilton seam which is not mineable and marketable when first reached by the Lessee in the normal course of its mining operations in the Chilton seam, whether such coal in the Cedar Grove or Island Creek seam be left at the request of the Lessor and agreement thereto by the Lessee or be left in compliance with a decision of arbitrators, and thereafter, by reason of developments in mining methods and machinery and other applicable factors, such Chilton seam coal becomes mineable and marketable, as defined in this lease, prior to the termination of this lease, then the obligation of the Lessee to mine and remove the coal from such area of the Chilton seam and the coal from the Cedar Grove or Island Creek seam which was left to support the Chilton seam shall be determined by the standards provided by Section 4 of this Article V relating to coal not mineable and marketable when first reached and to the mining of pillars left at the request of the Lessor, and the Lessee shall account to the Lessor for the coal mined at the royalty rates applicable at the time of mining, taking credit for the full amount, if any, theretofore paid by the Lessee for coal in such seam or area not mined at the time of payment and pay the Lessor such royalties after the payments for the coal not mined at the time of payment shall have been fully recouped.

     In mining the Chilton seam, the Lessee shall not be required to leave any coal to support any overlying seam.

     The Lessee shall not be required to leave any coal in any seam to support the No. 5 Block seam, but, in respect of the seams between the Chilton and the No. 5 Block seams, the Lessee's mining operations shall be so conducted as to protect unmined areas of the mineable and marketable coal of overlying seams other than the No. 5 Block seam in like manner as, and to the extent as, is provided in respect of the protection of the Chilton seam in the mining of the Cedar Grove or Island Creek seam.

     If, by methods of prospecting for coal other than by core drilling, the Lessor and the Lessee shall be unable to determine and agree upon the areas, if any, of the Chilton seam for which sup-port by the Cedar Grove or Island Creek seam is to be provided in accordance with the provisions hereof, then whenever it becomes material to determine whether any such support for the Chilton seam or any area thereof is proper, the Lessor and the Lessee, at their joint and equal expense, will do, or cause to be done, such prospecting by core drilling, including such analyses as constitute generally accepted methods of coal seam evaluation and such analyses of coal cores, as reasonably may be required to produce information upon which a determination may be made.

     In like manner, whenever it becomes material to determine which seams or areas of seams of coal, if any, between the Chilton seam and the No.5 Block seam contain mineable and marketable coal and whether any such seams or areas of seams require support by or from an underlying seam or underlying seams (other than the Chilton seam in the mining of which the Lessee is not required to leave support for any overlying seam), if the Lessor and the Lessee shall not be satisfied by information developed by methods of prospecting for coal other than by core drilling, the Lessor and the Lessee, at their joint and equal expense, will do, or cause to be done, such prospecting by core drilling, including such analyses as constitute generally accepted methods of coal seam evaluation and such analyses of coal cores, as reasonably may be required to produce information upon which the determination of all such questions in respect of any and all seams of coal between the Chilton and the No.5 Block seams may be made.

     If the Lessor and the Lessee shall be unable to agree upon the need, the manner, or extent of any such core drilling, including such analyses as constitute generally accepted methods of coal seam evaluation and such analyses of coal cores, to be done at their joint expense, or the results of prospecting, including such core drilling as may have been done, then either party, at its own immediate expense, may do or cause to be done such core drilling or such further core drilling as it may consider to be reasonably necessary to produce information upon which to determine whether support of an overlying seam is required under any of the provisions of this lease; and if, after such core drilling or further core drilling be done by one of the parties, the other party declines to reimburse the party causing the core drilling to be done one-half of the expense thereof, then the party causing the core drilling to be done may submit to arbitration the responsibility of the other party for one-half of the expense thereof, and for so much of said core drilling as the arbitrators decide to have been reasonably necessary to obtain such information, the other party shall reimburse the party causing the drilling to be done one-half of the cost thereof; or the party desiring core drilling or further core drilling, as the case may be, may submit to arbitration the need therefor, and such core drilling or further core drilling as the arbitrators decide to be proper to be done to obtain such information, shall be done at the joint and equal expense of the parties.

     9. In any case where it becomes material to determine in advance of mining whether any seam of coal or area thereof on the leased premises contains mineable and marketable coal, the prospecting procedures set out in Section 8 of this Article V shall be followed.

     10. If the Lessor and the Lessee disagree in respect of any matter arising under this Article V hereof, whether or not arbitration in respect thereof is specially mentioned in connection therewith, the disagreement between the Lessor and the Lessee shall be submitted to arbitration in the manner and with the effect provided for by Article XVI hereof.

                                      VI.

            RENTAL, ROYALTIES, AND WHEELAGE AND PROCESSING PAYMENTS
            -------------------------------------------------------

     l. The Lessee covenants to pay to the Lessor as rent, without demand, at the Lessor's offices in Huntington, West Virginia, a base tonnage royalty of thirteen cents (l3c) for each and every net ton of two thousand pounds of clean coal mined from any seam of coal on the leased premises, other than the Eagle or No.2 Gas seam, by underground mining methods, and a base tonnage royalty of fifteen cents (l5c) for each and every net ton of two thousand pounds of clean coal mined from the Eagle or No.2 Gas seam on the leased premises by underground mining methods, and twenty-five cents (25c) per such ton of clean coal mined by strip, auger, or comparable outside mining methods. If and when the average selling price at the Lessee's loading plants for coal mined from the leased premises by the Lessee under this Deed of Lease and Agreement shall exceed Five Dollars and Fifty Cents ($5.50) per net ton of clean coal (meaning the selling prices by the Lessee before deducting therefrom any selling expense or agents', brokers', or middlemen's commissions or discounts, or other compensation; provided that discounts to wholesalers, brokers, or middlemen who place the coal on their docks or in their yards for re-sale may be deducted; and provided further that if any coal produced hereunder shall be sold by Lessee to a buyer who or which is controlled by the Lessee, or in which the Lessee owns as much as fifty per cent (50%) of the capital stock or invested shares or which is under common control with the Lessee by reason of ownership by the same person or persons of as much as or more than one-half (1/2) of the voting stock of the Lessee and such buyer, and the selling price is less than the fair market value thereof at the Lessee's loading point at the time of shipment, then the selling price for the purpose of computing the percentage of royalty thereon shall, at the Lessor's option, be such fair market value thereof), then, in addition to such base tonnage royalties, the Lessee will pay to the Lessor an additional tonnage royalty equal to and in the amount of three per cent (3%) of the average selling price by the Lessee over and above Five Dollars and Fifty Cents ($5.50) per net ton of clean coal. The Lessor will accept as such average selling price by the Lessee, such average price as shall be certified by a certified public accountant selected and paid by the Lessee and acceptable to the Lessor; and the Lessor shall not be entitled to inspect or audit the Lessee's contracts and records relating to the sale of the Lessee's coal except in case of litigation under usual court process. If, pursuant to any provision of this Deed of Lease and Agreement, the Lessee is required to pay the Lessor for any coal not mined by the Lessee payment shall be made upon the basis of the tonnage royalty rate applicable at the time the obligation to pay for such unmined coal arises, whether such tonnage royalty rate be a base rate as above provided or a base rate plus three per cent (3%) of the excess of the average selling price by the Lessee, for coal mined from the leased premises over and above Five Dollars and Fifty Cents ($5.50) per net ton as aforesaid. Such tonnage royalty shall be paid on or before the 25th day of each month for all coal mined from the leased premises during the preceding calendar month, except that payment for coal mined and stored on the premises may be made at the time as hereinafter provided. "Clean coal" shall mean the coal loaded into railroad cars or other facilities for shipment to market and coal used or coked by the Lessee on the premises and coal sold by the Lessee to employees. A ton of coke sold and shipped, used by the Lessee, or cold by the Lessee to employees shall be counted as one and one-half (1-1/2) tons of coal; provided, however, that, if either the Lessor or the Lessee shall prefer, the coal shall be "weighed or otherwise measured before coking, then the tonnage royalty on coal coked shall be determined by the weight or measure of the coal before coking. For the purpose of computing the percentage royalty hereinabove provided, coal produced hereunder by the Lessee and used by the Lessee on or off the leased premises, or shipped from the leased premises without being sold, shall be accounted for as having been sold by the Lessee at the fair market value thereof at the time of use on the leased premises or of shipment therefrom or from Lessee's processing plant.

     2. The Lessee further covenants that on or before the 2Oth day of each calendar month it will furnish to the Lessor a report showing the total quantity of clean coal taken from the demised premises during the preceding calendar month, using the weights furnished by the company over whose railroad the coal is shipped, for all coal so taken and shipped by rail. The quantity of coal taken hereunder and made into coke or other products of coal upon the premises shall be determined as hereinabove provided, and all coal used by the lessee in the operation of its mines and in its operations incidental thereto, and all coal sold by the Lessee to its employees, shall be ascertained in a reasonably accurate manner. As a part of such reports, the Lessee will also show the quantity of such coal brought by the Lessee on the leased premises from other lands operated by the Lessee in connection therewith and the quantities of such coal from such other lands commingled with coal produced by the Lessee from the leased premises.

     3. It is fully understood and agreed by and between the Lessor and the Lessee that the Lessee may commingle with coal produced from the leased premises coal produced by the Lessee from other properties; and the Lessee shall keep clear and accurate records of the coal mined from the leased premises and of the coal mined from other properties and commingled with the coal mined from the leased premises in such manner that the quantity of clean coal mined from the leased premises and the selling price thereof (for examination only by a certified public accountant as provided by Section 1 of this Article VI) may be. ascertained at all times, notwithstanding the commingling of such coal with coal mined from other properties. For the purpose of computing royalty based on selling price, the price per ton of coal mined hereunder and commingled with coal mined from other properties shall be the selling price per ton of the commingled coal.

     4. The Lessee shall pay to the Lessor as a minimum annual rental for coal mined on the leased premises the sum of $33,791.00 for each calendar year until such time as such annual rental shall cease as is hereinafter provided. Actual tonnage royalties paid by the Lessee to the Lessor upon coal mined by the Lessee from the leased premises and payments made by the Lessee to the Lessor, pursuant to the provisions hereof, for coal upon the leased premises not mined by the Lessee at the time of such payments, shall be applied as a credit upon or against such minimum annual rental, but payments made by the Lessee to the Lessor in respect of coal mined by the Lessee from lands other than the leased premises shall not be credited against such minimum annual rental.

          If the tonnage royalties paid as hereinabove provided in any one calendar year do not amount to as much as such minimum annual rental, then the Lessee shall have the privilege of mining during the next two succeeding years, but not thereafter, free from tonnage royalty, a sufficient amount of coal at the royalties thereon herein provided above the amount necessary to produce the minimum annual rental for such succeeding years to reimburse the Lessee for the deficiency during the next preceding two years; but no payment of tonnage royalties in excess of the minimum annual rental for any one year shall be credited against a deficiency occurring in any subsequent year.

          Payment of the amount necessary to complete the minimum annual rental for any one year shall be made on or before twenty-five (25) days after the end of the year.

          Provided, however, that in the event of unavoidable delay in operation due to strikes of Lessee's employees, accidents, inadequate car supply, or other causes not within the control of the Lessee, the Lessee shall be released from the payment of an equitable proportion of the minimum annual rental. Lessee shall not be entitled to release of any portion of the minimum annual rental for strikes of its employees lasting thirty (30) days or less; but for strikes of its employees lasting more than thirty (30) days and causing the complete shutdown of its operations, the Lessee shall be entitled to a reduction equal to one-twelfth (1/12) of the minimum annul rental for that year for every thirty
(30) days, and pro rata any fraction thereof, of such strike after the expiration of the first thirty (30) days thereof. The Lessee shall not be entitled to any releases from more than twenty-five per cent (25%) of said minimum annual rental in any one year because of delay in operation due to inadequate car supply, however caused. As a condition to such release of minimum annual rental, the Lessee shall make all reasonable and proper efforts and demands to procure the necessary transportation to convey from the leased premises and to market sufficient coal to pay at least the said minimum annual rental. Lack of market or low coal prices shall not be considered a cause not within the control of the Lessee so far as the minimum annual rental is concerned. In no event shall the Lessee be released in any one year for more than fifty per cent (50%) of said minimum annual rental.

     5. Whenever the Lessee's mining operations shall have proceeded to the point of exhaustion of the coal on the leased premises at which the quantity of the mineable and marketable coal remaining unmined upon the leased premises is such that the then rate of mining in keeping with good mining practices is insufficient to produce in any year a total tonnage royalty equal to the stated minimum annual rental, then at that time. such minimum annual rental shall cease, and the Lessee shall be required to pay only the tonnage royalty on such coal as it may thereafter mine and ship, sell or use.

          If the Lessor and the Lessee shall be unable to agree upon the time at which such minimum annual rental shall cease, the matter in difference shall be submitted to and determined by arbitration in the manner and with effect as provided by Article XVI hereof.

     6. For the right and privilege of transporting coal and refuse produced by the Lessee from lands other than the leased premises, the transportation of equipment, supplies, and persons to and from properties operated by the Lessee in conjunction with the leased premises, and cleaning, drying, processing, storing, loading, and shipping on and from the leased premises coal mined by the Lessee from other properties, and of disposing of refuse from such other properties on lands of the Lessor, and for making all such uses of lands of the Lessor in connection with the Lessee's operations of other lands as provided by
Section 6 of Article IV of this Deed of Lease and Agreement, and whether or not specifically mentioned in said section or in this section, any and all uses of every kind and character of the Lessor' s lands in conjunction with the Lessee's mining and incidental operations on other lands operated in connection with the leased premises, the Lessee shall make to the Lessor payment for any and all such uses and purposes, sometimes herein called "wheelage and processing charges", at the respective rates per ton of clean coal:

          Three Cents (3c) per gross ton of all
          clean coal mined from the Lawson lands;

          Ten Cents (10c) per net ton or clean
          No.5 Block coal mined from properties
          other than the leased premises and the
          Lawson lands; and

          Five Cents (5c) per net ton of clean coal for any other coal brought on the Lessor's lands from any other property or properties operated by the Lessee.


     7. In the event the Lessee shall store on the leased premises any coal mined from the leased premises or mined by the Lessee from other properties, instead of paying the tonnage royalties on coal mined from the leased premises at the time the same is mined, or the wheelage and processing charges on coal mined from other properties at the time or the bringing of such coal on to the leased premises, the Lessee may pay therefor when such stored coal is shipped or used, the tonnage royalty rate to be the tonnage royalty rate applicable at the time the coal is mined and stored; but, in any event, such tonnage royalties and wheelage and processing charges shall be paid within one (1) year after the time when such payments would have been made had such coal not been stored. When coal is stored, it shall be carefully measured in a reasonably accurate manner, and the tonnage royalties and the wheelage and processing charges shall be paid upon the basis of such measurement or upon the tonnage basis when shipped or used, whichever shall be the greater. And if such royalties and charges for such coal be paid prior to the time at which such coal is shipped or used, and when such coal is shipped or used it appears that the payment upon the basis of measurement is less than the payment which would have been due upon the basis of the tonnage shipped or used, the Lessee shall then pay to the Lessor the difference between the amount paid upon the basis or measurement and the amount payable upon the basis of tonnage shipped or used. In any event, if and when the Lessee shall store coal, the Lessee shall be liable for the tonnage royalties and wheelage and processing charges on all coal which is lost through fire or which is washed away.

     8. Unless otherwise expressly required by other provisions of this lease, the Lessee shall not be required to pay for any coal left upon the leased premises for the reason that it is not mineable and marketable at the time it is reached in the course of the Lessee' s mining operations and which does not during the life of this lease become mineable and marketable as elsewhere in this Deed of Lease and Agreement is provided, or for any mineable and marketable coal which is required by law to be left in place unmined, which is left in place unmined at the request of the Lessor, which is left in place for subjacent support where such subjacent support is required, or which is required to be left in place and unmined for any other lawful and proper purpose, including the maintenance of safeways.

     9. If at any time hereafter the Lessee shall pay for any coal not mined from a particular area of any seam, and Lessee shall thereafter mine such coal, the Lessee shall account for royalties on the coal so mined at the rates and amounts in effect at time of mining but shall be entitled to credit on such royalties the total sent of royalties previously paid on the coal in such area until such amount is so recouped; and royalties on coal mined from such area in excess of such credit shall be paid by the Lessee to Lessor. Payments for coal not mined may be credited upon minimum annual rental for the year in which paid but shall not be credited upon the minimum annul rental for the year or years in which such coal thereafter may be mined in whole or in part.

     10. The Lessee shall keep books of account of the mining, using, and shipping of coal mined from the leased premises hereunder, and of all coal mined by the Lessee from other properties and brought on the leased premises for any purposes as provided by this Deed of Lease and Agreement, and said books shall be open at all reasonable times for inspection by the Lessor, its agents, and attorneys and other persons in its behalf, for the purpose of verifying the reports and statements rendered by the Lessee to the Lessor under the provisions hereof or for obtaining information as to the mining, using, and shipping of any of such coal during any such period.

     11. If at any time the Lessor and the Lessee shall be unable to agree in respect of the minimum annual rental, tonnage royalties, or wheelage and processing charges to be paid and made by the Lessee to the Lessor, the matter in dispute shall be submitted to arbitration in the manner provided by Article XVI hereof.


                                     VII.

                                HINCHMAN HOLLOW
                                ---------------

     1. Amherst owns a tract of land adjoining the leased premises on the southern boundary thereof and lying on the waters of Hinchman Hollow Creek between said boundary and Buffalo Creek and beyond. The Eagle, sometimes called the No.2 Gas, seam of coal on the leased premises lies below drainage but outcrops on said tract of land owned by Amherst on Hinchman Hollow. Notwithstanding anything to the contrary in this Deed of Lease and Agreement contained, Amherst shall have the right and privilege of mining said Eagle seam of coal and any other seam of coal on and in Amherst's said lands on Hinchman Hollow Creek and on and in the leased premises without regard to said boundary, including the right to resolve all of the coal in any seam without leaving any statutory boundary pillar on either side of the boundary line, and including the right to remove and transport coal mined from said Eagle and any other seam in the leased premises by way of said Hinchman Hollow and to move therein and therefrom equipment and supplies and personnel.


          Amherst shall have the right to remove coal from the Eagle seam and any other seam on the leased premises by way of said Hinchman Hollow Creek and to process and load the same at a point or points off the leased premises, in which event Amherst shall cause the same to be weighed or measured in a reasonably accurate manner; and Dingess-Rum shall have access to the plant or plants at which such coal is weighed or otherwise measured and processed and the right to inspect and check the facilities by which the coal is processed and measured.

     2. Amherst hereby grants to Dingess-Rum, its successors and assigns, a permanent surface easement for the maintenance of a thirty (30) foot private roadway for transporting persons and materials over Amherst' s lands on Hinchman Hollow from the southeasterly boundary line of the leased premises to the public highway along Buffalo Creek, to provide access to and from the lands of Dingess-Rum adjoining said lands of Amherst from and to the public highway along Buffalo Creek. The approximate location of said surface easement is shown on a map or plat attached hereto and made a part hereof bearing the legend, "Map Showing Hinchman Hollow Easements Referred To In Agreement Between Dingess Rum Coal Company And Amherst Coal Company Dated June 1, 1962". If, when said surface easement is definitely located, it becomes necessary to move any of Amherst's houses, Dingess-Rum, at its own expense, will relocate such houses on Amherst's land if such be practicable; and if relocation be not practicable and it be necessary to raze any of said houses, then Dingess-Rum will pay Amherst the reasonable value thereof. Dingess-Rum may install and maintain on said easement, but within such 30-foot roadway, telephone, telegraph, electric power lines and pipe lines; and, upon the same terms and conditions as Dingess-Rum may use the Hinchman Hollow Outlet Easements for the movement of coal as hereinafter provided, Dingess-Rum may use this roadway as an outlet or a part of an outlet for the movement of coal.

    Amherst and its grantees, assigns, and licensees, shall have the right to use said roadway along with Dingess-Rum and to install and maintain on said easement telephone, telegraph, electric power lines and pipe lines, and to grant to other persons, firms, and corporations easements over and under and across said roadway, but such use and easements shall not unduly interfere with the use thereof by Dingess-Rum and its grantees, assignees, and licensees. In the event that Amherst shall exercise such right to use such roadway as aforesaid, it shall bear a reasonable portion of the cost of the construction and maintenance thereof. If at any time hereafter it should become necessary to the reasonable utilization of Amherst's property and its coal mining operations on the leased premises that Amherst occupy said roadway to the exclusion of Dingess-Rum, then Amherst, at its own expense, shall relocate and build and construct a comparable roadway in another location equally convenient for use by Dingess-Rum.

     3. Amherst hereby grants to Dingess-Rum, its successors and assigns, as an outlet for the movement of coal, the following easements (sometimes herein called "Hinchman Hollow Outlet Easements") in, over, and through Amherst's said lands on and in the vicinity of Hinchman Hollow, such easements or outlets to be used only at the time, for the term, and for the considerations, all as is hereinafter set forth.

          (a) An easement for the movement of coal and for the movement of machinery, equipment, supplies, and personnel, underground from the outcrop of the Eagle seam on Amherst's said land to the boundary line between the lands of Amherst and Dingess-Rum; and this easement shall include the support and protection of such haulage and passageways by the preservation of such pillars and barriers of coal as they shall be established and maintained by Amherst in its own mining operations as provided by Section 1 of this Article VII; provided, however, that such support and protection shall be provided only if and when Amherst be so requested by Dingess-Rum as is hereinafter provided. The location and area at and within which this easement may be used and occupied is shown as Parcel A on the map or plat hereinbefore referred to as "Hinchman Hollow Easements", hereto attached and made a part hereof. To preserve to Dingess-Rum the availability of the easement on Parcel A as shown on said map and the necessary protection and support therefor, Amherst will not mine or remove any coal from the Eagle seam, other than such as has heretofore been mined and removed, from Parcel A, until Amherst shall have completed its mining operations in that part of the Eagle seam on the leased premises which is mineable and removable through Hinchman Hollow, and until Dingess-Rum has indicated to Amherst that Dingess-Rum does not desire that such easement be longer protected. When Amherst is of the opinion that its mining of such part of the Eagle seam on the leased premises is within one (1) year of completion, Amherst shall so notify Dingess-Rum in writing; and if, within sixty (60) days after the date on which Amherst has given Dingess-Rum such notice, Dingess-Rum shall not have requested in writing that Amherst protect such easement, Amherst shall not be obligated further to protect such easement and may mine and remove all of the coal from said Parcel A; provided, however, that Amherst may at any time mine and remove such coal from the Eagle seam on said Parcel A as is reasonably necessary incidental to Amherst's improvement of its haulageways from the outcrop of the Eagle seam on Amherst's land to and through the property line between the lands of the parties hereto and into the Eagle seam on the leased premises. Before making any such improvement of such haulageways, Amherst shall present the plan therefor to Dingess-Rum, and will not make such improvements necessitating the mining and removal of coal incidental thereto until the plans therefor are approved by Dingess-Rum. Dingess-Rum will not unreasonably withhold approval of such plans as may be presented by Amherst; and if the parties are unable to agree in respect thereof, the matter in difference shall be submitted to and determined by arbitration in the manner and with the effect as is provided by Article XVI hereof.

          (b) A surface easement over Parcel A for the movement thereover of coal from any seam overlying the Eagle seam which Dingess-Rum may desire to move over the Hinchman Hollow Outlet Easements and for the movement thereover of persons and materials.

          (c) A surface easement for the installation, maintenance, and operation, for all proper purposes incident to the mining of coal, of haulage facilities on and over Parcel B as shown on said map, and for the installation and operation on Parcel B of a tipple and conveyor or comparable facilities, and including facilities for cleaning, drying, and otherwise preparing coal and for the disposal of mine rock and refuse, loading facilities, railroad tracks, and other facilities incidental to the establishment, operation, and maintenance of such facilities. Mine rock and refuse may be moved over Parcel A and Parcel B and over the roadway provided for by Section 2 of this Article VII, but no mine rock or refuse shall be piled or dumped on any of Amherst's lands.

               For so long as this lease shall continue in force and effect, Dingess-Rum shall not use or occupy said Hinchman Hollow Outlet Easements (as set forth in this Section 3 of this Article VII) or any of them; and whether or not Dingess-Rum shall use or occupy said Hinchman Hollow Outlet Easements or any of them, such Hinchman Hollow Outlet Easements and all use of them shall terminate and end, and Dingess-Rum shall have no right to use or occupy the same or any of them after the period of forty (40) years next immediately following the date on which this lease ceases to be in force and effect.

               When Dingess-Rum shall use and occupy said parcels of land or any of them, such use and occupancy by Dingess-Rum shall not be exclusive of any such rights of use or occupancy by Amherst as shall not unreasonably interfere with the use and occupancy by Dingess-Rum; and Amherst may grant to other persons, firms, and corporations rights of way and easements over, through, and under said Parcels A and B for the construction, maintenance, and removal of telephone lines, electric power lines and pipe lines, and for any other lawful purpose or purposes, provided such easements and the use thereof do not unduly interfere with Dingess-Rum's use and occupancy of said Hinchman Hollow Outlet Easements, and provided further that no such installations be in or through the No.2 Gas or Eagle seam of coal on said Parcel A. The lands of Amherst on which said Hinchman Hollow Outlet Easements are located are under lease for the exploration for and production of oil and gas, and one gas well, now producing, is located on Parcel B, and said Hinchman Hollow Outlet Easements are granted subject thereto, but Dingess-Rum may exercise all rights hereby granted to it to the extent that such rights have been reserved to Amherst.

               Dingess-Rum may use and occupy said easements, without charge to Dingess-Rum, for the removal of any coal on the leased premises which Amherst has not mined and removed.

               If any of the Eagle seam of coal on the leased premises is not mineable and marketable at the time it is first reached by Amherst in its mining operations, and Dingess-Rum believes that it may be mineable and marketable either before or after the expiration or termination of this lease, then Amherst will, at the request of Dingess-Rum, leave upon the leased premises such access, and in such manner, as is provided in Article V hereof, and Amherst shall not be required to pay royalty for the coal left for the preservation of such access at such request of Dingess-Rum. Provided, however, that if the coal to which access has been preserved as herein provided shall become mineable and marketable upon and under the terms and conditions set forth by section 4 of
Article V hereof prior to the termination of this lease, Amherst will mine and remove the same in accordance with said provision, and Amherst shall not be required to leave coal to further preserve such access unless Dingess-Rum requests that such access be preserved for use by Dingess-Rum in removing coal from lands of Dingess-Rum other than the leased premises as is hereinafter provided. If Dingess-Rum requests that such access be left on the leased premises and also requests that Amherst leave such access over and through the Eagle seam on Amherst's land on Hinchman Hollow, Amherst will do so, and Dingess-Rum shall, after this lease shall have ended, have the right to use and occupy the easements granted hereby for the removal of such coal from the Eagle seam on the leased premises without charge to Dingess-Rum; except, however, for such coal on Amherst's own land as is left unmined at the request of Dingess-Rum to provide, preserve, and protect such easement, Dingess-Rum shall pay Amherst tonnage royalty at the same rate that Amherst is paying Dingess-Rum for coal mined by underground methods by Amherst from the Eagle seam of coal on the leased premises; and Dingess-Rum shall have the right, without further charge, to mine and remove from Amherst's land the coal for which Dingess-Rum has so paid.

               If, after the expiration or termination of this lease, Dingess-Rum desires to bring out over Amherst's Hinchman Hollow lands coal from the Eagle seam on lands of Dingess-Rum other than the leased premises, then, at the request of Dingess-Rum made a reasonable time prior to the time at which Amherst would otherwise mine and remove the coal necessary to preserve such access, upon the same terms and conditions, Amherst will leave such access, and Dingess-Rum may use and occupy such easements therefor; but, in addition to paying Amherst for the coal left on Amherst's own land at Dingess-Rum's request to provide Dingess-Rum such access and outlet, Dingess-Rum shall pay Amherst wheelage and processing charges at the same rate per ton as is provided to be paid by Amherst to Dingess-Rum in respect of coal of the Eagle seam from lands other than the leased premises (and the Lawson lands) under the provisions of Article VI hereof; and if, after the expiration or termination of this lease,

Dingess-Rum desires to bring out over Amherst's Hinchman Hollow lands coal from any other seam or seams from lands of Dingess-Rum other than the leased premises, Dingess-Rum may use the Hinchman Hollow Outlet Easements thereof or upon payment of wheelage and processing charges at the same rate as Amherst pays Dingess-Rum for coal from the same seam.

               In any or all the foregoing circumstances, the obligation of Amherst to leave protection and support for access entries on either the leased premises or Amherst's own lands, shall be fully complied with and performed when Amherst shall have left such barrier pillars and such timber and other supports as are in place at the time Amherst ceases operations in the area; and Amherst shall not be obligated to thereafter or otherwise maintain such access. However, if so requested by Dingess-Rum, Amherst will at Dingess-Rum's cost and expense, without profit to Amherst and without charge for overhead, do such acts and things as Dingess-Rum shall direct for the purpose of maintaining and protecting such access entries and any other access entries and pillars left in place at request of Dingess-Rum. But Amherst shall not be responsible for the success or failure of such acts and things in maintaining and protecting such access entries if Amherst adheres to the directions given by Dingess-Rum. Amherst's obligation to do such acts and things for Dingess-Rum shall end in respect of any mine on the leased premises the coal from which is removed by way of said Hinchman Hollow Creek as is provided by this Article VII when Amherst shall have completed its operations in such mine, and thereafter, but not before, Dingess-Rum may maintain and protect such access by the use of its own personnel and equipment.

               Dingess-Rum shall pay all taxes, governmental levies, assessments, and charges assessed or imposed upon or in respect of all buildings, structures, improvements, equipment, and all other property placed by Dingess-Rum, or left by Amherst for Dingess-Rum's use, on Parcels A and B, or either of them, and Upon such coal as may be produced by Dingess-Rum on said Parcel A; and Amherst, its successors and assigns, shall pay the taxes on the land included within said Parcels A and B and on the land occupied by the thirty (30) foot roadway.

               Dingess-Rum shall have the right to remove from the Hinchman Hollow Outlet Easements any and all buildings, installations, machinery, equipment, and supplies which Dingess-Rum shall have placed upon said outlet easements at any time.


                                     VIII.

                                     TAXES
                                     -----

          The Lessee shall, during the term hereof, pay all taxes, governmental levies, assessments, and charges levied, assessed and/or imposed upon or in respect of the lands hereby leased, upon the leasehold estate hereby created, upon the buildings, structures, equipment, and other property erected, placed, kept, or used on said land by the Lessee, upon the coal mined and coke or other commodity manufactured or produced on said land, and/or upon any trade, business, or occupation engaged in, conducted, or permitted on said premises by the Lessee. All such taxes, governmental levies, assessments, and charges shall be paid by the Lessee promptly when the same become due and payable, and a duplicate receipt of payment of property taxes shall be furnished to the Lessor within ten (10) days after the same is received by Lessee. If the Lessee at any time believes that any such tax, levy, assessment, or charge is unjust, illegal, or excessive, it shall have the right, and in the name of the Lessor if necessary, but only after notice to the Lessor, to institute and prosecute such proceedings or take such other steps as it may be advised, at its own cost and expense, to contest or reduce the same, provided it act promptly; and it shall not permit a sale or forfeiture of said premises, of the leasehold estate hereby created, of the improvements and property on said leasehold, or of any part of said premises, leasehold, improvements, or property on account of its failure to pay such tax, levy, assessment, and/or charge. In the event the Lessee does not pay any such tax, levy, assessment, or charge promptly when the same becomes due and payable, or when, if the Lessee takes steps to contest or reduce the same, the final determination is made, the Lessor may pay the same, and all amounts so paid by the Lessor shall be repaid to it by the Lessee forthwith. If the oil and gas, or any other interest, other than coal areas not leased to the Lessee hereby, in the leased premises shall be separately assessed, the Lessee shall not be obligated to pay the taxes on any such interest so separately assessed; or, if, though not separately assessed, the assessed value of the leased premises shall be increased because of such oil and gas or other interest, the Lessee, upon payment of the taxes on the leased premises, shall be reimbursed by or on account of the Lessor for the taxes attributable to such increase of the assessed value of the leased premises; provided, however, that the Lessee shall be under no obligation to pay taxes on any improvements added to the leased premises by the Lessor or by persons other than the Lessee claiming by, through, or under the Lessor, or with respect to any coal mined from the leased premises by the Lessor or any person other than the Lessee claiming by, through, or under the Lessor; provided further, however, that if mining operations shall be conducted by the Lessor or any lessee or licensee of the Lessor, other than the Lessee, on the leased premises for the production of coal not leased hereby to the Lessee, and, as a result thereof, the leased premises, or any of them, shall be increased in valuation for tax proposes, the Lessee shall be under no obligation to pay such taxes as are attributable to such increase in valuation. The obligation of the Lessee to pay such taxes shall include the taxes for the year in which this Deed of Lease and Agreement is made and for all years prior thereto and subsequent to the year 1936, if any, for which such taxes have not heretofore been paid.


                                      IX.

                         MAINTENANCE, REPAIR, AND USE
                         ----------------------------
                         OF MINING PLANT AND EQUIPMENT
                         -----------------------------

          Lessee covenants that it will at all times during the term of this lease keep all buildings, tipples, structures, machinery, and equipment, as well as its workings underground, in good order and repair and will, from time to time, make such replacements, renewals, and additions as may be reasonably necessary to enable the Lessee at all times to perform its obligations hereunder in an economical manner according to the improvements made from time to time in the art of coal mining and coal preparation. However, the Lessee shall not be required to maintain and repair buildings, tipples, and structures which are no longer needed by the Lessee to carry out its obligations under this Lease and Agreement, and the such as are no longer useful the Lessee may raze and/or remove. Likewise, the Lessee may raze and/or remove to another location on the leased premises any building or structure constituting a part of Lessee's facilities on the leased premises the removal of which is reasonably necessary to enable the Lessee to locate or relocate other facilities reasonably necessary or convenient for the Lessee's operations on the leased premises. And the Lessee shall not be required to keep on the leased premises all machinery or equipment, buildings, or structures which at any time may be used or erected thereon, it being understood that the Lessee may dispose of any and all machinery and equipment, buildings or structures, and other facilities which are obsolete or which are no longer needed and useful to the Lessee in its performance of its obligations hereunder; may dispose of any and all machinery and equipment which has been replaced by other machinery and equipment calculated to serve the purpose of such machinery and equipment so replaced; and the Lessee may, from time to time, remove machinery and equipment from the leased premises for use, either temporarily or permanently, on other properties owned or leased by the Lessee; provided, that the Lessee shall at all times (except for such temporary periods as may be required for replacement in case of loss or destruction) have and retain on the leased premises all such tipples, cleaning plants, buildings, structures, and stationary machinery and equipment, and on the leased premises and other lands operated by the Lessee in conjunction with the leased premises all such equipment and supplies, including mobile underground machinery and equipment used by the Lessee in mining coal from the leased premises and other lands operated by the Lessee in conjunction with the leased premises, but excluding mobile underground machinery and equipment used by the Lessee exclusively for the mining of No.5 Block coal from lands other than the leased premises, as may reasonably be required to mine and remove from the leased premises and such other lands so operated by the Lessee in conjunction with the leased premises and to prepare for market by sizing, washing, and drying on the leased premises not less than three hundred (300) tons of clean coal per working hour (a working hour as used herein shall mean an hour of the shift during which coal production workers are considered as employed, and not an hour of the time when coal production workers are actually engaged in mining and loading coal); and, provided further that, beginning with the calendar year 1964, in the operation of the tipples and cleaning plants on the leased premises not less than 60% of the coal supplied to such plants--excluding No. 5 Block coal from lands other than the leased premises -- shall, in any calendar year, come from the leased premises and not more than 40% from other lands operated by the Lessee in conjunction with the leased premises.

          The Lessee has no present intention to raze, remove, or reduce the capacity of the tipple, cleaning plant, and other facilities operated in conjunction therewith on Rum Creek, collectively known as the Slagle tipple. However, in the event of the destruction of said tipple or any major part thereof by fire or other catastrophe, and as from time to time parts thereof become unusable because of wear and tear or because outmoded by newer and more efficient facilities performing the same functions, replacements need be only of such capacity as the coal reserves remaining on the leased premises and the general market for coal of the kind and quality on the leased premises make economic the installation thereof; Provided, however, that until such time as the mineable and marketable coal remaining unmined on the leased premises is so limited by exhaustion that it is not practical, by good mining practices, to mine and remove from the leased premises as much as two hundred (200) tons of clean coal per working hour, the replacements shall be of a capacity of not less than three hundred (300) tons per working hour; but the Lessee shall always maintain on the leased premises such tipple or tipples and such cleaning plant or plants and such facilities operated in conjunction therewith as to enable Lessee to fully comply with and perform its obligations under this lease.

          For the purposes hereof coal mined from the leased premises and processed and shipped by and from a tipple or tipples of Amherst located elsewhere than upon the leased premises, as provided by Article VII hereof relating to Hinchman Hollow and as authorized upon a temporary and emergency basis in section 6 of Article IV, shall be taken and considered as coal processed and shipped from facilities located upon the leased premises, and the mobile machinery and equipment used by the Lessee in mining such coal shall be included within such machinery and equipment as is hereinabove provided to be had and maintained by the Lessee upon the leased premises and other lands operated by the Lessee in conjunction therewith.

          If, in any calendar year, beginning with the calendar year 1964, less than 60% of the coal supplied to such tipples and cleaning plants on the leased premises, excluding the No. 5 Block coal from lands other than the leased premises but including as coal supplied to such tipples and cleaning plants on the leased premises the coal from the leased premises brought out of Hinchman Hollow and processed and shipped by and from tipples and cleaning plants of Amherst not located on the leased premises, shall have come from the leased premises, then on or before the 25th day of January of the next ensuing year the Lessee will pay to the Lessor, in addition to the minimum rent and tonnage royalty provided to be paid by the Lessee to the Lessor by Article VI hereof, a sum of money in amount equal to the additional amount of tonnage royalties which would have been paid to the Lessor by the Lessee had the Lessee mined from the leased premises such number of tons of clean coal , including the Hinchman Hollow coal, as would have constituted 60% of such coal, excluding No.5 Block coal from lands other than the leased premises, supplied to such tipples and cleaning plants during such calendar year.

          The Lessee further agrees that it will not, in any calendar year, beginning with the calendar year 1964, mine and remove from the No.5 Block seam on lands other than the leased premises more than 40% of the total of all coal mined and removed from the leased premises and other lands operated by the Lessee in conjunction therewith and processed on the leased premises, but including the Hinchman Hollow coal and including all No. 5 Block coal; and if in any calendar year the Lessee shall mine and remove from the No.5 Block seam on lands other than the leased premises more than 40% of such total, then on or before the 25th day of January of the next ensuing year the Lessee will pay to the Lessor, in addition to the minimum rent and tonnage royalty provided to be paid by the Lessee to the Lessor by
Article VI hereof and in addition to such payments, if any, as the Lessee is required to pay to the Lessor by reason of the Lessee's failure to mine and remove from the leased premises not less than 60% of the coal supplied to the tipples and cleaning plants as provided in the next preceding paragraph hereof, a sum of money in amount equal to the additional amount of tonnage royalties which would have been paid to the Lessor by the Lessee had the Lessee mined from the leased premises and other lands operated by the Lessee in conjunction therewith 60% of such total. The additional amount of tonnage royalties to be paid to the Lessor by the Lessee as aforesaid shall be the same percentage of the total deficiency that coal mined from the leased premises bears to the coal mined from the leased premises and from lands other than the leased premises operated in conjunction therewith, excluding No.5 Block coal mined from lands other than the leased premises, during the year for which such deficiency existed. If in any year any such deficiency in the production of coal from the leased premises occurs and during such year the Lessee shall have mined from two or more seams of coal for which the tonnage royalties are at different rates, the weighted average royalty on the coal mined from the leased premises during that year shall be the royalty rate by which the deficiency in tonnage shall be converted into the sum of money to be paid.

     No such payment for failure to produce from the leased premises 60% of the coal supplied to such tipples and cleaning plants, including Hinchman Hollow coal but excluding the No.5 Block coal from lands other than the leased premises, all as aforesaid, and no such payment for having produced from lands other than the leased premises No.5 Block coal in excess of 40% of the total of all coal mined and removed from the leased premises and other lands operated by the Lessee in conjunction therewith, all as aforesaid, shall be credited to or against the minimum rent or tonnage royalty provided to be paid by the Lessee to the Lessor by Article VI hereof for such calendar year. But at any time within the two calendar years next ensuing the year for which any such payment has been made, if and when the actual tonnage royalties have been sufficient to pay the minimum rent or tonnage royalty for the calendar year and the Lessee has mined free of royalty all coal which it is entitled to mine free of royalty because of the payment of the minimum rent or tonnage royalty when actual tonnage royalties for the year were less than the minimum rent or tonnage royalties provided by Article VI, then to the extent that coal mined from the leased premises shall exceed 60% of the coal supplied to the tipples and cleaning plants on the leased premises -- Hinchman Hollow coal being considered as coal supplied to such tipples and cleaning plants but No.5 Block coal from lands other than the leased premises being excluded -- during the said two-year ensuing period any such payment made for that reason, to the amount thereof, shall be considered as having been an advance payment of tonnage royalty and, likewise, any such payment made for the reason that during any calendar year the Lessee shall have mined and removed from lands other than the leased premises No.5 Block coal in excess of 40% of the total of all coal mined and removed from the leased premises and other lands operated by the Lessee in conjunction therewith, all as hereinabove provided, shall be considered as having been an advance payment of tonnage royalty; and the Lessee may mine from the leased premises free of royalty so much coal as at the royalty rates then in effect would equal the amount of such advance payments for either or both of such reasons and causes.

     When, in the course of Lessee's mining operations, the mineable and marketable coal remaining unmined on the leased premises is so limited by exhaustion that it is not practical, by good mining practices, to mine and remove from the leased premises as much as two hundred (200) tons of clean coal per working hour, the Lessee shall be required to have and retain on the leased premises and other lands operated in connection therewith in the manner above provided only so much mobile equipment as is reasonably required to produce a reasonable output of coal in keeping with the amount of mineable and marketable coal on the leased premises available at the time.

     In the event the Lessor and the Lessee shall be unable to agree on any matter arising under the provisions of this Article IX, the matter upon which they fail to agree will be submitted to and determined by arbitration as is provided in Article XVI hereof.

     Neither Section 13, Article 4, Chapter 36, nor Section 28, Article 6, chapter 37 of the Code of West Virginia, nor any similar statute or law now in effect or that may be hereafter in effect, shall be applicable to any of the rights and obligations of the parties hereto as such rights and obligations are herein set forth.

                                      -8l-
                                      x.

                          IMPROVEMENTS, MACHINERY, AND
                          ---------------------------
                           EQUIPMENT AT TERMINATION
                           ------------------------

     Upon the termination of this lease otherwise than by forfeiture, and upon the payment of all sums due the Lessor or payable to others for the benefit of the Lessor, all machinery, equipment, supplies, tracks, wires, substations, transformers, generator sets, fans, tipples, washers, driers, tramways, belts, and all other property placed upon the leased premises by the Lessee and its predecessors may be removed from the leased premises at any time within six months after the date of termination; provided, however, that all houses and other permanent buildings then upon the leased premises and so much of the water and sewage systems and electrical facilities as serve such houses and permanent buildings shall remain upon the leased premises and be the property of the Lessor.

     Notwithstanding the right of the Lessee, otherwise, to remove the aforesaid property from the leased premises after the date of the termination of this lease otherwise than by forfeiture, not less than six (6) months prior to the time when the Lessee contemplates that this lease will be terminated by the mining of all the mineable and marketable coal hereby leased to the Lessee on the leased premises or prior to the expiration of the 100 year term hereof, whichever shall first occur, the Lessee will give notice in writing to the Lessor of such contemplated or actual termination. Within sixty (60) days after the Lessee shall have given the Lessor such notice of either such termination, the Lessor may, in writing, request of the Lessee that all, or any part, of such property then on the leased premises (but not including houses and other permanent buildings, water, sewage, and electrical facilities to be left upon the leased premises in any event) be appraised by two competent disinterested mining and mechanical engineers, one of whom shall be chosen by each of the parties hereto; and if such request be made, then such appraisal shall be made. If the appraisers so chosen shall be unable to agree, they shall select a third competent disinterested mining and mechanical engineer as umpire. The basis of valuation shall be the value which the property would have if removed from the leased premises to a location twenty-five (25) miles therefrom prior to any re-erection, re-assembling, or re-installation thereof, less the cost of so dismantling the improvements, installations, and steel rail tracks as to make them movable, and less the cost of transporting the same to such new location. And the value of such property as fixed by the two appraisers, or by one of such appraisers and the umpire, upon such basis of value shall be the appraised value of the property. A written report of such appraisal, and a certificate of the costs and fees incident thereto, signed by said two appraisers if they agree, and by one of said appraisers and said umpire if the two appraisers do not agree, shall be promptly returned to each the Lessee and the Lessor; and the Lessor, at any time within thirty (30) days from the date of said report of appraisal, shall have the right and privilege of purchasing said property at the appraised value thereof, with possession to be delivered at the termination of this lease. The Lessor's right and privilege of purchasing said property is to purchase all or so much thereof as it shall specify (but the right of the Lessor to purchase less than all of such property shall not extend to the taking of removable parts of any article or installation); and if purchase is made, payment shall be made at the time possession of the leased premises is delivered to the Lessor by the Lessee, subject to the right of the Lessee within the time hereinabove provided to remove from the leased premises all such property of the Lessee as is not purchased by the Lessor.

     If the Lessor shall not request such appraisal within sixty (60) days after the Lessee shall have given the Lessor notice of the contemplated or actual termination of this lease or shall not have within thirty (30) days from the date of the report of appraisal given the Lessee notice in writing that the Lessor is exercising its right to purchase all or so much of such appraised property as the Lessor shall elect, the Lessee may remove all of said property, or so much thereof as the Lessor shall not have elected to purchase, from the leased premises within six (6) months after the date of termination as is provided by the first paragraph of this Article x.

     If this lease is terminated by forfeiture, then all property of the Lessee at the time on the premises which was placed thereon by the Lessee or its predecessors, other than property intended primarily for the personal use of Lessee's officers, agents, and employees (such as, by way of illustration but not exclusive of other property for personal use, automobiles, clothes, bedclothes, tableware, kitchenware, radios, television sets, and property of any and all kinds then belonging to employees), shall become and be the property of the Lessor or its successors or assigns, absolutely and without any obligation of the Lessor to compensate the Lessee therefor.



                                      XI.

                    ASSIGNMENTS, SUBLETTING, AND MORTGAGING
                    ---------------------------------------

     The Lessee agrees that it will not voluntarily assign this leasehold estate, either in whole or in part, or permit the same to be assigned by operation of law, or sublet the leased premises or any part thereof, or create, suffer, or permit any lien or encumbrance upon its leasehold estate, or upon any of its rights and privileges hereunder, or give or transfer possession of the leased premises or any portion thereof to any other person, firm, or corporation, except as herein provided, without the consent of the Lessor in writing first had and obtained.


1.   Assignments
     -----------

     But the Lessor covenants that it will give such consent to any such assignment; provided, that the assignee be of such financial strength and have such experience in coal mining or in related mining activities as to give reasonable assurances that the premises leased hereby will continue to be successfully operated, and such assignee shall enter into an agreement directly with the Lessor agreeing to be bound by all of the terms and provisions of this lease to the same extent as if it were the original lessee hereunder; and provided, further, that the Lessor need not give such consent until the Lessee shall have first discharged any and all obligations of the Lessee to the Lessor then outstanding. In the event of any such assignment to which the Lessor shall give its written consent, the Lessee shall be released from all liability thereafter accruing to Lessor under this Deed of Lease and Agreement.


2.   Mortgage or Merger
     ------------------

     Lessee shall not be prohibited, without such consent, from executing mortgages or deeds of trust upon its leasehold estate and upon all rights of Lessee hereunder, subordinate, however, to all the liens, rights, and estates of Lessor, nor from suffering or permitting sale or foreclosure under such mortgages or deeds of trust, provided that the purchaser at such sale or foreclosure shall possess the same financial and experience qualifications required of an assignee as aforesaid, and shall enter into an agreement directly with the Lessor agreeing to be bound by all of the terms and provisions of this Deed of Lease and Agreement to the same extent as if such purchaser were the original lessee hereunder; nor shall Lessee be prohibited, without such consent, from merging or consolidating with another corporation by statutory merger or by sale and purchase whereby the continuing corporation, if it be not the Lessee, acquires all or substantially all of the Lessee's assets and assumes Lessee's obligations hereunder and if the continuing corporation be qualified in like manner as is hereinabove provided in respect of an assignee. In the event of any such merger or consolidation, if the Lessee be not the continuing corporation, the Lessor will release the Lessee from all of the Lessee's obligations to the Lessor which are assumed by the continuing corporation by an agreement in writing directly with the Lessor.


3.   Subletting
     ----------

     The Lessee will not sublet the demised premises or any part thereof or any of its rights or privileges hereunder without the written consent of the Lessor. The Lessee shall not be relieved of any of its responsibilities to the Lessor in respect of the leased premises or any part thereof or any of its rights or privileges hereunder sublet by the Lessee except to the extent provided by such consent of Lessor. The leasing by Lessee of houses to Lessee's employees shall not be considered to be subletting within the meaning of this provision. The mining of coal by the Lessee through contractors shall not be considered to be subletting by the Lessee within the meaning of this provision, provided any such contractor be bound to mine in like manner as the Lessee is required to mine hereunder and that, so far as the Lessor's rights and interests are concerned, the obligations of the Lessee shall not be modified or diminished.


                                     XII.

                          RIGHTS-OF-WAY FOR RAILROAD
                          --------------------------

     Lessor covenants and agrees that it will join with Lessee, when requested so to do by Lessee, in conveying to The Chesapeake and Ohio Railway Company, its successors, or such other railroad as may serve the leased premises or any other lands which the Lessee may operate for production of coal in connection with the leased premises, for a nominal consideration, such rights-of-way for such railroad tracks, sidetracks, tail tracks, switches, and facilities as may be reasonably required for the service by any such railroad of the leased premises and other properties operated by the Lessee in connection therewith. Such rights-of-way shall be of such estate or interest as the railroad shall require; provided, however, that the conveyance shall reserve to the Lessor and the Lessee, as their interests appear, all minerals underlying the surface of the land to be occupied by the railroad right-of-way and such appropriate under-ground, surface, and above-ground rights as will not interfere with or jeopardize the railroad operations. The Lessor shall be a party to all trackage agreements with any such railroad, and upon the termination of this lease shall succeed to the Lessee's rights and interests thereunder; but during the continuance of this lease the Lessor shall have no obligation to any such railroad company in respect of any such trackage agreement.

                                     XIII.

                          INSURANCE AND FIRE CONTROL
                          --------------------------

     1. The Lessee covenants that it will, during the continuance of this lease, keep the following buildings, structures, and improvements situate upon the leased premises insured by solvent fire insurance companies qualified to do business in the State of West Virginia against loss or damage by fire or lightning to the full extent of the insurable value thereof -- except, however, that foundations need not be included or insured -- , with provision that payment for any loss or damage be to and for the benefit of the Lessee and the Lessor as their interests may appear:

          All outside or above-ground buildings used or useful for stores, offices, theaters, dwellings, garages, workshops, and used or useful for other purposes incidental to the Lessee's coal mining and incidental operations, and the fixed or attached contents thereof, excluding, however, any such structure having an insurable value of $1,000 or less, and the contents thereof.

          All fixed or stationary outside mining, transporting, processing, loading, and refuse handling plants and equipment (including moving parts thereof), including, but not limited to:

          All tipples, headhouses, and raw coal bins;

          All cleaning plants and the appurtenances thereto, including the washers, the driers, the screening plants, all conveyor galleries and dumps, the coal and refuse silos, and all other facilities physically connected with the cleaning plants;

          All substations;

          All aerial tramway installations and appurtenant equipment;

          All fan houses and all slope hoists and appurtenances.

     It is distinctly understood by and between the parties hereto, however, that there is excluded from the property required to be insured as aforesaid, all mobile, unattached, or portable machines, mine cars, mine motors, trucks, automobiles, and other mobile unattached or portable machinery, equipment, tools, and supplies, and all steel rails.

     However, it is distinctly understood by and between the parties hereto that, to the extent that any such insurance as is hereby provided to be carried by the Lessee is not offered by as many as three solvent fire insurance companies qualified to do business in the State of West Virginia, at rates not in excess of those approved by the Insurance Commissioner of West Virginia, or by such public officer or agency as hereafter may be constituted to perform comparable functions, the Lessee shall be relieved of its obligation to insure. If, however, the Lessee, though not obligated to do so, does procure insurance covering said property, or any of it, against such risks, or any of them, from any insurer, such insurance shall be for the benefit of the Lessee and the Lessor as their interests may appear.

     In case of loss or damage to property as hereinabove provided, the loss or damage shall be adjusted by the Lessee; but when the loss or damage is estimated to be in an amount in excess of $20,000, the Lessee will adjust such loss in consultation with the Lessor.

     2. The Lessee covenants that in case of destruction of or damage to any of such insured property which is necessary to enable the Lessee to perform its obligations hereunder, it will cause such destroyed or damaged property to be replaced or repaired;

and the Lessor covenants that if the Lessee be not in default in the payment of any money owing by the Lessee to the Lessor and the Lessor has no reasonable grounds to believe that the Lessee's financial condition is not such as to give reasonable assurance of the Lessees ability to discharge all of its obligations and liabilities to the Lessor, upon assurances in writing by the Lessee that the Lessee will cause such destroyed or damaged property to be replaced or repaired, the Lessor will promptly endorse or assign over to the Lessee all of the Lessor's interest in any proceeds of any such insurance. If any such insured property which is destroyed or damaged is not necessary to enable the Lessee to perform its obligations hereunder, but the Lessee gives the Lessor assurances that the Lessee will use the proceeds of such insurance in otherwise improving the leased premises or the equipment thereon, then upon the same conditions the Lessor will promptly endorse or assign over to the Lessee all of the Lessor's interest in any proceeds of such insurance.

          If, in either of the above circumstances, the Lessor has reasonable grounds to believe that the Lessee's financial condition is not such as to give reasonable assurance of the Lessee's ability to discharge all of its obligations and liabilities to the Lessor, then the Lessor may retain with the Lessee joint control of such proceeds of insurance for application to the replacement or repair of such property necessary to enable the Lessee to perform its obligations hereunder which shall have been destroyed or damaged, or for the application of such proceeds of insurance to otherwise improving the leased premises or the equipment thereon, as the case may be.

          If the destroyed or damaged property is not necessary to enable the Lessee to perform its obligations hereunder and there be no need for the use of proceeds of insurance to improve the leased premises or the equipment thereon, then the proceeds of any such insurance shall be divided between and paid out to the Lessee and the Lessor in equal shares.

     3. If, at its sole option, the Lessee shall hereafter carry on the property hereinabove specified, or any part thereof, any insurance coverage extended beyond fire and lightning, such as, but not limited to, riot and civil commotion, the Lessor shall be made a co-insured, and in case of destruction of or damage to any such property so insured, the proceeds of such extended insurance coverage shall be used or disposed of in like manner as is hereinabove provided in respect of insurance against loss or damage by fire or lightning. If the Lessee at its sole option shall at any time carry such extended coverage insurance, the Lessee may at any time terminate any and all such extended coverage.

     4. The Lessee agrees that if at any time or times it shall fail to procure and keep in force the insurance herein provided for, or to pay the premiums thereon, the Lessor shall have the right to procure such insurance and pay the premiums thereon or to pay the premium upon insurance obtained by the Lessee but not paid for by it, and all amounts so expended by the Lessor shall be repaid to the Lessor by the Lessee upon demand and shall be taken and treated as rent; but nothing herein contained shall be construed as imposing any duty upon the Lessor to obtain or to pay for any such insurance or as making the Lessor responsible for any loss suffered because of failure to obtain adequate insurance.

     5. When the Lessee shall have, from time to time, procured the insurance herein provided to be procured by the Lessee, the Lessee shall promptly give the Lessor information of the property insured, either specifically or in general terms, the risks insured against, and the valuation of the property insured, and, if so requested in writing by the Lessor, copies of the insurance policies; and if the Lessor is not satisfied that the insurance so procured by the Lessee complies with the provisions of this article, the Lessor shall promptly give to the Lessee notice of the respects in which the Lessor believes that such insurance so procured by the Lessee does not comply with the provisions hereof; and if the Lessor shall not promptly designate the matters in respect of which the Lessor contends that the such insurance does not comply with the provisions hereof, the Lessor shall be considered to have accepted the insurance procured by the Lessee as fully complying with all of the provisions of this article. If, thereafter, there shall occur any change of circumstance affecting the compliance of such insurance with the provisions hereof, Lessor may give Lessee written notice specifying the changes which Lessor believes to be required for compliance herewith, and Lessor shall not be considered to have accepted for the future the sufficiency of the insurance theretofore procured in so far as the insufficiencies designated by the Lessor are concerned.


     6. The Lessor may, but shall not be required to, waive any and all requirements of such fire and lightning insurance, in respect of all or any of the property hereinabove designated, if at any time the Lessee desires to become a self-insurer in respect thereof.

     7. The Lessee agrees that it will install and continuously maintain in good working order on the leased premises and other premises operated by the Lessee in connection therewith, such underground fire fighting equipment as the Lessee reasonably believes to be adequate to control underground mine fires; and that it will cause reasonably adequate personnel to be trained in the use and operation of such equipment.

     8. If the Lessor and the Lessee are unable to agree in respect of any question arising under the provisions of this Article XIII, with reference to the property to be insured, the value there-of, the availability of insurance therefor, the maintenance of fire fighting equipment, or the training of personnel, the matters in difference shall be submitted to and determined by arbitration in the manner and with the effect as is provided by Article XVI hereof.


                                      XIV.

                         LIENS FOR RENTS AND ROYALTIES
                         -----------------------------

     All rents and royalties and other payments herein provided to be made by the Lessee to, or for the benefit of, the Lessor shall be treated and considered as rent reserved for the leased premises, and the Lessor shall have a first and prior lien therefor upon the leasehold estate hereby created and upon all improvements and property of the Lessee thereon (merchandise intended for resale and coal loaded into railroad cars or trucks excepted), which lien shall continue in full force, validity, and effect until discharged by payment, irrespective of when such rents, royalties, or other payments accrued and became due to be paid, and shall in no respect be limited to such rents, royalties, or other payments as shall have accrued within one year. Whenever any such rent, royalty, or other payment shall be due to, the Lessor and shall remain unpaid for fifteen (15) days after written notice of default given by Lessor to Lessee, the movable property of the Lessee upon the leased premises may be distrained and sold to pay the same, irrespective of when such rent, royalty, or other payment matured and became due to be paid, or, at the election of the Lessor, said lien, with respect to the leasehold estate and the improvements thereon, including movable property of the Lessee, may be enforced by suit or other proceeding in any court of competent jurisdiction, without any requirement of delay or notice, other than legal process, irrespective of when such rent, royalty or other payment accrued and became due to be paid; and this remedy of the Lessor shall in no respect be limited to the recovery of such rents, royalties, or other payments as shall have accrued within one (1) year or by reason of the fact that any property of the Lessee on the leased premises be subject to any other lien created after such property has been brought upon the leased premises. At any sale made under this Article XIV, the Lessor may become the purchaser of the property sold, free from any claim or claims of the Lessee. Nothing herein contained shall prevent Lessee, when not in default in the payment of any sums due to Lessor, from disposing of or removing from the leased premises worn or obsolete property, or property not needed in the performance of its obligations hereunder, or from moving from time to time mobile machinery or equipment on and off the leased premises; provided there always shall be had on the leased premises and other lands operated by the Lessee in connection therewith machinery and equipment of the amount and capacity provided for by Article IX hereof.

     As of the date hereof, all buildings, machinery, and equipment, including tipple, cleaning plant, steel rails, wiring, and other installations of every kind and character attached to the soil, and including also, with a few exceptions or negligible significance, all mobile and portable machinery and equipment, on the leased premises used or for use by the Lessee in its operations on the leased premises and on other lands operated in connection therewith, are owned outright and fully paid for by the Lessee, free of all liens, claims, and encumbrances in favor of any person, firm, or corporation other than Lessor. The Lessee has no present plan or program contemplating the acquisition of any building, machinery, or equipment on any other basis, and all such buildings, machinery, and equipment hereafter brought on the leased premises by the Lessee for use in its operations hereunder, and which shall be attached to the soil -- and whether or not of the nature of trade fixtures -- shall be owned outright by the Lessee and free of liens in favor of third persons; but this provision shall not preclude the Lessee's acquisition thereof by contracts pursuant to which payment therefor may be extended over a period of not to exceed five (5) years following the date of acquisition. However, as renewals, replacements, and additions of and to mobile and portable machinery and equipment become necessary, the Lessee may acquire, for use on the leased premises and on other lands operated in connection therewith, mobile and portable machinery and equipment by conditional sale, lease-purchase, simple lease, or other contracts relating to payment and title, with regular suppliers of such mobile and portable machinery and equipment, upon such terms and conditions as to payment and title as are at the time in common use in the bituminous coal mining industry. Provided, that all such contracts between the suppliers of such mobile and portable machinery and equipment and the Lessee shall specify that if at any time the Lessor shall become entitled to take possession of the leasehold estate and of the Lessee's property thereon, and the Lessor does take such possession, the Lessor shall have the right to succeed to the rights and interests of the Lessee in such contracts and in the property to which such contracts relate, and, subject to the rights and interests of the suppliers of such machinery and equipment, the Lessor's lien provided for hereby shall attach to such machinery and equipment pursuant to the provisions of the preceding paragraph of this Article XIV.

                                      XV.

                              FORFEITURE OF LEASE
                              -------------------

     1. It is covenanted and agreed and made a condition of this lease that prompt payment or the rent reserved, including therein and as a part thereof royalties and all sums of money provided to be paid by the Lessee for taxes, levies, assessments, insurance premiums, and for any other purpose to or for the benefit of the Lessor, at the time and place and in the manner in this lease provided, is of the essence of this contract; that

          If any such rent or royalty or other sum of money to be paid to or for the benefit of Lessor by the Lessee ass aforesaid, or any part thereof, shall be due and unpaid for thirty (30) days after any such payment shall become due and written notice of default has been given to the Lessee by the Lessor; or

          If the Lessee shall wilfully conduct its mining operations in such manner as to cause waste to the leased premises of such character as not to be readily remedied by the payment of money and such methods of mining or conduct are continued for sixty (60) days after the Lessor has by writing demanded correction thereof, or if money damages shall be agreed upon by Lessee and Lessor and are not paid by the Lessee within sixty (60) days after the reaching of such agreement; or

          If the Lessee shall wilfully fail to give to Lessor such maps, statements, or other information reasonably desired by the Lessor and provided by this lease and agreement to be given by the Lessee to the Lessor, and shall continue in such failure for thirty (30) days after the Lessor in writing has requested the same to be furnished by the Lessee; or

          If the Lessee shall assign or sublet this lease or any part thereof or shall suffer the sale thereof under foreclosure or mortgage contrary to the provisions of Article XI hereof; or

          If the Lessee shall fail to comply with and perform the requirements of any award or arbitration made pursuant to the provisions of Article XVI hereof in respect of any matter for which this lease and agreement provides for such arbitration within thirty (30) days after such award or determination has become final; or

          If in respect of any dispute for which arbitration is provided by this lease and agreement the Lessor shall demand arbitration and the Lessee shall refuse to arbitrate or unreasonably fail to cooperate in bringing arbitration to a conclusion, or if neither the Lessor nor the Lessee shall demand arbitration, or if for any other reason, other than the fault of the Lessor, arbitration shall not be entered into or an award shall not be made, and the Lessor resorts to legal action and obtains a judgment for money or a decree (including a declaration of rights in a declaratory judgment action) against the Lessee requiring the Lessee to do or to refrain from doing any act or thing involved in such dispute or determining the duties of the Lessee involved in such dispute, then if the Lessee shall not pay or discharge the money judgment within thirty
(30) days from the time the same becomes appealable or shall not do or refrain from doing the acts and things as ordered or declared by such judgment or decree within sixty (60) days after the same becomes appealable, unless the Lessee shall appeal from such judgment or decree and file a supersedes bond, and in case of any such appeal, unless the Lessee shall do or refrain from doing the acts and things as ordered or declared by the appellate court of last resort within sixty (60) days after the entry by such appellate court of its judgment or decree;

        If, in respect of any of the foregoing grounds and conditions other than those calling for the payment of money, full compliance within any time specified shall be impractical, compliance shall mean the prompt beginning and expeditious continuance of performance; or

        If the Lessee shall wilfully deny the Lessor or its agents access to the leased premises and operations of the Lessee for the inspection thereof and such denial shall continue for two (2) days after an executive officer of the Lessor shall have made demand, either in writing or confirmed by writing, upon an executive officer of the Lessee, then,

        In any such event, the Lessor shall have the right at its option to terminate and end this lease and the term hereby granted, as well as all of the right, title, and interest of the Lessee hereunder, without further notice or demand or legal procedures and to re-enter the leased premises, and the same to have, repossess, and enjoy as of the Lessor's former estate, together with all buildings, equipment, machinery, fixtures, tools, and other property of the Lessee therein and thereon, other than property unrelated to the Lessee's mining operations, anything herein to the contrary notwithstanding, and to terminate this lease -- except as to Lessee's liability for sums of money due and owing to or for the benefit of Lessor -- and all rights of Lessee hereunder, any former indulgences of the Lessee by the Lessor to the contrary notwithstanding. And the Lessor at all times shall have the right of distraint as in Article XIV of this lease provided and the benefit of other proper proceedings in law or in equity and all other remedies as now or hereafter provided by law for collection of rents due and unpaid and for regaining possession of the leased premises. And the Lessee hereby expressly waives any and all right to recover possession of said premises, or to reinstate or to redeem or to avoid a forfeiture of this lease, the rights and privileges herein granted, as permitted or provided under any provision of the law of West Virginia now in effect or hereafter enacted, or by any other law, ordinance, regulation, or court decision now or hereafter in force and effect. But nothing contained in the preceding parts of this Article, or elsewhere in this lease, shall be construed to abridge or waive the right of the Lessee to resort to appropriate judicial proceedings to test the right of the Lessor to forfeit this lease.

     A waiver by Lessor of any particular cause of forfeiture shall not prevent forfeiture for any other cause, or for the same cause occurring at any other time, nor shall the receipt by Lessor from Lessee, or from any other person, after the occurrence of any cause of forfeiture of which notice has been given by Lessor to Lessee, of any royalties, rentals, or other payments theretofore or thereafter accruing to Lessor, or the continued recognition by Lessor of Lessee ass its tenant after the occurrence of any cause of forfeiture of which notice has been given by Lessor to Lessee, be deemed a waiver of Lessor's right to enforce the forfeiture so long as the cause of forfeiture continues to exist.

     2. If the Lessee, or any assignee of Lessee, in possession of the leased premises shall be adjudicated a bankrupt, or shall file a voluntary petition in bankruptcy, or shall make a general assignment for creditors, or shall be adjudicated insolvent, or if a receiver shall be appointed for Lessee, or such assignee, and not be discharged within sixty (60) days after the appointment, or if proceedings for reorganization of Lessee or such assignee shall be instituted under the bankruptcy laws of the United States by or against Lessee or such assignee, Lessor may immediately and at once, without notice, declare the term hereof at an end, with the same effect as is hereinabove provided.


                                     XVI.

                                  ARBITRATION
                                  -----------

     Any dispute, question, or controversy arising under this lease for which arbitration is herein provided say be submitted to arbitration in the following manner: The party demanding arbitration shall give to the other notice in writing of such demand, naming in such notice a person selected as an arbitrator by the party giving such notice; the other party shall within fifteen (15) days after receipt of such notice give notice in writing to the party demanding such arbitration, naming a person as arbitrator selected by it. If the party served with the original notice as hereinbefore provided shall fail within fifteen (15) days to notify the other party of the arbitrator selected by it, the party giving said original notice may, by notice in writing served upon the other, request the Judge, or any Judge if more than one, of the District Court of the United States for the Southern District of West Virginia, or such tribunal as may at the time be the successor of such Court, to appoint a second arbitrator, and such Judge may appoint such second arbitrator; the two arbitrators selected as aforesaid shall within fifteen (15) days after the appointment of the second arbitrator meet and select a disinterested mining engineer experienced in coal mining in the general area of the leased premises and competent to make such examinations and inspections as may be appropriate, to serve as third arbitrator and fix a time and place for hearing the matter in dispute, which shall be within fifteen (15) days from the time the third arbitrator is selected. If the two arbitrators chosen as aforesaid cannot agree upon the third arbitrator, said Judge may, upon request of the said two arbitrators or of either of them, appoint the third arbitrator, qualified as aforesaid. Failing such appointment, the third arbitrator, qualified as aforesaid, my be appointed, upon the request of the two arbitrators chosen or upon the request of either of them, by the Judge of the Circuit Court in and for Logan County, West Virginia. In case, pending any arbitration' under this lease, any arbitrator, or successor, or substitute arbitrator, shall die, or for any reason be unable or unwilling to act, his successor shall be appointed as he was appointed, and such successor or substitute arbitrator, as to all matters then pending, shall act the same as if he had been originally appointed as an arbitrator and if he deems it necessary to the proper discharge of his responsibilities he examine or re-examine any witness who may have theretofore been examined. The award of any two of the three arbitrators so chosen shall be final and binding upon both parties. Each party shall bear the expense of preparing and presenting its own case and the expense of its own arbitrator, and shall pay one-half of the expense of the third arbitrator. The Lessor and the Lessee covenant that they will fully cooperate and do all that they reasonably can, respectively to expedite the decision or award of the arbitrators, to the end that, if reasonably possible, such award or decision may be made within sixty (60) days after the appointment of the third arbitrator.

     In respect of matters for which arbitration is herein provided, the foregoing provisions for arbitration shall be irrevocable, and arbitration and award hereunder, if demanded by either party, shall be a condition precedent to the right to maintain any action or suit based upon such matter or matters in dispute, question, or controversy, unless arbitration fail because of the inability to obtain a board of arbitration in the manner hereinabove provided, or, having obtained such board, the board fails to reach a decision or award.

                                     XVII.

                                   WARRANTY
                                   --------

     The coal rights and interests herein leased are limited to such as the Lessor possesses and has the lawful right to lease, and Lessor's warranties, whether express or implied, are limited to such title ass Lessor owns, and, subject to this limitation and all the rights herein expressly reserved unto the Lessor otherwise, Lessor warrants that neither it nor any of its officers or directors has any knowledge or information of any claim adverse to the coal rights and interests herein leased by the Lessor to the Lessee and that the Lessee, complying with and keeping and performing the terms, conditions, and covenants of the lease, by it to be kept and performed, shall have quiet use, possession, and enjoyment of the said lands for the time and purposes aforesaid; and that all covenant and conditions herein shall run with the land and be and remain, for the term of this lease, binding upon the parties hereto, their successors and assigns. Lessor's liability under this Article shall be limited as hereinafter in this Article set out. If the title of the Lessor to any part of the leased premises, or to any of the rights and privileges hereby leased, shall be lost to the holder of a superior title, by reason whereof any of the coal which Lessee is required or permitted to mine is lost to Lessee, and the same (if contested) is so adjudged by the highest court which will accept jurisdiction to settle the controversy, no royalty shall thereafter be paid to Lessor by Lessee on account of the coal so lost, and in the event royalty on the coal so lost has been paid by Lessee to Lessor, Lessor shall repay to Lessee, without interest, the royalty on the coal so lost to Lessee by reason of such outstanding superior title, and the minimum annual rental shall be reduced from the beginning of this lease in the proportion which the area of the mineable and marketable coal so lost bears to the total area of mineable and marketable coal on the leased premises at the date hereof, and any payment of unrecouped minimum annual rental required to reflect such reduction shall promptly be made by Lessor to Lessee, and Lessor shall refund to Lessee, with interest at six per cent (6%) per annum, any taxes which Lessee may have paid after the date of this Deed of lease and Agreement on the land containing the coal so lost. Lessor shall have the right, within three (3) months after the final order in such litigation, to purchase the coal in place so lost, and if so purchased by Lessor it shall thereupon become a part of the leased premises with the same effect as if now owned by Lessor in perfect title if, but only if, Lessee has not completed its mining operations in the immediate vicinity thereof to such extent that it would be impracticable to mine the same; but should Lessor elect not to purchase the same or fail within the said three (3) months' period to purchase the same, Lessee shall have the right to purchase such coal and to mine the same free of all royalty and wheelage. If neither party purchases such coal, the Lessor shall indemnify the Lessee against all damages to others for which the Lessee may be answerable for mining operations conducted by the Lessee on the disputed premises prior to Lessee's knowledge of such dispute.

     It is further understood and agreed that the Lessor, at its own expense, will defend all suits or proceedings whatever, instituted against the Lessor or Lessee herein, involving the title to the premises hereby leased or any part thereof.

                                    XVIII.

                                    NOTICES
                                    -------

     The giving of any notice or the making of any demand on the Lessee under the provisions hereof, shall be sufficient, if in writing, addressed to the Lessee at Port Amherst 1, Charleston, Kanawha County, West Virgina, or such other address as Lessee may hereafter designate in writing, and mailed by postpaid United States mail. The delivery of any maps, plans, or projections to the Lessor, and the giving of any notice to Lessor, the making of any demand on Lessor under the provisions hereof, or the payment of any royalties, rents, or other sums due hereunder, shall be sufficient if made to Lessor and mailed by postpaid United States mail addressed to Lessor at 1111 First Huntington National Bank Building, Huntingtion, West Virginia, or such other address as Lessor may hereafter designate in writing.


                                     XIX.

     In this Deed of Lease and Agreement all rights and privileges and responsibilities and liabilities of Dingess-Rum, the Lessor, and of Amherst, the Lessee, respectively, shall inure to the benefit of or be binding upon their respective successors and assigns and any and all others in any manner succeeding to their' respective rights and privileges and responsibilities and liabilities; provided that nothing in this Article XIX shall waive compliance by Lessee, its assignees, mortgagees, or sublessees with the provisions of
Article XI hereof relating to assignments, mortgages, mergers, and subletting.


     IN WITTINESS WHEREOF, the said DINGESS-RUM COAL COMPANY has caused its corporate name to be signed to two counterpart copies hereof by ROLLA D. CAMPBELL, its President, and J. L. CALDWELL McFADDIN, its Vice President, and its corporate seal to be affixed thereto by James H. Davis III, its Secretary, all thereunto duly authorized; and the said AMHERST COAL COMPANY has caused its corporate name to be signed to said two counterpart copies by HERBERT E. JONES, JR., its President, and its corporate seal to be affixed thereto by W. F. MILLER, its SECRETARY both thereunto duly authorized; all as of the day and year first hereinabove written.


Dingess Rum Corporate Seal

                                   DINGESS-RUM COAL COMPANY

                                             By /s/ Rolla D. Campbell
                                                -------------------------
                                                      Rolla D. Campbell,

                                                Its President,           and


Attest: /s/ James H Davis III
        ----------------------
          Its Secretary                      /s/ J. L. Caldwell McFaddin
             -----------------               ----------------------------------
                                                      J. L. Caldwell McFaddin

                                                Its Vice President.



                                   AMHERST COAL COMPANY,

                                        By: /s/ Herbert E. Jones, Jr.,
                                            ----------------------------------
                                                      Herbert E. Jones, Jr.,

                                            Its President.


Amherst Rum Corporate Seal

Attest: W. F. Miller
       -------------------
       Its Secretary
           ---------------

STATE OF WEST VIRGINIA

COUNTY OF CABELL To-wit:

     I, [SIGNATURE APPEARS HERE] a Notary Public of the said County or Cabell, do certify that ROLLA D. CAMPBELL, who as President signed the writing hereto annexed bearing date the 1st day of June, 1962, for DINGESS-RUM COAL COMPANY, a corporation, has this day in my said county, before me, acknowledged the said writing to be the act and deed of said corporation.

     My commission expires July 10, 1972
     Given under my hand and official notorial seal this 4th day of September, 1962.


Notary Seal

                                             /s/  [SIGNATURE APPEARS HERE]
                                             ----------------------------------
                                             Notary Public for Cabell County
                                             West Virginia.



STATE OF TEXAS,
COUNTY OF JEFFERSON, To-wit:


     I, Patricia Garlington, a Notary Public of the said County of Jefferson, do certify that J. L. CALDWELL McFADDIN, who as Vice President signed the writing hereto annexed bearing date the 1st day of June, 1962, for DINGESS-RUM COAL COMPANY, a corporation, has this day in my said county, before me, acknowledged the said writing to be the act and deed of said corporation.

     My commission expires June 1, 1963.
                           -----------------------
     Given under my hand and official notarial seal this 30th day of August, 1962.


Notary Seal

                                        /s/ Patricia Garlington
                                        ---------------------------------------
                                        Notary Public for Jefferson County,
                                        Texas.

STATE OF WEST VIRGINIA

COUNTY OF Kanawha To-wit:

     I, Garnet Crawford a Notary Public of the said County of Kanawha, do certify that HERBERT E. JONES, JR., who as President signed the writing hereto annexed bearing date the 1st day of June, 1962, for AMHERST COAL COMPANY, a corporation, has this day in my said county, before me, acknowledged the said writing to be the act of said corporation.

     My commission expires March 31, 1970.

     Given under my hand and official notarial seal this 15th day of August, 1962.

   Notarial Seal

                                         /s/ Garnet Crawford
                                         ---------------------------------
                                         Notary Public for Kanawha County,
                                         West Virginia



STATE OF WEST VIRGINIA COUNTY OF LOGAN TO Wit:
IN THE OFFICE OF THE CLERK OF THE COUNTY COURT:

The foregoing paper was this the 5th day of September 1962 at 1:26PM, presented to me in my office, and thereupon, together with a certificate thereunto is admitted to record.
                    53.75
                    21.50 Map                Teste LUTHER MOUNT CLERK
                    -----
Recording Fee    $  75.25 Pd.                By: /s/ Delano Ellis, Deputy
                                                -----------------

     This Supplemental Deed of Lease and Agreement made this first day of January 1968 by and between Dingess-Rum Coal Company, a West Virginia corporation, party of the first part, hereinafter called "D-R", and Amherst Coal Company, a West Virginia corporation, party of the second part, hereinafter called "Amherst ":

     Reference is here made to that certain Deed of Lease and Agreement (hereinafter referred to as "said lease") dated June 1, 1962 by and between D-R and Amherst, which is of record in the office of the clerk of the County Court of Logan County, West Virginia in Deed Book 287, at page 404 et seq., whereby certain lands of D-R situate on the waters of Rum Creek and Buffalo Creek in Logan County, West Virginia were leased to Amherst for coal mining purposes for the time and on the terms and provisions therein set out; and

     Whereas, Amherst desires to add to the coal deposits leased by it under said lease the Cedar Grove or Island Creek seam (hereinafter called Cedar Grove) of coal in a tract of 527.78 acres more or less (hereinafter called "said tract") on said Rum Creek, binding on premises of D-R leased to Amherst under said lease, and being part of D-R's lands known as its Argyle premises and as its Georges Creek premises; and D-R is willing to lease such coal on the terms and conditions herein set out; and

     Whereas, Amherst has conducted mining operations in the Cedar Grove seam held by it under said lease up to the boundary line between said tract and the adjoining lands of D-R held by Amherst under said lease, and Amherst has underground access to the Cedar Grove seam in said tract by extending its said workings or new workings in said seam in the Paragon Lease premises across said boundary line, and will not need to provide access to the Cedar Grove seam on said tract by means of vertical shafts or slopes on said tract from which coal would be brought to the surface on said tract.

     Now, therefore, in consideration of the premises and of the mutual promises
     ---  ---------
herein contained, and of the sum of One Hundred Dollars cash in hand paid by Amherst to D-R, the receipt of which is hereby acknowledged

     THIS SUPPLEMENTAL DEED OF LEASE AND AGREEMENT WITNESSETH:
     ---------------------------------------------------------

     The parties hereto have agreed, and do hereby agree, as follows:

     ARTICLE I - Additional Property Lease

     D-R does hereby demise, let and lease to Amherst, for the mining of coal from the Cedar Grove seam only, that certain tract of land situate and located on the waters of Rum Creek in Logan County, West Virginia, which is bounded and described as follows:

     Beginning at a double black pine corner, said corner common to Amherst Coal Company's Cub Fork lease and the northeast corner of the old Georges Creek lease and being N 30 degrees 21' 06" W 255.70 feet from a set stone, said stone coordinate values are S 8,913.39 and E 20,703.53 and witness by a locust and sassafras; thence from said beginning point

1. N 39 degrees 17' 20" W 1655.00 feet to a 12 inch black oak with two chestnut and a black oak witness;

2. N 68 degrees 17' 40" W 1144.55 feet to a set stone with two chestnut witnesses;

3. N 33 degrees 09' 45" 453.93 feet to a set stone with a hickory and two locust witnesses;

4. S 38 degrees 04' 37" W 8434.96 feet to a point where a beech once stood on the north bank of Rum Creek; thence up said Creek and on left side thereof

5.   N 83 degrees 45' E 1075.90 feet to a white oak in a small hollow;

6. S 34 degrees OS' E 333.60 feet to where a pine stood on the north bank of Rum Creek;

7. S 74 degrees 35' E 840.55 feet to a point where a beech once stood on the north bank of said Creek;

8. S 69 degrees 13' E 1039.00 feet to a stake near the mouth of Cub Fork; thence leaving said Rum Creek and up the mountain

9.   N 40 degrees 27' E 6972.40 feet to a place of Beginning, and containing
527.78 acres, more or less.

     Said tract is shown on a map attached hereto and made a part hereof, bearing the following legend:

     Map showing tract of land containing 527.78 acres on Rum Creek, Logan County, West Virginia, the Cedar Grove seam of coal in which is leased by Dingess-Rum Coal Company to Amherst Coal Company

                                                 William R. Long, Chief Engineer
                                                 December 7, 1967

     ARTICLE II - General Provisions of Said Lease Apply

     Subject to the special provisions set out in Article III hereof, this Supplemental Deed of Lease and Agreement (hereinafter referred to as "this lease") is subject to all the terms, exceptions, reservations, covenants, conditions, and restrictions set out in said lease to the same extent as if the coal and tract of land described in Article I hereof had been included in said lease. In case any conflict shall arise between the provisions of this lease and those of said lease, the provisions of this lease shall govern.

     ARTICLE III - Special Provisions

     1. It is mutually agreed that Amherst will mine said Cedar Grove seam in said tract by means of entries and air-courses now or hereafter existing in said seam on adjoining lands of D-R held by Amherst under said lease and that the coal so mined will be taken to Amherst's tipple or tipples on lands leased by D-R to Amherst under said lease for processing; that Amherst shall not be obligated to pay any wheelage or transportation or dumping charge on such coal; that D-R consents to the crossing in said Cedar Grove seam of the boundary line between said tract and such adjoining lands; that D-R waives the maintenance by Amherst in said seam of any barrier pillar along either side of said boundary line; and that Amherst shall not have the right under this lease to mine coal from any seam in said tract other than the Cedar Grove seam.

     2. A persistent parting of slate or bone in said Cedar Grove seam in said tract is known to exist and said parting becomes thicker proceeding in a northwesterly direction from the boundary line between said tract and adjacent lands of D-R leased to Amherst under said lease toward the headwaters of Dingess Run. D-R agrees that Amherst shall not be obligated to mine beyond the line at which said parting measures as much as twelve inches (12 in.) in thickness into areas where said parting exceeds twelve inches (12 in.) in thickness; but if Amherst desires to mine beyond such line into areas where said parting is in excess of twelve inches (12 in.), Amherst shall have the optional right to do so subject to the advance written approval of D-R's Chief Engineer of its projections covering its mining beyond said line, as more fully set out in said lease. But nothing in this paragraph 2 shall require Amherst to mine coal from said seam in said tract which is not mineable and marketable as defined in said lease.

     3. Amherst agrees to pay to D-R the same tonnage and percentage royalties on and for each and every ton of coal mined by it from said Cedar Grove seam on said tract as are provided by Article VI of said lease to be paid by Amherst on and for coal mined from the Eagle or No. 2 Gas seam; but the minimum annual rental provided in paragraph numbered 4 of said Article VI shall remain unchanged because of anything contained in this lease.

     4. Taxes on said tract for 1968 (assessed as of July 1, 1967) and for subsequent years during which this lease shall remain in effect shall be paid by Amherst; provided that in the event other seam or seams of coal on said tract shall be leased to a lessee other than Amherst and coal shall be produced from such other seam or seams, then Amherst shall pay such portion of the taxes on the lands common to this lease and such other lease for any year as the production of coal by Amherst in tons during such year bears to the total production of coal in tons from such common lands, such apportionment to be made by D-R's Chief Engineer and certified to Amherst with the data on which it is made.

     5. D-R, its lessees, successors, and assigns shall have the right to remove all or part of the coal from seams in said tract which lie above and/or below said Cedar Grove seam without regard to the direct effect thereof on Amherst's mining operations in said Cedar Grove seam and without liability for any damage which may be caused by the extraction of coal from such other seam or seams to Amherst's operations in said seam or to its machinery, equipment or other property on, above, or below the surface of said tract. But if D-R, its lessees, successors, or assigns, shall remove all or any part of the coal from another seam or seams of coal in said tract and such removal causes coal in the Cedar Grove seam in said tract which otherwise would have been mineable and marketable no longer to be mineable and marketable, then Amherst shall not be obligated to mine and remove such coal.

     6. Amherst shall not have any right to use the surface of the said tract except for the drilling and maintenance of vertical holes from the surface to the Cedar Grove seam for carrying electric power lines from the surface to its workings in said seam and for removing water from said seam, and except for the maintenance on said surface of necessary electric transmission lines carrying electric power to said holes or hole and telephone lines with poles and transformers and of necessary pumps, pipes, water lines, and power lines or engines serving such pumps, and except for ingress and egress to and from such holes and other installations mentioned in this paragraph; and all such holes and other equipment shall be located only at points having the prior written approval of D-R's Chief Engineer in order to assure that such surface use by Amherst will interfere as little as reasonably possible with other uses which D-R might wish to make of such surface or of the seams of coal thereunder other than the Cedar Grove seam, and when so located, D-R and its lessees shall not thereafter make any use of the surface of said tract which will unreasonably interfere with the use of said holes and other equipment by Amherst.

     7. Amherst shall not have the right to cut or remove any timber growing on the surface of said tract except as may be necessary in exercising the surface rights mentioned in paragraph 6 of this Article III; and all timber so cut by Amherst shall be sawed in usual lengths and placed by Amherst in piles at points convenient for removal by D-R, to whom such timber, and the logs therefrom, belong.

     8. Amherst shall have the right, prior to the end of the term of said lease, to surrender all of its rights under this lease with respect to said tract and to said Cedar Grove seam of coal therein only when and after it has mined and removed all of the mineable and marketable coal from said seam (except such coal as Amherst may be excused from mining by paragraphs 2 and 5 of this Article III) and paid all royalties, taxes and other sums due or accrued to D-R with respect thereto and has duly performed all of its other obligations hereunder, and thereafter shall be relieved from paying taxes on said tract which have not been assessed prior to such surrender and shall likewise thereafter be relieved of all of its duties and obligations with respect to said tract and the said Cedar Grove seam therein; provided, however, that within three months after such surrender, but not thereafter, Amherst may remove from said tract and from the Cedar Grove seam therein, all machinery, equipment and other property which it may have brought on or installed on said tract or in said seam therein.

     9. This lease is made expressly subject to the pipeline easement across said tract held by Hope Natural Gas Company and to the rights and interests of other persons outstanding on the date of this lease in persons claiming by, through, or under D-R.

     Witness the following signatures and seals of the parties hereto affixed by their respective corporate officers thereunto duly authorized, in duplicate originals, this the year and date above set out.

                                        DINGESS-RUM COAL COMPANY


(Dingess-Rum)                           by /s/ Rolla D. Campbell
                                           ----------------------------
(Corporate Seal)                             Its President



Attest:


 /s/ James H. Davis III
---------------------------
   Its Secretary


                                        AMHERST COAL COMPANY

(Amherst)                               by /s/ Herbert E. Jones, Jr.
                                           ----------------------------
(Corporate Seal)                             Its President



Attest:


 /s/ [SIGNATURE APPEARS HERE]
---------------------------
   Its Secretary

STATE OF FLORIDA

COUNTY OF PALM BEACH, to-wit:

     I, Eula N. Chapman, a Notary Public of said County of Palm Beach, do certify that ROLLA D. CAMPBELL, who as President signed the writing hereto annexed bearing date the first day of January, 1968 for DINGESS-RUM COAL COMPANY, a corporation, has this day in my said county, before me, acknowledged the said writing to be the act and deed of said corporation.

          Given under my hand and official notarial seal this 18 day of March, 1968

          My commission expires June 5, 1971


(Notarial Seal)


                                   /s/ Eula N. Chapman
                                   ------------------------------------
                                   Notary Public for Palm Beach County
                                   Florida


STATE OF WEST VIRGINIA,

COUNTY OF KANAWHA, to-wit:

     I, Garnet Crawford, a Notary Public of the said County of Kanawha, do certify that HERBERT E. JONES, JR., who as President signed the writing hereto annexed bearing date the first day of January, 1968 for AMHERST COAL COMPANY, a corporation, has this day in my said county, before me, acknowledged the said writing to be the act and deed of said corporation.

          Given under my hand and official notarial seal this 12th day of March, 1968

          My commission expires  March 31, 1970


(Notarial Seal)


                                        /s/ Garnet Crawford
                                        ----------------------------------
                                        Notary Public for Kanawha County,
                                        West Virginia

                              [MAP APPEARS HERE]


Map showing tract of land containing 527.78 acres on Rum Creek, Logan County, West Virginia, the Cedar Grove seam of coal in which is leased by Dingess-Rum Coal Company to Amherst Coal Company.

     Wm. R. Long, Chief Eng. December 7, 1967

STATE OF WEST VIRGINIA, COUNTY OF LOGAN, TO-WIT:

IN THE OFFICE OF THE CLERK OF COUNTY COURT:

The foregoing paper was this the 1st day of April 1968, at 9:43 AM, presented to me in my office, and thereupon, together with a certificate thereunto annexed is admitted to record.

Recording Fee $ 4.25                            Teste: Raymond Chafin, Clerk
               ------------
                1.00 (Map)                      By: /s/ Mary H. Bias, Deputy
               ------------                        ------------------
              $ 5.25 Pd.

     This supplemental Deed of Lease and Agreement made this first day of June 1973 by and between Dingess-Rum Coal Company, a West Virginia corporation, party or the first part, hereinafter called "D-R", and Amherst Coal Company, a West Virginia corporation, party or the second part, hereinafter called "Amherst".

     Reference is here made to that certain Deed of Lease and Agreement (hereinafter referred to as "said lease") dated June 1, 1962 by and between D-R as lessor and Amherst as lessee, which is of record in the office of the Clerk of the County Court of Logan County, West Virginia, in Deed Book 287, at page 404 et seq. whereby certain lands of D-R situate on the waters of Rum Creek and Buffalo Creek in said Logan County were leased to Amherst for coal mining purposes for the time and on the provisions therein set out; and

     Whereas, Amherst desires to add to the coal deposits leased by it under said lease the Chilton seam of coal in a tract of 352.85 acres, more or less (hereinafter called "said tract"), on said Rum Creek, binding on premises of D-R leased to Amherst under said lease, and being part of D-R's lands known as its Dehue premises; and D-R is willing to lease such coal on the terms and conditions herein set out; and

     Whereas, Amherst has conducted mining operations in said Chilton seam held by it under said lease and desires to extend the same towards Guyandotte River but is unable through old entries to reach the unmined reserves held under said lease and desires to reach the same by entries driven from the outcrop near the head of the Second Right Hand Fork of Rum Creek (hereinafter called "said Fork") through the said seam on said tract, and to mine such unmined reserves along with the Chilton seam coal in said tract,


                            SCHEDULE OF COAL LEASES

                                   EXHIBIT 3

     Now, Therefore, in consideration of the premises and of the mutual promises herein contained and of the sum of One Hundred Dollars cash in hand paid by Amherst to D-R, the receipt of which is hereby acknowledged by D-R,

     THIS SUPPLEMENTAL DEED OF LEASE AND AGREEMENT WITNESSETH:

     ARTICLE 1.  Additional Property Lease

     D-R does hereby demise, let and lease to Amherst, for the mining of the Chilton seam of coal only, that certain tract of land situate on the waters of Rum Creek, in said Logan County, which is bounded and described as follows:

     Beginning at a stake at the mouth of Buck Lick Hollow on the Second Right Hand Fork of Rum Creek, Logan County, West Virginia, thence up said Second Right Hand Fork with the Amherst Coal
     Company calls


     66.  S 83 degrees 00' E 740 feet
     65.  N 80 degrees 15' E 820 feet
     64.  N 68 degrees 10' E 785 feet
     63.  S 84 degrees 35' E 380 feet
     62.  S 60 degrees 00' E 200 feet
     61.  S 45 degrees 00' E 400 feet
     60.  S 24 degrees 30' E 400 feet
     59.  S 37 degrees 00' E 198 feet
     58.  S  3 degrees 40' E 345 feet
     57.  S 19 degrees 30' E 220 feet
     56.  S 15 degrees 00' E 130 feet
     55.  S 24 degrees 00' E 290 feet
     54.  S  7 degrees 15' E 280 feet
     53.  S 46 degrees 05' E 200 feet
     52.  Due East 180 feet
     51.  S 49 degrees 40' E 485 feet
     50.  N 88 degrees 50' E 80 feet
     49.  S 54 degrees 00' E 420 feet
     48.  S 25 degrees 15' E 645 feet to a point near the head of the
                                      Second Right Hand Fork thence
                                      leaving said Fork and angling up
                                      the right side of mountain,
                                      looking up the hollow
     47A. S 39 57' W 2360 feet to a gap on the top of the ridge between the Second Right Hand Fork and
                                      Boardtree Run thence
     47B. N 50 degrees 45' W 5037.32 feet up and over the Amherst Coal
                                     Company old #39-A 5 Block mine
                                     and down Buck Lick thence
     47C. N 13 degrees 11' E 1770 feet down the hillside to the place of beginning and containing
                                     352.85 acres, more or less.

     Said tract is shown on a map attached hereto and made a part hereof, bearing the following legend:

     "Map showing tract of land containing 352.85 acres on Second
      Right Hand Fork of Rum Creek, Logan County, West Virginia, the Chilton seam of coal in which is leased by Dingess-Rum Coal
      Company to Amherst Coal Company.

      Scale - 1" - 1,0008        File A501-6CO
      Date  - May 18, 1973       Ser. No. 3055"

     ARTICLE II.  General Provisions of Said Lease Apply, Except as Noted

     Subject to the special provisions set out in Article III hereof, this Supplemental Lease and Agreement (hereinafter referred to as "this lease"), is subject to all of the terms, exceptions, reservations, covenants, conditions and restrictions set out in said lease to the same extent as if the Chilton seam of coal in said tract, and said tract described in Article I hereof, had been included in said lease. In case any conrlict shall arise between the provisions of this lease and those of said lease, the provisions of this lease shall govern.

     ARTICLE III.  Special  Provisions

     1. It is mutually agreed that Amherst will mine said Chilton seam of coal in said tract by making entries and haulways from the outcrop or said Chilton seam near the head of said Fork, to reach and mine the coal in said tract as well as to reach and mine the coal in said seam in the premises included in said lease (locally known as the McGregor premises), and the raw coal will be hauled by truck down the Second Right Hand Fork of Rum Creek and thence up Rum Creek to its Slagle tipple and cleaning plant; and, if Amherst can later activate and re-establish the underground haulways in said seam in the McGregor premises it may, at its option, use the same for ingress to and egress from the unmined coal in said seam on the McGregor premises as well as in said seam on said tract. D-R hereby consents to Amherst's extending its workings across the boundary line between said premises and said tract and hereby waives the maintenance of a barrier pillar on either side of said line, and agrees that Amherst shall not be obligated to pay any wheelage or transportation or dumping charge on coal mined from the Chilton seam in said premises or in said tract and taken to the Slagle tipple either overland by truck or underground by belts or mine cars.

     D-R also agrees that Amherst may establish and operate a haulage road down said Second Right Hand Fork far hauling Chilton seam coal to the hard road along Rum Creek subject to the approval of D-R's Chief Engineer as to location, protection and maintenance thereof.

     2. Amherst agrees to pay to D-R a tonnage royalty on each and every ton of coal mined by it from said Chilton seam on said tract equal to four percent (4%) of the selling price thereof (but in no event less than thirteen cents (13 cents) per ton). D-R and Amherst agree that except for the rate of percentage royalty, all other provisions of Article VI of said lease relating to tonnage and percentage royalties shall be applicable to the royalties payable under this lease; and that the minimum annual rental provided in paragraph numbered 4 of said Article VI shall remain unchanged because of anything contained in this lease.

     3. Taxes on said tract for 1974 (assessed as of July 1, 1973) and for subsequent years during which this lease shall remain in effect shall be paid by Amherst; provided that in the event other seam or seams or coal an said tract shall be under lease to a lessee other than Amherst and coal shall be produced from such other seam or seams in any calendar year, then Amherst shall pay such portion of the taxes on the lands common to this lease and such other lease or leases for such year as the production of coal by Amherst bears to the total production of coal in tons from such common lands, such apportionment to be made by D-R's Chief Engineer and certified to Amherst with the date on which it is made; provided, that if The Youngstown Mines Corporation or successor shall pay all of the property taxes assessed against said tract, Amherst shall be excused from paying any tax thereon for such year.

     4. D-R, its lessee, successors, end assigns shall have the right to remove all or part of the coal from seams in said tract which lie above or below said Chilton seam without regard to the direct effect thereof on Amherst's mining operations in said Chilton seam and without liability for damage which may be caused by the extraction of coal from such other seam or seams to Amherst's operations in said seam or to its machinery, equipment, or other property on, above, or below the surface of said tract. But if D-R, its lessees, successors or assigns shall hereafter remove all or any part of the coal from another seam or seams of coal in said tract and such removal causes coal in the Chilton seam in said tract which otherwise would have been mineable and marketable no longer to be mineable and marketable, then Amherst shall no longer be obligated to mine and remove such coal.

     5. Except as provided in paragraph 1 of this Article III with respect to outcrop openings into the Chilton seam, and haulage roads down the said Fork, Amherst shall not have the right to use the surface of said tract except for the drilling and maintenance of vertical holes from the surface to the Chilton seam for carrying electric power lines from the surface to its workings in said seam and for removing water from said seam, and except for the maintenance on said surface of necessary electric transmission lines carrying electric power to said holes or hole and telephone lines with pole and transformers and of necessary pumps, pipes, water lines, and power lines or engines serving such pumps, and except for ingress and egress to and from such holes and other installations mentioned in this paragraph's and all such holes and other equipment shall be located only at points having the prior written approval of D-R's Chief Engineer in order to assure that such surface use by Amherst will interfere as little as reasonably possible with other uses which D-R or its lessees might wish to make of such surface or of the seams of coal thereunder other than the Chilton seam, and when so located, D-R and its lessees shall not thereafter make any use of the surface of said tract which will unreasonsbly interfere with the use of said holes and other equipment by Amherst.

     6. Amherst shall not have the right to cut or remove any timber growing on the surface of said tract except as may be necessary in exercising the surface rights mentioned in paragraphs 1 and 5 of this Article III; and all timber so cut by Amherst shall be sawed in usual lengths and placed by Amherst in piles at points convenient for removal by D-R, to whom such timber, and logs therefrom, belong.

     7. Amherst shall have the right, prior to the end of the term of said lease, to surrender all of its rights under this lesse with respect to said tract and to said Chilton Seam of coal therein only when and after it has mined and removed all of the mineable and marketable coal from said seam (except such coal as Amherst may be excused from mining by paragraphs 2 and 5 of this Article
III) and paid all royalties, taxes and other sums due or accrued to D-R with respect thereto and has duly performed all of its other obligations hereunder, and thereafter shall be relieved from paying taxes on said tract which have not been assessed prior to such surrender and shall likewise thereafter be relieved of all of its duties and obligations with respect to said tract and the said Chilton seam therein; provided, however, that within three months after such surrender, but not thereafter, Amherst may remove from said tract and from the Chilton seam therein, all machinery, equipment and other property which it my have brought on or installed on said tract or in said seam therein.

     8. This lease is made expressly subject to all rights and interests of other parsons in said tract outstanding on the date of this lease claiming by, through, or under D-R and to the right of D-R hereafter to make similar leases, grants, and agreements with other persons in lieu of or in addition to those now outstanding, to which this lease shall likewise be subject.

     9. Witness the following signatures and seals of the parties hereto affixed by their respective corporate officers, thereunto duly authorized, in duplicate originals, this the year and date first above set out.


                                        DINGESS-RUM COAL COMPANY

Attest:


                                        by /s/ Rolla D. Campbell
                                          -------------------------
                                             Its President
/s/ James H. Davis III
-------------------------
     Secretary


                                        AMHERST COAL COMPANY

Attest:

                                        By /s/ H. E. Jones, Jr.
                                          -------------------------
/s/ [SIGNATURE APPEARS HERE]                Its President
-----------------------------
 Secretary

STATE OF WEST VIRGINIA

COUNTY OF CABELL, to-wit:

     I, Mary K Nash, a Notary Public of said County of Cabell, do certify that Rolla D Campbell who signed the writing hereto annexed bearing date the first day of June l973 for DINGESS-RUM COAL COMPANY, a corporation, has this day in my said county, before me, acknowledged the said writing to be the act and deed of said corporation.

     Given under my hand and official notarial seal this 19 day of November, 1973.

     My commision expires June 6 1977.


                                                   /s/ Mary K. Nash
                                             ---------------------------
                                                   Notary Public



STATE OF WEST VIRGINIA

COUNTY OF KANAWHA, to-wit:

     I, Doris M. Morris, a Notary Public of said County of Kanawha, do certify that H. E. James. Jr., who signed the writing hereto annexed bearing date the first day of June l973 for AMHERST COAL COMPANY, a corporation, has this day in my said county, before me, acknowledged the said writing to be the act and deed of said corporation.


     Given under my hand and official notarial seal this 8th day of November, 1973.

     My commission expires May 29, 1979.


                                               /s/ Doris M. Morris
                                             ---------------------------
                                                  Notary Public

                              [MAP APPEARS HERE]


MAP SHOWING TRACT OF LAND CONTAINING 352.85 AC. ON SECOND RIGHT HAND FORK OF RUM CREEK, LOGAN COUNTY, WEST VIRGINIA, THE CHILTON SEAM OF COAL IN WHICH IS LEASED BY DINGESS RUM COAL CO. TO AMHERST COAL CO.



Scale -1"=1,000                                                  File A 501-600
Date 5-18-73                                                       SER NO. 3055

     This Supplemental Deed of Lease and Agreement made this first day of July, 1974, by and between DINGESS-RUM COAL COMPANY, a West Virginia corporation, party of the first party, hereinafter called "D-R", and AMHERST COAL COMPANY, a West Virginia corporation, party of the second part, hereinafter called "Amherst".

     Reference is here made to that certain deed of lease and agreement (hereinafter referred to as "said lease",) dated June 1, 1962, by and between D-R as lessor and Amherst as lessee, which is of record in the office of the Clerk of the County Court of Logan County, West Virginia in Deed Book 287, at page 404 et seq., whereby certain lands of D-R situate on the waters or Rum Creek and of Buffalo Creek in said Logan County were leased to Amherst for coal mining purposes for the time and on the provisions therein set out, and to various agreements supplementary to said lease; and

     Whereas, Amherst has by deed dated June 18, 1974, made by Harry L. Chambers and Geraldine M. Chambers, his wife, to Amherst, which is recorded in said Clerk's office in Deed Book 361, at page 134, purchased the surface of a tract of land containing about 5.4 acres located on said Rum Creek, the coal in which is owned by D.R. and, with certain exceptions, is leased to Amherst under said 1ease; and

     Whereas, Amherst desires to add to said lease the Upper Cedar Grove seam of coal under an adjacent tract of 4.515 acres or land owned by D-R, the coal in which is not included in said lease, in order to provide access through said Upper Cedar Grove seam to the outside for its underground workings in said seam, and has agreed to grant to D-R certain easements over the surface of said 5.4 acre tract.

     Now, therefore, in consideration of the premises and of the mutual promises and grants herein contained,

     This Supplemental Deed of Lease and Agreement witnesseth:

     ARTICLE I. Additional Property Leased by D-R to Amherst

     D-R does hereby demise, let, and lease to Amherst the coal only in the Upper Cedar Grove seam in that certain tract of land situate on said Rum Creek which is bounded and described as follows:

          Beginning at a rock corner on the north side of Rum Creek about 4050' upstream from the mouth of the Second Right Hand Fork of Rum Creek, said corner being a corner to the J. L. Chambers 93.97 Acre tract;

          Thence N. 60 degrees - 17' E, 585.36' to a point on the south side of Rum Creek, said point also being a corner to the Paragon lease;

          Thence with the Paragon lease S. 2 degrees - 40' E. 736.84' to a point approximately 700' up in North Mud Lick Hollow;

          Thence leaving said Paragon lease and down North Mud Lick Hollow with a line common to the J. L. Chambers 93.97 Acre tract and the Orville lease
     N. 50 degrees -39' W. 702.32' to the BEGINNING, containing 4.515 Acres.

     Said tract outlined in yellow line is shown on a map attached hereto and made a part hereof, bearing the following 1egend:

          "Map showing in yellow lines tract of 4.515 acres of land owned by Dingess-Rum Coal Company, the Upper Cedar Grove seam in which is leased to Amherst Coal Company, and showing in red lines a tract of 5.4 acres of surface land owned by Amherst Coal Company over which certain easement are conveyed by Amherst Coal Company to Dingess-Rum Coal Company, being located on Rum Creek In Logan County, West Virginia.


     Scale:  1" = 1000'                           William R. Long, Chief
     July 1, 1974                                 Engineer, Dingess Rum Coal
                                                  Company, Stollings, W. Va."


     Subject to the special provisions set out in Article III hereof, this Supplemental Lease and Agreement is made subject to all the terms, exceptions, reservations, covenants, conditions, and restrictions set out in said lease (but only prospectively) to the same extent as if the aforesaid area to Upper Cedar Grove seam of coal had been originally included in said lease; it being agreed that in case any conflict shall arise between the provisions of this Supplemental Deed of Lease and Agreement and those of said lease, the provisions to this lease shall1 govern.

     ARTICLE II.  Outstanding Interests

     The lease hereby made of said Upper Cedar Grove seam or coal in said tract of 4.515 acres is subject to the rights of the public in the paved highway running along Rum Creek, to the rights of the Chesapeake and Ohio Railway Company in the branch railroad running along Rum Creek, and to all other outstanding rights of others.

     ARTICLE III.  Easements Granted by Amherst to D-R

     In further consideration of the aforesaid lease of the Upper Cedar Grove seam in said tract of 4.515 acres, Amherst does hereby grant and convey to D-R, its successors and assigns, easements for the laying, maintaining, and removal of pipes to carry gas, water and other liquids, and wires carrying telephone, telegraph, and electric power (with supporting po1es or towers) and for roads on and across the aforesaid tract of 5.4 acres at such places as mutually agreed to between the parties; it being understood that such easements shall not materially interfere with Amherst's coal operations on the surface of the aforesaid 5.4 acre tract, which tract is shown on said map in red lines, reference being made to said deed of June 18, 1974, for a metes and bounds description thereof. If, after the location of any such easement and the construction or installation of facilities or improvements thereon, Amherst determines that said easements or any part thereof materially interfere with its prospective coal operations, D-R (or its successors and assigns) shall re-move and relocate the same at its sole expense to such other 1ocation on said tract as shall not materially interfere with such operations.

     IN WITNESS WHEREOF the parties hereto have caused this Supplemental Deed of Lease and Agreement to be signed by its corporate officials thereunto duly authorized and their corporate seals to be attached, in duplicate originals, as of the day and year first above mentioned.


                                    DINGESS-RUM COAL COMPANY


                                    by: /s/ Rolla. D. Campbell
                                       -------------------------------
                                             President

[SEAL]

Attest:


 /s/ James H. Davis III
------------------------
     Secretary

                                                 AMHERST COAL COMPANY

ATTEST:
                                                 by /s/ H. E. Jones Jr.
                                                   ------------------------
                                                       President
 /s/ [SIGNATURE APPEARS HERE]
------------------------------
     Secretary

[SEAL]

STATE OF WEST VIRGINIA

COUNTY OF CABELL, to-wit:

     I, Mary K Nash, a Notary Public of said County, do hereby certify that Rolla. D. Campbell, who signed the writing above, bearing date the first day of July, 1974, for DINGESS-RUM COAL COMPANY, has this day in my said County, before me, acknowledged the said writing to be the act and deed of said corporation.

     Given under my hand and notarial seal this 18 day of November, 1974.

     My commission expires June 6 1977.

                                             /s/ Mary K. Nash
                                             -----------------------
                                             Notary Public
[SEAL]

STATE OF WEST VIRGINIA

COUNTY OF KANAWHA, to-wit:

     I, Doris M. Morris, a Notary Public of said County, do hereby certify that H. E. James Jr., who signed the writing above, bearing date the first day of July, 1974, for AMHERST COAL COMPANY, has this day in my said County, before me, acknowledged the said writing to be the act and deed of said corporation.

     Given under my hand and notarial seal this 5th day of November, 1974.

     My commission expires May 29, 1979.



                                   /s/ Doris M. Morris
                                ------------------------
                                   Notary Public

THIS DOCUMENT WAS
PREPARED BY ROLLA D.
CAMPBELL, ATTORNEY AT
LAW

          THIS LEASE EXCHANGE AGREEMENT, made this 2nd day of July, 1979, between AMHERST COAL COMPANY, a West Virginia corporation, hereinafter referred to as "Amherst", ELKAY MINING COMPANY, a West Virginia corporation, hereinafter referred to as "Elkay", and DINGESS-RUM COAL COMPANY, a West Virginia corporation hereinafter referred to as "Dingess-Rum".

          WHEREAS, under and pursuant to the terms of that certain lease agreement dated June 1, 1962, of record in the office of the Clerk of the County Commission of Logan County, West Virginia, in Deed Book No. 287, at page 404, hereinafter referred to as the "Amherst Lease", Amherst is Lessee and Dingess-Rum is Lessor of the coal in the Coalburg and Stockton seams and in any and all seams of coal situated above said Coalburg and Stockton seams, in that certain outcrop area A designated "Area 2" on that certain map of Elkay entitled "Map Showing Data Pertaining To Proposed Lease Area Exchange Between The Elkay
Mining Company And Amherst Coal Company" dated 5-7-79, hereinafter referred to as the "Elkay Map", a copy of which said map is attached hereto as a part of this agreement, and

          WHEREAS, under and pursuant to the terms of that certain supplemental lease agreement dated September 17, 1977, of record in said Clerk's Office in Deed Book No. 390, at page 656, and all other lease agreements referred to therein, hereinafter referred to as the "Amended Wade Lease", Elkay is Lessee and Dingess-Rum is Lessor of the coal in the Coalburg and Stockton seams and in any and all seams situated above said Coalburg and Stockton seams in those certain outcrop areas A and B designated "Area 1" on the aforementioned Elkay map, and

          WHEREAS, said Area 1 and Area 2 are located on the division line between said Amherst Lease and said amended Wade Lease, and

          WHEREAS, Amherst and Elkay have determined that it would be to the best interest of all parties hereto that Amherst and Elkay exchange said Areas 1 and 2, and Dingess-Rum has agreed to consent to such exchange.

          NOW, THEREFORE, THIS AGREEMENT WITNESSETH: That for and in consideration of the premises and the rights, benefits and obligations of the parties hereto, the receipt and sufficiency of all of which is hereby acknowledged, the parties hereto agree, subject to the terms and provisions hereof as follows:

          1. Elkay and Dingess-Rum agree that the coal in the Coalburg and Stockton seams and in any and all seams of coal located at an elevation above same, in the aforementioned outcrop Area A and B of Area 1 is hereby deleted from the aforementioned amended Wade Lease, and that all coal within said seams of coal in the aforementioned outcrop area A in said Area 2 is hereby included in and as a part of said amended Wade Lease, all as of the date of this agreement to the same extent and effect as if said Area 1 had never been included in said amended Wade Lease and as if said Area 2 had at all times been included in as a part of said amended Wade Lease; and that said amended Wade Lease shall otherwise remain in full force and effect and, as so amended, is hereby in all respects approved, ratified and confirmed.

          2. Amherst and Dingess-Rum agree that the coal in the Coalburg and Stockton seams and in any and all seams of coal located at an elevation above same in said outcrop Area A of said Area 2 is hereby deleted from said Amherst Lease and that all coal within said seams in said outcrop Areas A and B of said Area 1 is hereby included in and as a part of said Amherst Lease, all as of the date of this agreement, to the same extent and effect as if said Area 2 had never been included in said Amherst Lease and as if said Area 1 had at all times been included in and as a part of said Amherst Lease; and that said Amherst Lease shall otherwise remain in full force and effect, and, as so amended, is hereby approved, ratified and confirmed.

          IN WITNESS WHEREOF, said parties have hereunto caused their respective corporate names to be signed hereto and their respective corporate seals to be hereunto affixed by their respective officers duly authorized so to do all as of the date first hereinbefore written.

                                        AMHERST COAL COMPANY,
                                        a corporation as aforesaid

                                        BY: /s/ H. E. Jones Jr.
                                           ------------------------------------

                                         Its:  President
                                             ----------------------------------

                                        ELKAY MINING COMPANY,
                                        a corporation as aforesaid

                                        BY:  /s/ [SIGNATURE APPEARS HERE]
                                           -----------------------------------

                                         Its:  Vice President
                                             ---------------------------------

                                        DINGESS-RUM COAL COMPANY
                                        a corporation as a foresaid

                                        BY: /s/ Rolla D. Campbell
                                           -----------------------------------

                                         Its:  President
                                             ---------------------------------

                                                                          [SEAL]

STATE OF WEST VIRGINIA,

COUNTY OF KANAWHA, TO-WIT:

     I, Doris M. Morris, a Notary Public in and for the county and state aforesaid do hereby certify that H. E. Jones, Jr. who signed the writing hereto annexed, bearing date the 2nd day of July, 1979, for AMHERST COAL COMPANY, a corporation, has this day before me in my said county and state acknowledged the said writing to be the act and deed of said corporation.


    Given under my hand this 19th day of July, 1979.

    My commission expires May 3, 1989.

                                             /s/ Doris M. Morris
                                           --------------------------
                                                 Notary Public


STATE OF VIRGINIA,

COUNTY OF RUSSELL, TO-WIT:

     I, Helen R. Benton, a Notary Public in and for the county and state aforesaid do hereby certify that [NAME APPEARS HERE] who signed the writing hereto annexed, bearing date the 2nd day of July, 1979, for ELKAY MINING COMPANY, a corporation, has this day before me in my said county, and state acknowledged the said writing to be the act and deed of said corporation.

    Given under my hand and NOTARIAL SEAL this 2nd day of July, 1979.

    My commission expires Sept. 22, 1980.

                                              /s/ Helen R. Benton
                                            -----------------------------
                                              Notary Public

STATE OF WEST VIRGINIA,

COUNTY OF CABELL, TO-WIT:

     I, Mary K. Nash, a Notary Public in and for the county and state aforesaid, do hereby certify that Rolla D. Campbell, who signed the writing hereto annexed bearing date the 2nd day of July, 1979, for DINGESS RUM COAL COMPANY, a corporation, has this day before me in my said county and state acknowledged the said writing to be the act and deed of said corporation.

     Given under my hand this 20th day of July, 1979.

     My commission expires June 6, 1987.

                                             /s/ Mary K. Nash
                                           -------------------------------
                                                  Notary Public


This instrument prepared by:

JOHN C. VALENTINE, Attorney
Box 840
Logan, West Virginia 25601

                                                            CML 0334 AMA RUM AMA
                                                            121884 RWC (MSC1)


                               AMENDMENT OF LEASE
                               ------------------

     THIS AMENDMENT OF LEASE, effective as of the 1st day of January, 1984, ("Effective Date") and executed on the dates hereinafter set forth is by and between DINGESS-RUM COAL COMPANY, a West Virginia corporation, whose address is Post Office Box 386, Huntington, West Virginia 25708, hereinafter called "Lessor", and AMHERST COAL COMPANY, a West Virginia corporatiqn, whose address is Lundale, West Virginia 25631, hereinafter called "Lessee."

     WHEREAS, by an instrument entitled "Deed of Lease and Agreement" dated the 1st day of June, 1962, Lessor and Lessee merged, consolidated and extended what was therein described as the "McGregor Lease" and the "Rum Creek Lease", as each had theretofore been supplemented and amended, and the leasehold estates existing thereunder, which instrument was supplemented by an instrument entitled "Supplemental Deed of Lease and Agreement" dated January 1, 1968, between the same parties, and was further supplemented by an instrument entitled "Supplemental Deed of Lease and Agreement" dated the 1st day of June, 1973, between the same parties, and as supplemented will be hereinafter referred to as the "Amherst Lease."

                                  WITNESSETH:
                                  -----------

     NOW, THEREFORE, for and in consideration of the premises herein and of the covenants, terms and conditions of the Amherst Lease to be kept and performed by the Lessee and Lessor, the parties hereto do hereby supplement and amend the Amherst Lease as follows:

     1. Article II of the Amherst Lease, entitled "Property" is hereby amended by striking the first full paragraph appearing on page 27 and continuing on page 28 in its entirety and substituting therefor the following paragraph:

     "The Lessee shall have the right during the term of this lease to take and use only for mining and incidental operations on the leased premises such timber except poplar and black walnut measuring thirteen inches and under in diameter over the bark two feet from the ground on the upper side of the tree at the time of cutting. Lessee shall not have the right to sell any such timber or products thereof. Lessor reserves the right to take or destroy all timber on the demised premises, as may be reasonably incidental to the conduct of its timber operations or the exercise of any of its other reserved rights, and will give reasonable advance notice to Lessee of any such proposed taking or destruction by Lessor or by any person claiming under Lessor. The Lessee shall not be held accountable for any damage to any timber, including poplar and black walnut, on the leased premises which is occasioned by Lessee's mining operations and other activities in connection therewith on the leased premises or on other properties or lands operated in connection therewith,

                                                            CML 0334 AMA RUM AMA
                                                            121884 RWC (MSC1)


including the construction of roads, valley fills, drainage facilities, trainways, power lines, pipe lines, and any and all other facilities of the Lessee used or useful in connection with its mining and incidental operations on the leased premises or on other properties or lands operated in connection therewith or for any damage to any such timber by reason of the location of or combustion of any refuse piles or dumps if the notice hereinafter reguired is given to Lessor and such operations and activities are conducted in accordance with good mining practices. At any time when the Lessee is about to conduct any mining operation (surface or deep), construction, or build any structure or facility which will necessitate the cutting of timber, Lessee will give to the Lessor at least six (6) months written notice of major areas where the timber thereon must be removed. If Lessor fails to remove the timber from such areas within six (6) months after such notice is given, the Lessee shall thereafter have the right to cut and burn or remove such timber without being obligated to pay for it. Lessee is under no obligation to provide roadways or other facilities by which the Lessor may recover any such logs, though the Lessor may use the Lessee's roadways therefor. Lessor's use of Lessee's roadways shall not unreasonably interfere with the Lessee's use thereof. The Lessor desires, by following good forestry practices, to develop the property as a timber property insofar as such may be done without unreasonably limiting or interfering with any of the rights of the Lessee hereunder. Lessee is in sympathy with the Lessor's such desire and, to the end of promoting the attainment of the Lessor's desire, the Lessee will cooperate with the Lessor by avoiding injury, as far as is reasonably practicable, to the Lessor's timber interests in the Lessee:s exercise of its rights hereunder. This statement of the Lessee's willingness to cooperate with the Lessor is a statement of intent only and is not to be taken as any limitation or restriction on the Lessee's rights to conduct mining operations (surface or deep) or to take timber hereunder."

     2. Article III of the Amherst Lease, entitled "Term" appearing on page 29, is hereby amended by adding to the end of the first paragraph thereof the words, "..., but such termination shall not relieve Lessee of its obligations arising as a result of its operations hereunder."

     Furthermore, said Article III is hereby amended by striking the words "...to arbitration..." appearing in the fifth line of the third full paragraph thereof on page 29 of the Amherst Lease and substituting therefor the words "... for resolution..."

     3. Article IV of the Amherst Lease, entitled "Rights and Privileges of Lessee" appearing on page 30, is hereby amended by striking the first paragraph thereof in its entirety and substituting therefor the following paragraph:

          "The Lessor, for the duration of this lease, demises and lets unto the Lessee all such mining rights and privileges in the leased premises as are vested in or

                                                            CML 0334 AMA RUM AMA
                                                            121884 RWC (MSC1)


     exercisable by the Lessor and which it has the lawful right to demise and let to the Lessee, and, subject to the foregoing and the limitations in this lease set forth (including those applicable to the Eagle or No. 2 Gas seam area surrendered as aforesaid), the Lessee shall have the superior right to use free of charge so much of the surface of the leased premises (subject to the provisions of Article V, Section 2 and Article VI, Section 6 hereof), the stone, the sand and water therein and thereon as may be necessary or convenient in the exercise of the mining rights herein demised in connection with the Lessee's operations on the leased premises and on other properties or lands operated in connection therewith (in this lease such other properties or lands shall include lands in Logan and Wyoming Counties, West Virginia which the Lessee now owns, leases or controls, or which the Lessee may hereafter own, lease or control through purchase, lease or otherwise) and without limiting the generality of the foregoing:"

     4. Section 5 of said Article IV, is hereby amended by striking the words "...to arbitration..." appearing in the last line of the first paragraph of said section on page 32 of the Amherst Lease and substituting therefor the words "...for resolution..."

     5. Section 6 of said Article IV, is hereby amended by striking from the first paragraph of said section the following language appearing on page 33 of the Amherst Lease:

     "...and not otherwise (except that any tipple or cleaning plant on the leased premises may be used and the incidental rights herein provided may be had and exercised on a temporary basis for the processing and loading of coal ordinarily processed and loaded at any plant of the Lessee elsewhere maintained and operated by the Lessee in the event of any emergency relating to such other plant of the Lessee) ..."

     Furthermore, Section 6 of said Article IV is hereby amended by striking the second paragraph appearing on pages 34 and 35 of said section in its entirety and substituting therefor the following paragraph:

         "The Lessee shall have the right to move coal from places where mined on the leased premises over other lands en route to Lessee's tipples and preparation plants, but no wheelage and processing charges shall be made by Lessor for any such coal mined on Dingess-Rum lands by reason of the fact that following a circuitous route from the place of mining to the place of processing and/or loading said coal shall have moved over lands other than those of the Lessor.

     6. Section 7 of said Article IV, appearing on page 35, is hereby amended by striking said section in its entirety and substituting therefor the following
Section 7:

                                                            CML 0334 AMA RUM AMA
                                                            121884 RWC (MSC1)


         "7. The exercise and use of the rights and privileges granted to the Lessee by this Article IV shall not be restricted to exercise and use by the Lessee only in connection with the Lessee's mining and incidental operations on the leased premises, but (subject to the provisions of this lease) shall extend to the exercise and use by the Lessee in connection with Lessee's mining operations on other lands operated by Lessee in connection therewith and without charge to the Lessee by the Lessor, except as may be provided in this lease."

     7. Section 8 of said Article IV, appearing on page 35, is hereby amended by striking from said section beginning on line two thereof the following language:

     "... except upon a temporary basis in cases of emergency as herein provided,..."

     8. Section 8 of said Article IV is hereby further amended by striking from said section the words "...resolved by arbitration..." appearing in lines 10 and 11 on page 35 of the Amherst Lease and substituting therefor the words "...submitted for resolution... "

     9. There is hereby added to the Amherst Lease a Section 9 to Article IV as follows:

         "9. Lessee shall have the full and unrestricted right as necessary and convenient for its coal mining operations on the leased premises and other properties operated in connection therewith to enter upon and use the surface of the leased premises to construct and operate drains, drainways, valley fills, silt ponds and to store and place overburden thereon. Any such proposed use of the surface of the leased premises shall become part of Lessee's mining plans, subject to the provisions of Section 2 of
     Article V of this lease. In disposing of any such refuse or overburden on the leased premises as permitted in this Article IV, Lessee shall comply with all laws, rules and regulations promulgated by any governmental authority, State or Federal, and shall indemnify Lessor from all claims of any third party for damages resulting therefrom and shall, during the term of this lease and at all times thereafter, be fully and completely responsible for the alteration, modification and/or removal of such deposits which shall be required by any governmental agency, including but not limited to, the elimination of any fires, drainage or ecological problems or other environmental hazards."

     10. The first paragraph of Section 1 of Article V, entitled "Methods, Development and Work, and Recovery of Coal" appearing on page 36 of the Amherst Lease is hereby stricken in its entirety and there is substituted in lieu thereof the following paragraph:

                                                            CML 0334 AMA RUM AMA
                                                            121884 RWC (MSC1)


          "It is recognized that mining operations have heretofore been conducted on the leased premises by Lessee and its predecessor lessees and that Lessee has fully accounted to the Lessor for all such coal mined, lost, or abandoned prior to January 1, 1984, (the Effective Date of the Amendment of Lease), except for the coal in Lessee's Paragon Mine about which the parties acknowledge that there is a dispute between them regarding Lessee's obligation to mine the coal remaining therein."

     11. Said Section 1 of Article V is hereby further amended by striking in their entirety the third and fourth paragraphs thereof appearing on page 39 and substituting the following paragraphs:

         "The Lessee covenants that it will diligently conduct and develop its mining operations so as to mine all of the mineable and marketable coal from the leased premises during the term hereof as is practicable considering Lessee's overall mining plans for the leased premises and other properties operated in connection therewith. Lessee shall conduct all of its mining operations hereunder in a careful, skillful and workmanlike manner according to the rules and practices of good mining and with due regard to the value of the leased premises as a coal property. Lessee in conducting its coal mining operations on the leased premises shall comply with the present and any future laws and regulations of the United States, the State of West Virginia and its political subdivisions. Lessee shall have the right to contest the validity and enforceability of such laws and regulations and any alleged violation thereof without violating the provisions of this lease or forfeiting any rights or privileges it may have hereunder.

         With regard to coal mined from the leased premises or other lands operated in connection therewith, Lessee shall have the right to size, process, clean, ship and/or load such coal from points (including points other than on Lessor's property) as Lessee in its sole discretion shall determine as necessary or convenient consistent with its mining plans and marketing opportunities.

       Consistent with its mining plans and marketing opportunities, the Lessee covenants that it will employ and maintain in good order and repair such plants, tipples, loading facilities, machinery and equipment in conjunction with its operations on the leased premises and on other lands operated in connection therewith to allow for the proper and full development of the leased premises so as to enable the Lessee to comply with and perform its obligations under this lease. Subject to its obligations set forth in this lease, Lessee may make such replacements, renewals and additions as Lessee may determine and Lessee may, during the term of this lease, erect, place, dismantle or remove any

                                                            CML 0334 AMA RUM AMA
                                                            121884 RWC (MSC1)


     such plant and equipment on the leased premises or on its other properties operated in connection therewith.

The parties hereto recognize that Lessee may, from time to time, during the term of this lease be mining on the leased premises or on other lands operated in connection therewith and there may be times when the Lessee may not be mining on the leased premises. Lessee shall have the right to plan its mining operations on the leased premises and on other lands operated in connection therewith in such manner as may seem most practical and economical to it consistent with its mining obligations hereunder. Lessee shall determine the order in which it will mine seams of coal on the leased premises and the methods by which such coal will be mined. The parties hereto realize that it is in the best interests of both to obtain from the leased premises the greatest recovery of coal that is consistent with good mining practices and the market opportunities for such coal, and that in order to do so the leased premises should be mined so as not to unreasonably damage or unreasonably make unmineable any seam or part thereof. Accordingly, Lessee covenants and agrees to develop the leased premises and the seams thereunder in such a manner as will produce the highest practicable recovery of coal consistent with economic mining practices and the market for such coal and that each seam underlying the leased premises will be mined and operated so as to avoid all unnecessary or unreasonable damage to other seams of coal thereunder. Lessee shall have the sole discretion to determine from time to time the timing of operations hereunder in the mining and selling of coal from Lessee's coal mining operations on the leased premises and other properties operated in connection therewith. Nothing contained herein however shall permit the Lessee to discriminate against the leased premises in the mining and selling of coal from the leased premises and other properties operated in connection therewith. Lessee shall give appropriate consideration to the kinds and qualities of coal available on the leased premises as compared with kinds and qualities of coal on Lessee's other properties operated in connection therewith and the Lessee's economic, mining and marketing plans. The minimum annual royalties provided in Article VI hereof shall compensate the Lessor for the periods during which no mining is being conducted by the Lessee on the leased premises, provided Lessee is otherwise in compliance with its mining obligations hereunder."

     12. Section 1 of Article V, is hereby further amended by striking in its entirety the second full paragraph appearing on page 40 of the Amherst Lease.

     13. Section 2 of said Article V is hereby amended by striking the second paragraph thereof appearing on page 41 in its entirety and substituting therefor the following paragraph:

                                                            CML 0334 AMA RUM AMA
                                                            121884 RWC (MSC1)


          "No material change in, modification of, or departure from any plans so approved, shall be made in the development or operation of any mine (other than changes required in the event of an emergency, of which Lessee shall immediately notify Lessor) except as requested in writing by the Lessee and agreed to and approved in writing by the Lessor, such request to be accompanied by plans illustrating such change, modification, or departure and a statement of the reasons therefor. If the Lessor shall not approve or disapprove any plan, change, or modification within fifteen (15) days after the submission of same shall have been made to an officer or engineer of Lessor in person or by mailing to the Lessor at its United States Post Office address provided for by Article XVIII hereof, the Lessee may again request approval by sending a telegram to Lessor at its said office address, and which telegram need only call attention to the original request, and if, after the expiration of five (5) days following the date on which such telegram is sent, the Lessor shall not have disapproved the request and shall not have given notice of such disapproval to the Lessee, then such plan, change, or modification shall be deemed approved by the Lessor. The Lessor shall not unreasonably withhold approval of any such plan, change, or modification. The approval of Lessee's mining plans shall not impose on Lessor any liability with respect to Lessee's operations pursuant thereto."

     14. Section 3 of said Article V is hereby amended by adding after the first sentence of the first paragraph appearing on page 42 of the Amherst Lease, the following language:

     "Lessor shall give Lessee reasonable notice of its intent to make such inspection, examination, survey or measurements of the leased premises. Lessee shall have the opportunity to have its agent or engineer accompany Lessor's representatives. Lessor shall assume all responsibilities for any injury, to any of its agents, engineers, or other persons in its behalf who may enter the mines or works of Lessee, or otherwise as a result of its rights under this paragraph, unless such injury is caused by the negligence of Lessee."

          15. Section 3 of said Article V is hereby further amended by striking from said section the words "...to arbitration..." appearing on lines 11 and 12 on page 43 of the Amherst Lease and substituting therefor the words "...for resolution..."

          16.  Section 4 of said Article V is hereby amended as follows:

     i) by striking from said section the words "...the arbitrators determine..." appearing in lines 15 and 16 on page 44 of the Amherst Lease and substituting therefor the words "...as may be determined as provided in
     Article XVI hereof... ";

                                                            CML 0334 AMA RUM AMA
                                                            121884 RWC (MSC1)


     ii) by striking from said section the words "...to arbitration..." appearing in line 21 of the first full paragraph on page 45 of the Amherst Lease and substituting therefor the words "...for resolution..."; and

     iii) by striking from said section the words "...or which a board of arbitration determines... appearing in line 3 of the first full paragraph on page 47 of the Amherst Lease and substituting therefor the words "...or which is determined pursuant to Article XVI hereof..."

     17.  Section 5 of said Article V is hereby amended as follows:

     i) by striking from said section the words "...to arbitration..." appearing in line 20 on page 48 of the Amherst Lease and substituting therefor the words "...for resolution...";

     ii) by striking from said section the words "...in the event of arbitration to the extent determined thereby..." appearing in lines 22 and 23 on page 48 of the Amherst Lease and substituting therefor the words "...as may be determined as provided in Article XVI hereof..."; and

     iii) by striking from said section the words "...determined by arbitration..." appearing in line 27 on page 48 of the Amherst Lease and substituting therefor the words "...as may be determined as provided in
     Article XVI hereof...".

     18.  Section 8 of said Article V is hereby amended as follows:

     i) by striking from said section the words "to arbitration... appearing in line 13 on page 52 of the Amherst Lease and substituting therefor the words "...for resolution as provided in Article XVI hereof ...";

     ii) by striking from said section the words "...the arbitrators decide such issue..." appearing in lines 20 and 21 on page 52 of the Amherst Lease and substituting therefor the words "...such issue is resolved as provided in
     Article XVI hereof...";

     iii) by striking from said section the words "...the arbitrators decide such issue..." appearing in lines 23 and 24 on page 52 of the Amherst Lease and substituting therefor the words "...such issue is resolved as provided in Article XVI hereof... ";

     iv) by striking from said section the words "...of arbitrators..." appearing in line 1 on page 53 of the Amherst Lease and substituting therefor the words "...rendered pursuant to Article XVI hereof, ..."; and

                                                            CML 0334 AMA RUM AMA
                                                            121884 RWC (MSC1)


     v) by striking from said section lines 9 through 19 appearing on page 55 of the Amherst Lease and substituting therefor the following language:

          "...thereof, then the party causing the core drilling to be done may submit for resolution as provided in Article XVI hereof the issue of the responsibility of the other party for one-half of the expenses thereof, and for so much of said core drilling as may be decided pursuant to such resolution process to have been reasonably necessary to obtain such information, the other party shall reimburse the party causing the drilling to be done one-half of the cost thereof; or the party desiring core drilling or further core drilling, as the case may be, may submit for resolution as provided in Article XVI hereof the need therefor, and such core drilling or further core drilling as may be decided pursuant to such resolution process to be proper to be done to obtain such information, shall be done at the joint and equal expense of the parties."

     19. Section 10 of said Article V appearing on page 55 of the Amherst Lease is hereby amended by striking said section in its entirety and substituting therefor the following Section 10:

          "10. If the Lessor and the Lessee disagree with respect to any matter arising under this Article V hereof, whether or not a resolution process is specifically mentioned in connection therewith, the disagreement between the Lessor and the Lessee shall be submitted for resolution in the manner and with the effect provided for by Article XVI hereof."

     20. Section 1 of Article VI, entitled "Rental, Royalties, and Wheelage and Processing Payments" appearing on pages 56, 57, and 58 of the Amherst Lease is hereby stricken in its entirety and there is substituted in lieu thereof the following Section 1:

          "1. From and after the Effective Date of the Amendment of Lease, Lessee covenants and agrees to pay to Lessor, without demand, for each ton of 2,000 pounds of coal mined and sold hereunder from the leased premises, a tonnage royalty in an amount equal to,

     i) the greater of three and one-half percent (3 1/2%) of the average selling price of such coal or $1.25 per ton of such coal;

     ii) commencing January 1, 1985, the greater of four percent (4%) of the average selling price of such coal or $1.25 per ton of such coal;

     iii) commencing January 1, 1990, the greater of five percent (5%) of the average selling price of such coal or $1.25 per ton of such coal; and

                                                            CML 0334 AMA RUM AMA
                                                            121884 RWC (MSC1)


     iv) commencing January 1, 2000 and thereafter, the greater of six percent (6%) of the average selling price of such coal or $1.25 per ton of such coal, so long as this lease remains in effect.

The sum of $1.25 per ton minimum tonnage royalty shall not be adjusted during
                                 -------
the term of this lease. The sum of $1.25 regarding minimum annual royalties
                                                           ------
shall be adjusted as provided in Section 4 of Article VI hereof.

     All tonnage royalty shall be based on the actual weight of such coal as shipped and sold. In the event such coal is sized, processed and/or cleaned for market, then the actual weight of such coal shall be the weight of such coal after sizing, processing and/or cleaning for market by Lessee. Such weight is to be determined by any reasonably accurate method by a system selected by the Lessee, subject to inspection by Lessor. Lessee is not obligated or required to size, process and/or clean such coal. Coal sold which is shipped by rail or water transportation shall be paid for by Lessee on the basis of railroad or barge weights as the case may be. The weight of coal sold which is shipped by truck or conveyor or by other than rail or water transportation, or used by Lessee for its own purposes, shall be determined in a manner commonly used in the coal mining industry.

     The term "average selling price" shall be the actual dollar amount charged by the Lessee for such coal f.o.b. Lessee's loading points without deduction for selling expense or agents', brokers', or middlemen's commissions or discounts, or other deductions of any kind, but reduced by a sum determined by multiplying the applicable percentage tonnage royalty rate by a fraction, the numerator of which shall be the price per ton charged by Lessee as provided above and the denominator shall be one (1) plus the applicable percentage tonnage royalty rate. For example, assume a tonnage royalty rate of 5% and a price per ton charged by Lessee of $35.00, the average selling price would be $33.33 derived as follows:

     $35.00-[0.05[$35.00 divided by (1.00 + 0.05)]] = $33.33

Furthermore, it is specifically understood and agreed, however, that upon any sale by Lessee to a domestic non-user of coal, which domestic non-user does not break bulk or take physical delivery of the coal, the average selling price of such coal shall be increased by an amount equal to five percent (5%) of such average selling price, provided, however, such increase shall not apply to any coal sold by Lessee for export beyond the continental limits of the United States of America.

     In case any of the coal mined from the leased premises shall be sold by Lessee at other than arms-length, the average selling price shall be calculated as provided above on the price actually charged by other operator's in arms-length transactions in the area of the leased premises producing and selling coal of similar

                                                            CML 0334 AMA RUM AMA
                                                            121884 RWC (MSC1)


quality and quantities under similar circumstances, as determined from the most accurate and reliable information available.

     The average selling price per ton for coal mined from the leased premises which is consumed on or off the leased premises by the Lessee in any calendar month shall be the average price per ton of all coal mined from the leased premises and sold during such calendar month calculated by dividing the total dollar sales for all coal sold from the leased premises during such calendar month by the total number of tons of such coal sold during that calendar month, but reduced by a sum as determined above.

     The existence of a dispute as to any amount of tonnage royalty due Lessor shall not relieve Lessee from paying when due the amount not in dispute, and the receipt of such amount shall not be treated as a waiver by Lessor of any of its claims with respect to any amounts in dispute.

     If, pursuant to any provisions of this lease, Lessee is required to pay Lessor for any coal not mined by Lessee, payment shall be made upon the basis of the tonnage royalty rate applicable during the calendar month the obligation to pay for such unmined coal arises applied against the weighted average of the average selling price in effect for such month. Such average selling price shall be based on the average selling price of coal mined and sold from the leased premises. If coal is not being mined and sold, such average selling price shall be based on coal being sold by other operators, as provided above."

     21. Section 2 of said Article VI is hereby stricken in its entirety and there is substituted in lieu thereof the following Section 2:

          "2. Lessee shall submit payment to Lessor on or before the 25th day of the month, for tonnage royalties and wheelage and processing charges which accrued during the preceding calendar month. At the time of such payment, Lessee shall provide to Lessor a written statement showing for such month the following information:

          a) the quantity and average selling price of the coal sold which had been produced from the leased premises;

          b)  the amount of tonnage royalty accrued;

          c)  the amount of minimum annual royalties paid but not yet recouped;

          d)  the amount of penalty payments recouped;

          e)  the amount of tonnage royalty payable;

          f) the number of tons of coal brought onto the leased premises subject to a wheelage and processing charge;

                                                            CML 0334 AMA RUM AMA
                                                            121884 RWC (MSC1)


          g)  the amount of wheelage and processing charges payable;

          h) the number of tons of coal mined from the leased premises which were consumed by the Lessee and the average selling price of such consumed coal;

          i) identification of the mine and coal seam from which coal is produced on the leased premises;

          j)  tons of coal produced from the leased premises;

          k)  tonnage royalty rate applicable;

          l)  applicable tonnage royalties per ton;

          m) a summary of coal produced from the leased premises categorized by tract identification numbers from tax maps to be supplied by Lessor; and

          n) a list of railroad weights and car numbers applicable to coal produced from the leased premises.

Lessee shall keep accurate and correct books and records of such information for no less than five (5) years. Upon reasonable notice the Lessor shall, at reasonable times, have access to such books and records for the purpose of copying and verifying the statements rendered by Lessee to the Lessor under this provision.

     22.  Section 3 of said Article VI, is hereby amended by striking said section in its entirety and substituting therefor the following Section 3:

          "3. In the process of cleaning, preparing, loading, shipping and marketing coal mined from the leased premises, the Lessee shall have the right to mix and commingle coal mined from the leased premises with coal not mined from the leased premises, but in order that the coal mined from the leased premises may be properly accounted for and the tonnage royalty thereon properly paid to the Lessor, the Lessee shall adopt and follow a plan for that purpose which is generally accepted and followed by the coal mining industry in like or similar situations which plan shall be approved in writing by Lessor's chief engineer, which approval shall not be unreasonably withheld. For the purpose of computing tonnage royalty based on the average selling price, the price per ton of coal sold hereunder and commingled with coal sold from other properties shall be the average selling price (as determined above) per ton of the commingled coal. If either party hereto has reason to believe that the price per ton of commingled coal which contains coal from the leased premises is sold at a price significantly greater or less than the true fair market value of the coal from the leased premises which is

                                                            CML 0334 AMA RUM AMA
                                                            121884 RWC (MSC1)


     commingled, the party having such belief may request the other party to confer with it in good faith in an effort to determine whether or not the tonnage royalty paid on the coal from the leased premises which was commingled was significantly different from the tonnage royalty which would have been paid on the coal from the leased premises commingled had such coal sold at what such party believed to be its true fair market value, viewed in light of the method used to determine such tonnage royalty and Lessee's market opportunities. If the parties hereto determine appropriate, based upon the review described above, an adjustment in the tonnage royalty paid shall be made."

     23. The first paragraph of Section 4 of said Article VI, appearing on page 59 of the Amherst Lease, is hereby stricken in its entirety and there is substituted in lieu thereof the following language:

          "4. Lessee shall pay to Lessor a minimum annual royalty (or rental) until such time as such minimum annual royalty shall cease as is hereinafter provided, as follows:

     i) For each of the calendar years 1984 and 1985, a sum equal to the product of $1.25 per ton multiplied by 320,000 tons.

     ii) For the calendar year 1986 and each calendar year thereafter, a sum equal to the product of $1.25 per ton (as such sum of $1.25 per ton may be increased or decreased as provided below) multiplied by 400,000 tons.

          Beginning with the calendar year 1987 and for each calendar year thereafter during the term of this lease for the purpose of computing minimum annual royalty, said amount of $1.25 shall be increased or decreased to an amount equal to $1.25 multiplied by a fraction, the numerator of which shall be the "Consumer Price Index, All Urban Consumers, 1967=100", compiled by the Bureau of Labor Statistics, as of December 31 of the preceding year and the denominator of which shall be the CPI-U as of December 31, 1985. If for any reason the CPI-U is discontinued, then the parties hereto shall select an appropriate substitute therefor. Any adjustment made to the said sum of $1.25 under the provisions of this paragraph shall only effect minimum annual royalties and shall not affect
                                         ------
     the sum of $1.25 per ton minimum tonnage royalty provided in Section 1 of
                                      -------
     Article VI."

     24. The second paragraph of Section 4 of said Article VI, appearing on pages 59 and 60 of the Amherst Lease, is hereby stricken in its entirety and there is substituted in lieu thereof the following paragraph:

          "If the tonnage royalties paid as hereinabove provided in any one calendar year do not amount to as much as the

                                                            CML 0334 AMA RUM AMA
                                                            121884 RWC (MSC1)


     minimum annual royalty for such year, then the Lessee shall have the right of mining during any one or more of the next five succeeding calendar years, but not thereafter, free from tonnage royalty, a sufficient amount of coal at the tonnage royalty rates herein provided above the amount necessary to produce the minimum annual royalty for each of such succeeding years to reimburse the Lessee for the deficiency between the tonnage royalty and the minimum annual royalty paid during that calendar year. No payment of tonnage royalties in excess of the minimum annual royalty for any one year shall be credited against a deficiency occurring in any subsequent year."

     25. The fourth paragraph of said Section 4 appearing on page 60 of the Amherst Lease, is hereby stricken in its entirety and there is substituted in lieu thereof the following paragraph:

          "During any calendar year that this lease is in effect, if the Lessee is prevented for a period of thirty (30) days or more from carrying on its mining operations upon the leased premises because of an event or occurrence beyond the control of the Lessee such as, without limiting the generality of the foregoing, an act of God, war, insurrection, riot, strike or other labor disturbance, accident to plant and equipment, unavoidable casualty or incident, flood, interruption to transportation, inability to obtain or retain a necessary permit, act or order of civil or military authority, legislation, regulation or administrative ruling, (any such event or events hereinafter referred to as "force majeure", provided, however, that lack of market or low coal prices shall not be considered an event of force majeure), it shall be relieved from the payment of the minimum annual royalty for such calendar year by an amount equal to the minimum annual royalty due for such calendar year multiplied by a fraction the numerator of which is the number of calendar days during which operations are prevented because of force majeure, less thirty (30) days, (provided such force majeure occurred for thirty (30) or more consecutive calendar days) and the denominator of which shall be 365 days, provided, furthermore however, in any event the minimum annual royalty due in any calendar year shall not be reduced by more than fifty percent (50%)."

     26. Section 5 of said Article VI appearing on page 61 of the Amherst Lease, is hereby amended by striking said section in its entirety and substituting in lieu thereof the following new Section 5:

          "5. Whenever the Lessee's mining operations shall have proceeded to the point of exhaustion of the coal on the leased premises at which the quantity of the mineable and marketable coal remaining unmined upon the leased premises is such that the then rate of mining in keeping with good mining practices is insufficient to produce in any calendar year a total tonnage royalty equal to the minimum annual

                                                            CML 0334 AMA RUM AMA
                                                            121884 RWC (MSC1)


     royalty, then at that time such minimum annual royalty shall cease, and the Lessee shall be required to pay only the tonnage royalty on such coal as it may thereafter sell or use. Furthermore, whenever the total unrecouped minimum annual royalties and/or penalties shall amount to a sum of money which equals the tonnage royalty on all of the remaining mineable and marketable coal in the leased premises and for which payment has not been made, (such sum computed at the average tonnage royalty rates for the calendar year prior to such determination), Lessee shall not thereafter be required to pay any further minimum annual royalty, but may mine such remaining coal free of tonnage royalty until it shall have mined sufficient coal as will, at the tonnage royalty rates in effect at the time the coal is mined, reimburse it for the sum of such accumulated unrecouped minimum annual royalties and/or penalties as permitted and limited in Section 4 of
     Article VI and Article XXI  respectively of this lease.

          If the Lessor and the Lessee shall be unable to agree upon the time at which such minimum annual royalty shall cease, the matter in difference shall be submitted for resolution in the manner and with effect as provided by Article XVI hereof."

     27. Section 6 of said Article VI, appearing on page 61 and page 62 of the Amherst Lease is hereby amended by striking from said section the language beginning on the third line on page 62 through the end of said section and substituting therefor the following language:

     "..."wheelage and processing charges," for each ton of raw or clean coal shipped which is transported, processed or loaded on the leased premises, at the following respective rates per ton for such coal:

          i) three cents (3 cents) per ton of such coal mined from the Lawson lands (i.e. the 1450 acre tract described on page 7 of this lease);

          ii) ten cents (10 cents) per ton of such coal mined from the No. 5 Block seam of coal on properties other than the leased premises and the Lawson lands; and

          iii) 1/2 of 1% of the average selling price (to be not less than 5 cents per ton nor more than 25 cents per ton) of any such other coal mined or purchased from any property other than the leased premises, provided, however, that no charge shall be made for a) any coal which is mined or purchased from any property owned by the Lessor or b) any coal mined from the property controlled by the Lessee under that certain lease effective January 1, 1984, by and between Kelly-Hatfield Land Company and Lessee, containing approximately 747 acres more or less, which is transported over or under the leased

                                                            CML 0334 AMA RUM AMA
                                                            121884 RWC (MSC1)


          premises to Buffalo Creek, Logan County, West Virginia, but not processed or loaded on the leased premises."

     28. Section 7 of said Article VI, appearing on page 62 and page 63 of the Amherst Lease is hereby amended by striking said section in its entirety and substituting therefore the following Section 7:

          "7. In the event the Lessee shall store on the leased premises any coal mined from the leased premises or brought onto the leased premises by the Lessee from other properties, instead of paying the tonnage royalties on such coal mined from the leased premises at the time of storage, or the wheelage and processing charges on coal mined from other properties at the time of the bringing of such coal onto the leased premises, the Lessee may pay therefor when such stored coal is sold or used by the Lessee, the tonnage royalty rate to be the average tonnage royalty rate applicable during the month the coal is stored; but, in any event, such tonnage royalties and wheelage and processing charges shall be paid within six (6) months after the time when such payments would have been made had such coal not been stored, but had been sold. When coal is stored for six (6) months or more, it shall be carefully measured in a reasonably accurate manner, and the tonnage royalties and the wheelage and processing charges shall be paid upon the basis of such measurement. When such coal is sold, adjustments (if necessary) in tonnage royalties therefor paid for such coal shall be made to reflect the true tonnage royalties due on such coal based on its actual weight and the average selling price thereof. Such adjustments shall be applied as appropriate to future rent and royalty payments which may become due and owing. If no such payments are to become due and payable within three (3) months of the last such payment made, any payment or refund which may be due either party hereto shall be promptly paid by the party owing the same."

     29. Section 9 of said Article VI, appearing on pages 63 and 64 of the Amherst Lease is hereby amended by striking the same in its entirety and substituting in lieu thereof the following Section 9:

          "9. If at any time hereafter the Lessee shall pay for any coal not mined from a particular area of any seam on the leased premises, and Lessee shall thereafter mine such coal, the Lessee shall account for the tonnage royalties on the coal so mined at the tonnage royalty rates in effect at the time such coal is sold but shall be entitled to a full credit on such royalties in the total amount of payment previously made on the coal in such area until such amount is so recoupede Royalties on coal mined from such area in excess of such credit shall be paid by the Lessee to Lessor. Lessee may credit such royalties against minimum annual royalties and penalties as provided in Article VI and

                                                            CML 0334 AMA RUM AMA
                                                            121884 RWC (MSC1)


     Article XXI of this lease. Payments for coal not mined may be credited upon minimum annual royalties and penalties as provided in Article VI and
     Article XXI of this lease, but shall not be credited upon the minimum annual royalty for the year or years in which such coal thereafter may be mined in whole or in part."

     30. Section 10 of said Article VI, appearing on page 64 of the Amherst Lease is hereby stricken in its entirety.

     31. Section 11 of said Article VI, appearing on page 64 of the Amherst Lease is hereby stricken in its entirety.

     32. Article VII entitled "Hinchman Hollow", of the Amherst Lease is hereby amended by striking in its entirety Section 1 appearing on pages 64 and 65 thereof.

     33. Section 3(a) of said Article VII, is hereby amended by striking from said section the words "...to and determined by arbitration..." appearing in lines 19 and 20 on page 68 of the Amherst Lease and substituting therefor the words "...for resolution..."

     34. Article IX, entitled "Maintenance, Repair, and Use of Mining Plant and Equipment", appearing on page 75 through page 81 of the Amherst Lease is hereby stricken in its entirety.

     35. Article XIII, entitled "Insurance and Fire Control" appearing on page 88 through page 93 of the Amherst Lease is hereby stricken in its entirety and substituted therefor is a new Article XIII as follows:

     "XIII.  INSURANCE
             ---------

          Lessee carries and maintains combined public liability and property damage insurance as of January 1, 1984 in an amount equal to at least $20,000,000.00 combined single limit insurance (which is currently subject to a self-insured retention (i.e. deductible) of $1,000,000.00). The limits of such insurance shall not be altered except upon ten (10) days notice to Lessor."

     36. Article XIV, entitled "Liens for Rents and Royalties" appearing on pages 93 through 95 is hereby stricken in its entirety and substituted therefor is a new Article XIV as follows:

     "XIV.  LIENS FOR RENTS AND ROYALTIES
            -----------------------------

          All rents and royalties and other payments herein provided to be made by the Lessee to, or for the benefit of, the Lessor shall be treated and considered as rent reserved for the leased premises, and the Lessor shall have a first and prior lien therefor upon the leasehold estate hereby created, and a lien upon all improvements and property of

                                                            CML 0334 AMA RUM AMA
                                                            121884 RWC (MSC1)


     the Lessee thereon which lien shall continue in full force, validity, and effect until discharged by payment, irrespective of when such rents, royalties, or other payments accrued and became due to be paid, and shall in no respect be limited to such rents, royalties, or other payments as shall have accrued within one year. Whenever any such rent, royalty, or other payment shall be due to the Lessor and shall remain unpaid for fifteen (15) days after written notice of default given by Lessor to Lessee, the Lessor may institute legal proceedings in any court of competent jurisdiction for the collection of such sums by a sale of the movable property of the Lessee on the leased premises, without any requirement of delay or notice, other than legal process, irrespective of when such rent, royalty or other payment accrued and became due to be paid. This remedy of the Lessor shall in no respect be limited to the recovery of such rents, royalties, or other payments as shall have accrued within one
     (1) year or by reason of the fact that any property of the Lessee on the leased premises be subject to any other lien created after such property has been brought upon the leased premises. At any sale made under this
     Article XIV, the Lessor may become the purchaser of the property sold, free from any claim or claims of the Lessee. Nothing herein contained shall prevent Lessee from disposing of or removing from the leased premises any of its property."

     37. Section 1 of Article XV, entitled "Forfeiture of Lease" appearing on page 96 through page 99 of the Amherst Lease is hereby stricken in its entirety and substituted therefor is a new Section 1 as follows:

          "1. It is covenated and agreed and made a condition of this lease that prompt payment of the royalties and other sums of money to be paid by the Lessee on behalf of the Lessor in the manner provided herein is of the essence to this lease.

          If any such royalties or other sums of money to be paid to or for the benefit of the Lessor by the Lessee as provided in this lease shall be due and unpaid for thirty (30) days after any such payment shall become due and written notice of default has been received by the Lessee; or

          If the Lessee shall willfully conduct its mining operations in such manner as to cause waste to the leased premises of such character as not to be readily remedied by the payment of money and such methods of mining or conduct are continued for sixty (60) days after the Lessee has received written demand regarding correction thereof, or if money damages shall be agreed upon by Lessee and Lessor and are not paid by the Lessee within sixty (60) days after the reaching of such agreement; or

                                                            CML 0334 AMA RUM AMA
                                                            121884 RWC (MSC1)


     If the Lessee shall willfully fail to give to Lessor maps, statements, or other information as may be provided herein to be given by the Lessee to the Lessor, and shall continue in such failure for thirty (30) days after the Lessee has received a written request for the same from the Lessor; or

     If the Lessee shall assign or sublet this lease or any part thereof or shall suffer the sale thereof under foreclosure or mortgage contrary to the provisions of Article XI hereof; or

     If, in respect of any of the foregoing grounds and conditions other than those calling for the payment of money, full compliance within any time specified shall be impractical, compliance shall mean the prompt beginning and expeditious continuance of performance; then

     In any such event, the Lessor shall have the right to terminate this lease and the interest of the Lessee hereunder, without further notice or demand or legal procedures, together with the right to re-enter the leased premises, and repossess and enjoy the Lessor's former estate, together with all improvements owned by the Lessee and located thereon, anything herein to the contrary notwithstanding except as to Lessee's liability for sums of money due and owing to or for the benefit of Lessor, any former indulgences of the Lessee by the Lessor to the contrary notwithstanding. And the Lessor at all times shall have the right of distraint as provided in Article XIV hereof and the benefit of other proper proceedings in law or in equity and all other remedies as now or hereafter provided by law for collection of rents due and unpaid and for regaining possession of the leased premises. And the Lessee hereby expressly waives any and all right to recover possession of the leased premises, or to reinstate or to redeem or to avoid a forfeiture of this lease, the rights and privileges herein granted, as permitted or provided under any provision of the law of West Virginia now in effect or hereafter enacted, or by any other law, ordinance, regulation, or court decision now or hereafter in force and effect. But nothing contained in the preceding parts of this Article XV, or elsewhere in this lease, shall be construed to abridge or waive the right of the Lessee to resort to appropriate judicial proceedings to test the right of the Lessor to forfeit this lease.

     A waiver by Lessor of any particular cause of forfeiture shall not prevent forfeiture for any other cause, or for the same cause occurring at any other time, nor shall the receipt by Lessor from Lessee, or from any other person, after the occurrence of any cause of forfeiture of which notice has been given by Lessor to Lessee, of any royalties, rentals, or other payments theretofore or thereafter accruing to Lessor, or the continued recognition by Lessor

                                                            CML 0334 AMA RUM AMA
                                                            121884 RWC (MSC1)


     of Lessee as its tenant after the occurrence of any cause of forfeiture of which notice has been given by Lessor to Lessee, be deemed a waiver of Lessor's right to enforce the forfeiture so long as the cause of forfeiture continues to exist."

     38. Article XVI, entitled "Arbitration" appearing on pages 99 through 101 of the Amherst Lease is hereby stricken in its entirety. It is the agreement and intention of the parties hereto to strike all references to the arbitration process contained in the Amherst Lease. The parties have attempted to delete all such references in this Amendment of Lease. Furthermore, there is hereby substituted for said Article XVI the following new Article XVI to be entitled "Resolution of Selected Disputes" which shall read as follows:

          "If a dispute arises between the parties regarding the Lessee's mining and engineering practices, mine plans, requirement to mine any area of coal or any other issue identified in this lease which is to be resolved under this Article XVI, then the parties shall submit such dispute for resolution to an independent mining engineering consulting firm acceptable to each party which is well recognized and established in the Appalachian Coal Fields within thirty (30) days after either of them so requests. Notice given of such disputes shall state in reasonable detail the issues in dispute. The cost of employing such engineering firm shall be borne equally by Lessor and Lessee. If the parties hereto are unable to agree on such an engineering firm, either party may proceed with the matter in dispute before a court of competent jurisdiction.

          Such engineering firm shall make any inspections and examinations of the leased premises it determines appropriate. The parties shall cooperate with said engineering firm in its investigation and shall supply such information and data as it may reasonably request. Said engineering firm shall, within thirty (30) days of completing its investigation, submit to the parties its written recommendations and opinions with regard to the matter in dispute. The parties shall follow such recommendations and opinions without delay, unless they should agree otherwise."

     39. Article XVIII, entitled "Notices" appearing on page 104 of the Amherst Lease is hereby amended by striking said article in its entirety and substituting in lieu thereof a new Article XVIII to also be entitled "Notices", which shall read as follows:

          "All requests, statements, notices and demands to Lessee under this lease shall be deemed to be sufficiently given and served if sent by certified mail, return receipt requested, to Lessee at Amherst Coal Company, Lundale, West Virginia 25631, with a copy sent by certified mail, return receipt requested, to Lessee at 1200 First Security Plaza,

                                                            CML 0334 AMA RUM AMA
                                                            121884 RWC (MSC1)


     Lexington, Kentucky 40507, or at such other address(es) as Lessee from time to time shall designate in a written notice to Lessor.

          The delivery of any maps, plans, or projections to the Lessor, and the giving of any requests, statements, notices, and demands to Lessor under the provisions hereof, or the payment of any royalties, rents, or other sums due hereunder, shall be sufficient if made to Lessor by post-paid United States mail addressed to Lessor at Post Office Box 386, Huntington, West Virginia 25708, or such other address(es) as Lessor from time to time shall designate in a written notice to Lessee."

     40.  There is hereby added to the Amherst Lease an article to be known as
Article XX entitled "Black Lung-Workmen's Compensation" which shall read as follows:

"XX  BLACK LUNG-WORKMEN'S COMPENSATION
     ---------------------------------

     "Lessee agrees that it will at all times comply with the provisions of state and federal laws, rules and regulations thereunder providing black lung benefits to its existing, past or future employees and their respective dependents or members of their respective families or households or descendants or other persons who may have a claim for such benefits arising out of an employee's employment with Lessee, including, but not limited to, the terms and provisions of the Federal Coal Mine Health and Safety Act of 1969 (30 U.S. Code
Section 901, et seq.), as now or hereafter from time to time amended, said Act as so amended being hereinafter referred to as "the Act,"

     As between Lessor and Lessee, Lessee shall be the operator of all coal mines located on or in the Leased Premises and be considered the "responsible operator" with respect to any claim for black lung benefits ("benefits") filed by or on account of any one of its employees or former employees under the Act, provided, however, that the agreement contained in this sentence is not for the benefit of, and shall not create any rights, in, any such employees or any persons or entities not parties to this lease. Lessor acknowledges that Lessee may, from time to time, employ contract mine operators to develop this lease and mine the coal thereunder and Lessee shall require said contract miners to abide by all federal, state and local laws pertaining to the mining of coal. Lessee shall secure or shall require any other person or entity who operates, controls or supervises a coal mine or performs services or construction at any time on the Leased Premises or who otherwise may be liable for the payment of benefits to secure the payment of benefits to or on account of employees or former employees under the Act in accordance with applicable laws and regulations and shall provide Lessor upon request, with appropriate certification that Lessee and each of such other persons or entities has provided security in compliance with the Act for the payment of benefits. Lessee

                                                            CML 0334 AMA RUM AMA
                                                            121884 RWC (MSC1)


shall notify Lessor immediately in writing of any change or alteration in the Lessee's status of any such security.

     Lessee hereby agrees to indemnify and save harmless Lessor from any loss, claims or damage, including reasonable attorney's fees and expenses, which Lessor may suffer, directly or indirectly, as a result of failure of Lessee or others who are required to secure the payment of such benefits as required by this Article to make any payments of benefits, medical benefits and attorneys' fees under the provisions of the Act.

     Lessee, upon the request of Lessor, shall furnish to Lessor, within a reasonable time, certifications establishing Lessee's compliance with the terms and provisions of the Act and the Black Lung Benefits Reform Act of 1977 ("Benefits Act"), as from time to time amended.

     Lessee shall pay, when due, all lawful federal excise taxes assessed against Lessee under the provisions of the Black Lung Benefits Revenue Act of 1981, (26 U.S. Code, Section 4121), as from time to time amended.

     The parties hereto acknowledge that Lessor has reserved certain rights and has imposed certain requirements with respect to the method of mining of coal under the terms of this lease solely for the purpose of assuring that all mineable and merchantable coal is recovered in a lawful and workmanlike manner. Notwithstanding such reservations and restrictions, it is agreed that, unless the conduct of Lessee, its agents or employees constitutes a breach of the terms and conditions of this lease, Lessor shall have no right to operate, control or supervise the actual extraction and preparation of coal from the leased premises by Lessee, its agents and/or employees, and Lessor shall have no right to operate, control or supervise any independent contractor of Lessee performing services or construction for Lessee upon the leased premises.

     Nothing contained herein shall be construed to shift the liability for any claim for black lung benefits of Lessor's officers, agents or employees from the Lessor to the Lessee."

     41. There is hereby added to the Amherst Lease an Article XXI, entitled "Recoupment of Penalties", which shall read as follows:

"XXI  RECOUPMENT OF PENALTIES
      -----------------------

     Lessee paid to Lessor penalties in the amount of $422,071.00 for the years 1982 and 1983, and $269,242.00 for the years 1980 and 1981, under the provisions of Article IX which were deleted from this lease by the Amendment of Lease. It is the desire of the parties hereto to provide for the recoupment of such penalties. Accordingly, Lessee shall have the right, in any calendar year to fully recoup without interest, through calendar year 1994, such sum of $422,071.00 against tonnage royalties,

                                                            CML 0334 AMA RUM AMA
                                                            121884 RWC (MSC1)


     i) in an amount equal to fifty percent (50%) of the tonnage royalties due in such calendar year in excess of an amount which is equal to the minimum annual royalty due for such year, provided, however,

     ii) in the calendar year 1985 only, Lessee shall not be entitled to any recoupment in respect to said sum of $422,071.00 on tonnage royalties in such year in excess of $500,000, but less than $550,001.00.

     Likewise, Lessee shall have the right, in any calendar year which it mines 1,000,000 tons of coal or more from the leased premises, to fully recoup without interest, through calendar year 1994, such sum of $269,242.00 against any tonnage royalty thereafter becoming due in any such year in an amount equal to fifty percent (50%) of such tonnage royalties."

     42. There is hereby added to the Amherst Lease an Article XXII, entitled "Monuments", which shall read as follows:

     "XXII.  MONUMENTS
             ---------

          In connection with its mining operations, Lessee may destroy survey markers, naturally occurring physical features showing survey lines and other monuments. Lessee agrees to place temporary markers identifying the property lines during its mining operations and upon completion of reclamation in each area to replace all such markers, physical features and monuments with permanent markers."

     43. There is hereby added to the Amherst Lease an Article XXIII, entitled "Contract Miners", which shall read as follows:

     "XXIII.  CONTRACT MINERS
      ----    ---------------

          Lessor recognizes the right of Lessee to employ contract miners in connection with its mining operations under this lease. Lessee covenants and agrees that it will ensure the operations of such contract miners to the end that such contract miners will comply with all the terms and provisions of this lease. Lessee shall ensure that any such contract miner will mine only in accordance with approved plans and projections, and not deviate therefrom without the written approval of Lessor's chief engineer. Prior to any such contract miner obtaining any environmental (including reclamation) permit relating to its operation on the leased premises, the Lessee shall discuss with Lessor's chief engineer the idea of Lessee obtaining such permits in the Lessee's name. Lessee is not obligated or required to obtain such permits in its name, and may require any such contractor to obtain such permits. If any such contractor is allowed to obtain any permit in its own name, the Lessee, in any contract between the Lessee and such contractor, will use its best efforts to have inserted in such contract a provision requiring such contractor to transfer or

                                                            CML 0334 AMA RUM AMA
                                                            121884 RWC (MSC1)


     relinquish such permits to Lessee, upon request, at the termination of the contract.

          Lessee shall furnish Lessor with a copy of all contracts in respect to all contract miners, such contracts to be subject to a confidentiality agreement between the parties. Lessor shall have the right at all reasonable times to inspect the books and records of all contract miners in the same manner and for the same purposes that the Lessor has the right to inspect Lessee's books and records as provided in Section 2 of Article VI of this lease."

     44. There is hereby added to the Amherst Lease an Article XXIV, entitled "Indemnity", which shall read as follows:

          "XXIV.  INDEMNITY
           ----   ---------

          Lessee shall fully protect, indemnify and save harmless Lessor and its directors, officers, agents and employees, from any and all claims, demands, damages, liabilities, penalties, fines, costs and expenses (including reasonable attorney fees) arising out of or in connection with any act or omission relating to the operations or other activities of the Lessee hereunder, its agents, employees, contractors, sublessees or such sublessees' agents, employees or contractors. This indemnity shall not be extended to cover any act or omission to act required by Lessor under this lease, unless such act or omission to act is the result of the negligence of Lessee or a breach by Lessee of the provisions hereunder. This indemnity shall survive the termination of this lease."

     45. A controversy has heretofore developed between Lessee and Lessor concerning the payment of tonnage royalties in prior years. The parties have and do hereby settle such controversy and Lessee will, upon the execution of this Amendment of Lease, pay to Lessor the sum of $15,000 and Lessor does hereby release any claims which it may have for unpaid royalties and rents for any year prior to the Effective Date hereof.

     IN WITNESS WHEREOF, each of the parties hereto has caused its corporate name to be affixed by an officer duly authorized, all in duplicate, on the date set out below, effective as of the day and year first above written.


ATTEST:                                      DINGESS-RUM COAL COMPANY


   /s/ James H. Davis III                    By: /s/ Rolla D. Campbell
-----------------------------                   ------------------------------
Secretary
                                             Title: President
                                                   ---------------------------

                                             Date: Dec 28, 1984
                                                   ---------------------------

                                                            CML 0334 AMA RUM AMA
                                                            121884 RWC (MSC1)


ATTEST                                       AMHERST COAL COMPANY
/s/ [SIGNATURE APPEARS HERE]
------------------------------               By: Braxton Mullins
Assistant Secretary                             -------------------------

                                             Title: Vice President
                                                   ----------------------

                                             Date: December 18, 1984
                                                  -----------------------

STATE OF FLORIDA )
         ------------
COUNTY of PALM BEACH )
          --------

     The foregoing instrument was acknowledged before me this 28th day of December, 1984, by Rolla D. Campbell, as President of Dingess-Rum Coal Company, a West Virginia corporation, on behalf of the corporation.

                                             /s/ [SIGNATURE APPEARS HERE]
                                             ----------------------------------
                                             Notary Public

My Commission Expires: [NOTARY STAMP APPEARS HERE]


STATE OF Kentucky )

COUNTY OF Fayette )

The foregoing instrument was acknowledged before me this 18th day of December, 1984, by Braxton Mullins, as Vice President of Amherst Coal Company, a West Virginia corporation, on behalf of the corporation.

                                       /s/ [SIGNATURE APPEARS HERE]
                                       -----------------------------------------
                                       Notary Public, State of Ky at Large

My Commission Expires: 8 June 1988

This instrument prepared by:
Richard W. Clonch
Attorney at Law
1200 First Security Plaza
Lexington, Kentucky  40507

     THIS 1987 SUPPLEMENTAL LEASE AGREEMENT, made as of the 12th day of November, 1987, by and between DINGESS-RUM COAL COMPANY, a West Virginia corporation, (herein referred to as "Dingess-Rum"), Lessor, and ARCH OF WEST VIRGINIA, INC., a West Virginia Corporation, (herein referred to as "Arch").


                                   RECITALS
                                   --------


     Arch (formerly Amherst Coal Company) is the Lessee of certain coal reserves (hereinafter referred to as the "Arch Reserves") in Logan County, West Virginia pursuant to certain agreements with Dingess-Rum. These agreements consist of:
(1) "Deed of Lease Agreement" dated June 1, 1962, (2) "Supplemental Deed of Lease and Agreement" dated January 1, 1968, (3) "Amendment" dated June 1, 1973,
(4) "Amendment" dated June 1, 1974, and (5) "Amendment of Lease" dated January 1, 1984. By Amended Certificate of Authority for Name Change issued by the Secretary of State of the State of West Virginia on June 2, 1987, the name of Amherst Coal Company was changed to Arch of West Virginia, Inc.

     Arch wishes to surrender to Dingess-Rum such portions of the Arch Reserves as are specified on the map attached hereto and entitled "Map showing coal in Lower Coalburg seam and all seams above within area outlined in red which is to be added to the Amended Wade Lease and deleted from the Arch Reserves" so that the same will be available for lease by Dingess-Rum to Elkay Mining Company. Arch desires to add to the Arch Reserves under the above-referenced Agreements certain coal reserves previously held by Elkay Mining Company under a lease with Dingess-Rum, such reserves having been surrendered by Elkay Mining Company by a Supplemental Lease Agreement of even date herewith.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

     1. The parties agree that the coal reserves described on the map entitled "Map showing coal in Lower Coalburg seam and all seams above within area outlined in red which is to be added to the Amended Wade Lease and deleted from the Arch Reserves," attached hereto and made a part of this Agreement, are hereby deleted from the Arch Reserves and that the coal reserves identified on the map entitled "Map showing coal in Upper Cedar Grove Seam outlined in red which is to be deleted from the Amended Lyburn Lease and added to the Arch Reserve," attached hereto and made a part of this Agreement, are hereby added to and included in and as a part of the Arch Reserves and said Deed of Lease Agreement dated June 1, 1962, as amended by the agreements heretofore recited, all as of the date of this Agreement to the same extent and effect as if the coal identified on the map entitled "Map showing coal in Lower Coalburg seam and all seams above within area outlined in red which is to be added to the Amended Wade Lease and deleted from the Arch Reserves," had never been included in the Arch Reserves and as if the coal identified on the map entitled "Map showing coal in Upper Cedar

Grove Seam outlined in red which is to be deleted from the Amended Lyburn Lease and added to the Arch Reserve," had at all times been included in and as a part of the Arch Reserves and said Deed of Lease Agreement dated June 1, 1962, as amended by the agreements heretofore recited.

     2. The aforementioned Agreements by which the Arch Reserves are leased to Arch, as so amended by this instrument, are validly existing and shall otherwise remain in full force and effect and are hereby in all respects approved, ratified and confirmed.

     3. In the negotiation and preparation of this document, the parties have been represented by qualified engineers and legal counsel.

     WITNESS the signatures of the parties hereto by their respective corporate officers or representatives thereto duly authorized, as of the day and year first above written in triplicate originals.



                               DINGESS-RUM COAL COMPANY

                               By:  /s/ James H. Davis III
                                   ---------------------------------------------
                               Its: President
                                   ---------------------------------------------


                               ARCH OF WEST VIRGINIA, INC.

                               By:   /s/ Robert W. Shanks
                                    --------------------------------------------
                               Its:  President
                                    --------------------------------------------

STATE OF WEST VIRGINIA,

COUNTY OF Kanawha, to-wit:

     The foregoing instrument was acknowledged before me this 30th day of November, 1987, by James H. Davis, III, the President of Dingess-Rum Coal Company, corporation, on behalf of the corporation


[NOTARY SEAL]


     My commission expires 5-7-96.

                           /s/ Terri L. Colebank
                           -------------------------------------
                                    Notary Public

STATE OF WEST VIRGINIA,

COUNTY OF Kanawha, to-wit:

     The foregoing instrument was acknowledged before me this 12th day of November, 1987, by Robert W. Shanks, the President of Arch of West Virginia, Inc., a corporation, on behalf of the corporation

          My commission expires July 8, 1992.

                                /s/ Cynthia R. Midkiff
                                --------------------------------
                                   Notary Public


This document was prepared by Robert D. Fluharty, Robinson & McElwee, Post Office Box 1791, Charleston, West Virginia 25326.

                              [MAP APPEARS HERE]

     Map showing coal in Lower Coalburg Seam and all seams above within area outlined in red which is to be added to the Amended Wade Lease and deleted from the Arch Reserves

                              [MAP APPEARS HERE]

Map showing coal in Upper Cedar Grove Seam outlined in red which is to be deleted from the Amended Lyburn Lease and added to the Arch Reserves

     THIS PARTIAL RELEASE AND SURRENDER OF LEASE, executed in duplicate originals and effective this 6th day of May, 1988, by and between ARCH OF WEST VIRGINIA, INC., a West Virginia corporation, (herein referred to as "Arch"), as Lessee, and DINGESS-RUM COAL COMPANY, a West Virginia corporation, (herein referred to as "Dingess-Rum"), as Lessor:


                                   RECITALS
                                   --------

     Arch (formerly Amherst Coal Company) is the Lessee of certain coal reserves (herein referred to as the "Arch Reserves") in Logan County, West Virginia, pursuant to certain agreements with Dingess-Rum. The agreements consist of: (1) "Deed of Lease Agreement" dated June 1, 1962, (2) "supplemental Deed of Lease and Agreement" dated January 1, 1968, (3) "Amendment" dated June 1, 1973, (4) "Amendment" dated June 1, 1974, and (5) "Amendment of Lease" dated January 1, 1964 (all of which are collectively referred to as the "Dingess-Rum Lease Agreements"). By Amended Certificate of Authority for Name Change issued by the Secretary of State of the State of West Virginia on June 2, 1987, the name of Amherst Coal Company was changed to Arch of West Virginia, Inc.

     Arch wishes to surrender to Dinqess-Rum only such portion of the Arch Reserve as is identified on the map attached hereto and entitled "Map Showing Coal In Chilton Seam Which Is To Be Deleted From The Arch Reserves" so that the same will be available for leasing to other parties by Dinqess-Rum.

     Dingess-Rum wishes to accept Arch's surrender of its Chilton seam coal reserves in the area identified on the map attached hereto.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows :

     1. The parties agree that the Chilton Seam of coal identified on the map entitled "Map Showing Coal In Chilton Seam Which Is To Be Deleted From The Arch Reserves," attached hereto and made a part of this Agreement, is hereby deleted from the Arch Reserves effective as of the date hereof.

     2. Dingess-Rum hereby releases Arch from any and all continuing obligations, covenants, conditions and liabilities arising by reason of the Dingess-Rum Lease Agreements, insofar only as the same pertain to the area of the Chilton seam identified on the map attached hereto.

     3. Dingess-Rum Lease Agreements, as so amended by this instrument, are validly existing and shall otherwise remain in full force and effect and are hereby in all respects approved, ratified and confirmed.

     4. All rights and privileges of Arch derived from the Dingess-Rum Lease Agreements as so amended by this instrument, are and shall remain dominant and superior to the right of Dingess-Rum or any assignee, lessee or successor in interest to Dingess-Rum, to mine or remove coal in the Chilton seam in the area identified on the map attached hereto. Arch reserves the right to concurrently use the surface and roads on the surrendered area in connection with the operations of Arch elsewhere on the Arch Reserves. Arch agrees to exercise its rights in the Arch Reserves and its concurrent rights in the surrendered area so as not to unreasonably interfere with any existing or future operation of Dingess-Rum or its assigns, lessees or successors in interest in the Chilton seam in the area identified on the map attached hereto. Dingess-Rum hereby agree that, in the event it should sublease all or any part of the Chilton seam identified on the map attached hereto to any third party, such lease or other instrument conveying such rights to such third party (and any recording memorandum of such lease or instrument) shall be expressly subject and servient to all rights and privileges of Arch derived form the Dingess-Rum Lease Agreements, as amended by this instrument or any subsequent instrument or agreement.

     5. Any recovery of coal from the Chilton seam in the surrendered area by Dingess-Rum or its assigns, lessees or successors shall be done in such manner and sequence as to maintain support (if necessary, in the sole opinion of the Dingess-Rum chief engineer) and to allow the greatest possible recovery of coal from the Arch Reserves adjacent to and overlying the Chilton seam area hereby surrendered.

     6. As consideration for Arch's surrender of the Chilton seam of coal in the area identified on the map attached hereto, Dingess-Rum agrees to pay to Arch an overriding royalty of two percent (2%) of the gross sales price for each ton (2,000 lbs.) of coal mined from the Chilton seam in the area so surrendered by any third party leasing said area from Dingess-Rum within one year from the date hereof. The overriding royalty to be paid to Arch by Dingess-Rum shall be calculated in the same manner as the royalty to be paid to Dingess-Rum by said third party lessee.

     7. In the negotiation and preparation of this document, the parties have been represented by qualified engineers and legal counsel.

     WITNESS the signatures of the parties hereto by their respective corporate officers of representatives thereto duly authorized, as of the day and year first above written.


                                 ARCH OF WEST VIRGINIA, INC.


                                 By:  /s/ Robert W. Shanks
                                     -----------------------------------------
                                     Its  President
                                         -------------------------------------


                                 DINGESS-RUM COAL COMPANY


                                 By:  /s/ James H. Davis III
                                     -----------------------------------------
                                     Its  President
                                         -------------------------------------

STATE OF WEST VIRGINIA,

COUNTY OF Logan, to-wit:

     The foregoing instrument was acknowledged before me this 26 day of May, 1988, by Robert W. Shanks, the authorized President of ARCH OF WEST VIRGINIA, INC., on behalf of the corporation.





     My commission expires January 5, 1994.

                           /s/ Charlene Necessary
                           -----------------------------------------
                                   Notary Public
[SEAL]

STATE OF WEST VIRGINIA,

COUNTY OF Cabell, to-wit:


     The foregoing instrument was acknowledged before me this 27 day of May, 1988, by James H. Davis, III, the Authorized President OF DINGESS-RUM COAL COMPANY, on behalf of the corporation.




     My commission expires April 26,1992.

                           /s/ Dave Cox
                           ------------------------------------------
                                   Notary Public

[SEAL]

     THIS CORRECTIVE PARTIAL RELEASE AND SURRENDER OF LEASE, effective this 6th day of May, 1988, by and between ARCH OF WEST VIRGINIA, INC., a West Virginia corporation, (herein referred to as "Arch"), as Lessee, and DINGESS-RUM COAL COMPANY, a West Virginia corporation, (herein referred to as "Dingess-Rum"), as
Lessor:

                                    RECITALS
                                    --------

     Arch (formerly Amherst Coal Company) is the Lessee of certain coal reserves (herein referred to as the "Arch Reserves") in Logan County, West Virginia, pursuant to certain agreements with Dingess-Rum. The agreements consist of: (1) "Deed of Lease and Agreement" dated June 1, 1962, of record in Logan County Deed Book 287, at page 404, (2) "Supplemental Deed of Lease and Agreement" dated January 1 1968, of record in Logan County Deed Book 319, at page 233, (3) "Supplemental Deed of Lease and Agreement" dated June 1, 1973, of record in Logan County Deed Book 414, at page 561, (4) "Supplemental Deed of Lease and Agreement" dated July 1, 1974, of record in Logan County Deed Book 365, at page 569, and (5) the non-recorded "Amendment of Lease" dated January 1, 1984 (all of which are collectively referred to as the "Dingess-Rum Lease Agreements") . By Amended Certificate of Authority for Name Change issued by the Secretary of State of the State of West Virginia on June 2, 1987, the name of Amherst Coal Company was changed to Arch of West Virginia, Inc.

     Arch wishes to surrender to Dingess-Rum only such portion of the Arch Reserve as is identified on the map attached hereto and entitled "Map Showing Coal In Chilton Seam Which Is To Be Deleted From The Arch Reserves" so that the same will be available for leasing to other parties by Dingess-Rum.

     Dingess-Rum desires to accept Arch's surrender of its Chilton seam coal reserves in the area identified on the map attached hereto.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

     1. The parties agree that the Chilton Seam of coal identified on the map entitled "Map Showing Coal In Chilton Seam Which Is To Be Deleted From The Arch Reserves," attached hereto and made a part of this Agreement, is hereby deleted from the Arch Reserves as of the effective date hereof.

     2. Dingess-Rum hereby releases Arch from any and all continuing obligations, covenants, conditions or liabilities arising by reason of the Dingess-Rum Lease Agreements, insofar only as the same pertain to the area of the Chilton seam identified on the map attached hereto.

     3. Dingess-Rum Lease Agreements, as so amended by this instrument, are validly existing and shall otherwise remain in full force and effect and are hereby in all respects approved, ratified and confirmed.

     4. All rights and privileges of Arch derived from the Dingess-Rum Lease Agreements as so amended by this instrument, are and shall remain dominant and superior to the right of Dingess-Rum or any assignee, lessee or successor in interest to Dingess-Rum, to mine or remove coal in the Chilton seam in the area identified on the map attached hereto. Arch reserves the right to concurrently use the surface and roads on the surrendered area in connection with the operations of Arch elsewhere on the Arch Reserves. Arch agrees to exercise its rights in the Arch Reserves and its concurrent rights in the surrendered area so as not to unreasonably interfere with any existing or future operations of Dingess-Rum or its assigns, lessees or successors in interest in the Chilton seam in the area identified on the map attached hereto. Dingess-Rum hereby agrees that, in the event it should sublease all or any part of the Chilton seam identified on the map attached hereto to any third party, such lease or other instrument conveying such rights to such third party (and any recording memorandum of such lease or instrument) shall be expressly subject and servient to all rights and privileges of Arch derived from the Dingess-Rum Lease Agreements, as amended by this instrument or any subsequent instrument or agreement.

     5. Any recovery of coal from the Chilton seam in the surrendered area by Dingess-Rum or its assigns, lessees or successors shall be done in such manner and sequence as to maintain support (if necessary, in the sole opinion of the Dingess-Rum chief engineer) and to allow the greatest possible recovery of coal from the Arch Reserves adjacent to and overlying the Chilton seam area hereby surrendered.

     6. As consideration for Arch's surrender of the Chilton seam of coal in the area identified on the map attached hereto, Dingess-Rum agrees to pay to Arch an overriding royalty of two percent (2%) of the gross sales price for each ton (2,000 lbs.) of coal mined from the Chilton seam in the area so surrendered by any third party leasing said area from Dingess-Rum within one year from the date hereof. The overriding royalty to be paid to Arch by Dingess-Rum shall be calculated in the same manner as the royalty to be paid to Dingess-Rum by said third party lessee.

     7. In the negotiation and preparation of this document, the parties have been represented by qualified engineers and legal counsel.

     WITNESS the signatures of the parties hereto by their respective corporate officers or representatives thereto duly authorized.



                                  ARCH OF WEST VIRGINIA, INC.


                                  By:   /s/ Ben H. Daud
                                       ----------------------------------------
                                      Its  President
                                          -------------------------------------

                                  DINGESS-RUM COAL COMPANY


                                  By:  /s/ James H. Davis III
                                      -----------------------------------------
                                       Its  President
                                           ------------------------------------

STATE OF WEST VIRGINIA,

COUNTY OF Logan, to-wit:

     The foregoing instrument was acknowledged before me this 18th day of October, 1988, by Ben H. Daud, the authorized President of ARCH OF WEST VIRGINIA, INC., on behalf of the corporation.


     My commission expires Jan 5, 1993.

              [OFFICIAL SEAL APPEARS HERE]    /s/ Ruth Browning
                                             -------------------------------
                                                     Notary Public


STATE OF WEST VIRGINIA,

COUNTY OF Kanawha, to-wit:



     The foregoing instrument was acknowledged before me this 25th day of October, 1988, by James H. Davis, III, the authorized President of DINGESS-RUM COAL COMPANY, on behalf of the corporation.

     My commission expires 5-7-96

            [OFFICIAL SEAL APPEARS HERE]      /s/ Terri L. Colebank
                                             ---------------------------------
                                                     Notary Public

                              ASSIGNMENT OF LEASE
                              -------------------


     THIS ASSIGNMENT is made and entered into this 15th day of March, 1990 and is effective the 16th day of March, 1990, by and between ARCH OF WEST VIRGINIA, INC. ("AOWV"), a West Virginia Corporation, with its address being P.O. Box 149, Lundale, West Virginia 25631, and PINE CREEK LAND COMPANY ("Pine Creek"), a Delaware Corporation, with its principal place of business being CityPlace One, St. Louis, Missouri 63141.

     WHEREAS, by Deed of Lease and Agreement dated June 1, 1962, as amended ("Coal Lease"), Dingess-Rum Coal Company, as Lessor, leased to Amherst Coal Company, predecessor in interest to AOWV, the coal and certain mining rights pertaining to a certain tract of land located in Logan County, West Virginia (the "Leased Property); and

     WHEREAS, AOWV is willing to assign to Pine Creek the right to mine the Lower Five Block (Clarion) seam of coal and all seams lying above said seam underlying a small portion of the Leased Property contained in the Coal Lease, which portion to be assigned is depicted on the map attached hereto as Exhibit A.

     NON THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, AOWV does hereby assign, transfer and set over unto Pine Creek all of its right, title, interest and obligations, except as otherwise stated herein, in, to and under the above-referenced Coal Lease, as to the right to mine the Lower Five Block (Clarion) seam of coal and all seams lying above said seam underlying that tract of land depicted on Exhibit A hereto. Pine Creek hereby accepts this assignment, agrees to be bound by all of the terms and conditions of the Coal Lease, and any amendments thereto and, except as to payment of minimum royalties, assumes and undertakes to perform all obligations of AOWV under said Coal Lease which arise on or after the effective date of this assignment.

     This assignment is subject to and contingent upon the consent of the lessors under the Coal Lease. In the event such consent is not obtained, this assignment shall have no binding effect on either party hereto.

     IN WITNESS WHEREOF the parties hereto have executed this assignment as of the day and year first above written.

ATTEST:                                 ARCH OF WEST VIRGINIA, INC.



    /s/ W. H. Rose                      By:  /s/John E. Walton
---------------------------------          ------------------------------------
 W. H. Rose, Assistant Secretary           John E. Walton, Vice President

ATTEST:                                 PINE CREEK LAND COMPANY




/s/Roger L. Nicholson                   By:/s/Steven E. McCurdy
---------------------------------          ------------------------------------
Roger L. Nicholson, Secretary              Steven E. McCurdy, President


STATE OF MISSOURI    )
                     )  SS.
COUNTY OF ST. LOUIS  )


     I, the undersigned, a Notary Public, in and for said State and County aforesaid, do hereby certify that John E. Walton and W. H. Rose, personally known to me to be the same persons whose names are, respectively, as Vice President and* Secretary of Arch of West Virginia, Inc., a West Virginia corporation, subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that they, being thereunto duly authorized, signed, sealed with the seal of said corporation and delivered the said instrument as the free and voluntary act of said corporation and as their own free and voluntary act, for the uses and purposes therein set forth. *Assistant

     Given under my hand and notarial seal this 15th day of March, 1990.

             CLARA SUE COLE
     NOTARY PUBLIC STATE OF MISSOURI
            ST. LOUIS COUNTY                 /s/ Clara Sue Cole
     MY COMMISSION EXP. JAN 28, 1994       ----------------------------------
                                             NOTARY PUBLIC

My Commission Expires: Jan. 28, 1994

STATE OF MISSOURI    )
                     )  SS.
COUNTY OF ST. LOUIS  )

     I, the undersigned, a Notary Public, in and for said State and County aforesaid, do hereby certify that Steven E. McCurdy and Roger L. Nicholson, personally known to me to be the same persons whose names are, respectively, as President and Secretary of Pine Creek Land Company, a Delaware corporation, subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that they, being thereunto duly authorized, signed, sealed with the seal of said corporation and delivered the said instrument as the free and voluntary act of said corporation and as their own free and voluntary act, for the uses and purposes therein set forth.

     Given under my hand and notarial seal this 15th day of March, 1990.

           CLARA SUE COLE
     NOTARY PUBLIC STATE OF MISSOURI            /s/Clara Sue Cole
          ST. LOUIS COUNTY                 -------------------------------------
     MY COMMISSION EXP. JAN. 28, 1994         NOTARY PUBLIC

My Commission Expires: Jan. 28, 1994




THIS DOCUMENT PREPARED BY:



/s/Roger L. Nicholson
----------------------------------------
Roger L. Nicholson, Counsel
Pine Creek Land Company
CityPlace One
St. Louis, Missouri 63141
(314) 994-2700



id:LND/702

                                    CONSENT
                                    -------


     THIS CONSENT AGREEMENT, dated this 27th day of March, 1990, between ARCH OF WEST VIRGINIA, INC. ("AOWV"), a West Virginia corporation; PINE CREEK LAND COMPANY ("Pine Creek"), a Delaware corporation; and DINGESS-RUM COAL COMPANY ("Dingess-Rum"), a West Virginia corporation.

     WHEREAS, by Deed of Lease and Agreement dated June 1, 1962, as amended (the "Coal Lease"), by and between Dingess-Rum, as Lessor, and Amherst Coal Company, predecessor in interest to AOWV, as Lessee, Dingess-Rum has leased to AOWV the right to mine on certain real property located in Logan County, West Virginia (the "Leased Property"); and,

     WHEREAS, the Coal Lease requires that Lessor's consent is required prior to assigning or subleasing the Coal Lease or Leased Property; and,

     WHEREAS, AOWV desires to assign its rights to mine the Lower Five Block (Clarion) seam of coal and all seams lying above said seam underlying a small portion of the Leased Property contained in such Coal Lease to Pine Creek, which portion of the Leased Property to be assigned is shown on the map attached as Exhibit A hereto; and,

     WHEREAS, upon assignment, Pine Creek desires to sublease its rights to mine the Lower Five Block (Clarion) seam of coal and all seams above said seam underlying the assigned portion of the Leased Property to M & D Mining, Inc. ("M & D").

     NOW, THEREFORE, for and in consideration of the agreements contained herein:

     1. Subject to the conditions hereinafter stated Dingess-Rum consents to the assignment of the Coal Lease, insofar as it assigns the right to mine the Lower Five Block (Clarion) seam of coal and all seams lying above said seam underlying the portion of the Leased Property shown on the map attached hereto as Exhibit A, to Pine Creek, and Dingess-Rum further consents to the sublease from Pine Creek to M & D.

     2. The consent of Dingess-Rum as set forth in Paragraph 1 hereof is specifically conditioned upon:

          (a) AOWV, notwithstanding such assignment, shall not be released of its obligation to perform all of the terms and conditions of the Coal Lease, including that portion assigned to Pine Creek as hereinabove described; and,

          (b) The granting of such consent shall not relieve AOWV and Pine Creek from their obligation to obtain the consent of Dingess-Rum to any further or other assignments or subletting.

     3. Pine Creek covenants and agrees with Dingess-Rum and AOWV that it will perform all of the obligations required of the Lessee in the Coal Lease with respect to the assigned property, except that AOWV will continue to pay in full all minimum royalties required under the Coal Lease.

     IN WITNESS WHEREOF, the corporate parties hereto have caused their
     ------------------
corporate names to be hereunto signed by their proper officers thereunto duly authorized, this day and date first above written.

                               ARCH OF WEST VIRGINIA, INC.

                               By: /s/ J. E. Walton
                                 -----------------------------------
                                  Its: Vice President
                                      ------------------------------
                               PINE CREEK LAND COMPANY

                               By: /s/ Steve E. McCurdy
                                 -----------------------------------
                                  Its: President
                                      ------------------------------

                               DINGESS-RUM COAL COMPANY

                               By: /s/ James H. Davis III
                                 -----------------------------------
                                  Its: President
                                      ------------------------------

                           ASSIGNMENT OF LEASES AND
                           ------------------------
                          INTERESTS IN REAL PROPERTY
                          --------------------------

     THIS ASSIGNMENT is made and entered into this 5th day of October, 1990 and is effective the 1st day of July, 1990 by and between ARCH OF WEST VIRGINIA, INC., a West Virginia corporation ("Assignor"), and PINE CREEK LAND COMPANY, a Delaware corporation ("Assignee").

                             W I T N E S S E T H :

     For Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor does hereby assign, transfer and set over unto Assignee all of Assignor's right, title, interest and obligations in, to and under the Leases (as hereinafter defined) described on Exhibit A attached hereto and made a part hereof. Assignor does hereby further assign, transfer and set over unto Assignee all of Assignor's right, title, interest and obligations in, to and under any and all easements, licenses and other contractual interests affecting or relating to real property located In Logan and Wyoming Counties, West Virginia. Assignee hereby accepts this assignment, agrees to be bound by all of the terms and conditions of the Leases, easement agreements, licenses and other contractual agreements and assumes and undertakes to perform all obligations of Assignor under said Leases and other contractual agreements which arise on or after the effective date of this Assignment.

     In the event said leasehold and other contractual interests held by Assignor are not assignable without the consent of third parties, such interests are excepted from this Assignment; provided, however, each such interest shall be included and become a part of this Assignment effective the date when such consent is obtained.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the day and year first above written.

ATTEST                                       ARCH OF WEST VIRGINIA, INC.



/s/Blair M. Gardner                          By:/s/J. E. Walton
----------------------------------------        --------------------------------
Blair M. Gardner, Assistant Secretary           J. E. Walton, Vice President


ATTEST                                       PINE CREEK LAND COMPANY



/s/Roger L. Nicholson                        By:/s/Steven E. McCurdy
----------------------------------------        --------------------------------
Roger L. Nicholson, Secretary                    Steven E. McCurdy, President


STATE OF MISSOURI   )
                    ) SS.
COUNTY OF ST. LOUIS )

     The foregoing instrument was acknowledged before me on this the 5th day of October, 1990 by J.E. Walton, as Vice President of Arch of West Virginia, Inc., a West Virginia corporation, on behalf of the corporation.

                                   /s/Ruth A. Olney
                                ------------------------------------------------
                                Notary Public               Ruth A. Olney
                                               NOTARY PUBLIC STATE OF Missouri
My Commission Expires: 2/15/93                     ST. LOUIS COUNTY
                                               MY COMMISSION EXP. FEB 15, 1993

                               Book 9, Page 319

                               Book 9, Page 320




STATE OF MISSOURI   )
                    )  SS.
COUNTY OF ST. LOUIS )

     The foregoing instrument was acknowledged before me on this the 5th day of October, 1990 by Steven E. McCurdy as President of Pine Creek Land Company, a Delaware corporation, on behalf of the corporation.


                                          /s/Ruth A. Olney
                                       ----------------------------------------
                                       Notary Public
                                                     RUTH A. OLNEY
                                              NOTARY PUBLIC STATE OF MISSOURI
My Commission Expires: 2/15/93                      ST. LOUIS COUNTY

                                             MY COMMISSION EXPIRES FEB. 15, 1993

THIS INSTRUMENT PREPARED BY:



/s/Roger L. Nicholson
----------------------------------
Roger L. Nicholson, Counsel
Pine Creek Land Company
CityPlace One
St. Louis, Missouri 63141
(314) 994-2700


JNQ/420

                                   EXHIBIT A


     1. Deed of Lease dated January 1, 1931, as amended, between Lawson Heirs, Inc. and Arch of West Virginia, Inc. (successor in interest to Logan County Coal Corporation).

     2. Deed of Lease and Agreement dated June 1, 1962, as amended, between Arch of West Virginia, Inc. and Dingess-Rum coal Company.

     3. Sublease Agreement effective November 12, 1987 between Elkay Mining Company, Dingess-Rum Coal Company and Arch of West Virginia, Inc.

     4. Deed of Lease dated August 20, 1948 between S.E. McDonald, et al. (Millard McDonald Estate) and Arch of West Virginia, Inc.

     5. Lease dated June 1, 1983 between the Bruce McDonald Holding Company, et al. and Arch of West Virginia, Inc.

     6. Lease dated March 1, 1978 between Virgie Cook Brown Blankenship, et al. (Ed Cook Heirs) and Arch of West Virginia, Inc.

     7. Articles of Agreement dated May 1, 1914, as amended, between Pardee Land Company, a Limited Partnership, and Arch of West Virginia, Inc.

     8. Lease dated January 1, 1979 between Ann Wittenberg Cooke, et al. (Wittenberg Heirs) and Arch of West Virginia, Inc.

     9. Lease effective January 1, 1984 between Kelly-Hatfield Land Company and Arch of West Virginia, Inc.



     STATE OF WEST VIRGINIA, COUNTY OF LOGAN, TO-WIT:
     IN THE OFFICE OF THE CLERK OF THE COUNTY COMMISSION:
     The foregoing paper was this the 19 day of October 1990 at 4:01 P.M presented to me in my office, and thereupon, together with a certificate thereunto annexed is admitted to record. Recording fee $4.00 PD. Teste: GLEN D. ADKINS, County Clerk

                     BY /s/ Vickie Dingess Deputy
                     ---------------------


                                Book 9, page 321

OFFICE OF THE CLERK OF THE COUNTY COMMISSION                              Clerk
WYOMING COUNTY, W. VA. JANUARY 24, 1991 SS-
                       p.m. 1:00                   /s/ D. Michael Forde

The foregoing writing, together with the certificate
of acknowledgment thereof thereto annexed, was this
day admitted to record.
                                                   By /s/ Brenda Deon     Deputy

     THIS AMENDMENT OF PARTIAL RELEASE AND SURRENDER OF LEASE is made and entered into on this 7th day of January, 1993, by and between DINGESS-RUM COAL COMPANY, a West Virginia corporation, whose address is P.O. Box 386, Huntington, West Virginia, 25708, hereinafter called "Lessor", and ARK LAND COMPANY, a Delaware corporation, whose address is P.O. Box 4187, Fairview Heights, Illinois 62208, hereinafter called "ARK";

                                  WITNESSETH:

     WHEREAS, by an instrument entitled "Partial Release and Surrender of Lease" dated the 6th day of May, 1988, by and between the parties hereto or their predecessors in interest, Ark surrendered to Lessor from a certain Lease dated June 1, 1962, and amended and supplemented as therein described, which by means assignments had been assigned to Ark, a certain portion of the Chilton seam of coal more specifically therein described and reference is being made hereby to such description (hereinafter "Surrendered Area"); and,

     WHEREAS, in Paragraph 6 of said instrument of May 6, 1988, Ark retained an overriding royalty of 2% of the gross sales price for all of such coal mined from the Surrendered Area; and,

     WHEREAS, the Surrendered Area has been returned to Ark by an assignment to Ark from Rum Creek Coal Sales, Inc. ("Rum Creek"), of a coal lease dated the 6th day of May, 1988 between Lessor and Rum Creek covering such Surrendered Area; and

     WHEREAS, it is appropriate to eliminate said 2% overriding royalty by reason of the reacquisition of such Surrendered Area by Ark.

     NOW, THEREFORE, WITNESSETH that, for and in consideration of the premises, which are not mere recitations but which form an integral part of this document and also in consideration of the mutual terms, covenants and agreements hereinafter set forth to be kept and performed by Ark under the terms of the Lease, the parties hereto do hereby cancel and terminate the provisions of
Article 6, of said Partial Release and Surrender of Lease.

     Except as herein amended, the parties hereto do hereby ratify and confirm said Partial Release and Surrender of Lease.

     IN WITNESS WHEREOF, the corporate parties hereto have caused their corporate names to be hereunto signed and their corporate seals to be hereunto affixed by their proper officers thereunto duly authorized as of the day and year first above written.

                                             DINGESS-RUM COAL COMPANY

                                             By:  /s/ James H. Davis III
                                                 ---------------------------
                                             Title:   President
                                                    ------------------------


                                             ARK LAND COMPANY

                                             By:  /s/ Steven E. McCurdy
                                                 ---------------------------
                                             Title:   President
                                                    ------------------------


STATE OF WEST VIRGINIA,

COUNTY OF Kanawha, TO WIT:

     The foregoing instrument was acknowledged before me this 7th day of January, 1993, by James H. Davis, III, of DINGESS-

RUM COAL COMPANY, a West Virginia corporation, on behalf of said corporation.

          My Commission expires January 15, 2002.

[Notarial Seal]                 /s/ Nancy J. Miller
                                -----------------------
                                Notary Public

STATE OF West Virginia,

COUNTY OF Kanawha, TO WIT:

     The foregoing instrument was acknowledged before me this 7th day of January, 1993, by Steven E. McCurdy, of ARK LAND COMPANY, a Delaware corporation, on behalf of said corporation.

          My Commission expires January 15, 2002.

[Notarial Seal]                 /s/ Nancy J. Miller
                                -----------------------
                                Notary Public


This instrument prepared by:

C. F. Bagley, Esquire
Campbell, Woods, Bagley, Emerson, McNeer & Herndon
Suite 1400, Coal Exchange Building
P.O. Box 1835
Huntington, West Virginia  25719

ARK
LAND
COMPANY

(Mailing Address)
P.O. Box 4187
Fairview Heights, Illinois  62208
(618) 236-9033
(618) 236-9086 (Fax)


                               February 24, 1993


Dingess-Rum Coal Company
P.O. Box 189
McConnell, WV  25633

Attn:  Gregory F. Wooten, Vice President

            Re: Deed of Lease and Agreement dated June 1, 1962, as amended (the "Lease"), between Dingess-Rum Coal Company ("Dingess-Rum") and Ark Land Company ("Ark"), successor to Amherst Coal Company

Gentlemen:

     Dingess-Rum and Ark agree that Ark's sublessee, Arch of West Virginia ("AOWV"), under the above Lease, has mined and removed a portion of the mineable and merchantable coal by conventional mining methods from the Central Ridge Mine located on the leased premises. The parties believe that additional coal may potentially be recovered by pillar extraction methods from the Central Ridge Mine utilizing an Alpine Breaker Line Support System ("ABLS"). To enhance the economic feasibility of such mining, Dingess-Rum and Ark agree to amend the Lease as provided herein:

     1. During the term of the Lease, and in the event that AOWV procures one or more ABLS systems for pillar extraction, Ark agrees to pay and Dingess-Rum shall accept as tonnage royalty only in respect to the pillaring in the Central Ridge Mine an amount equal to Seventy-Five cents ($.75) for each and every ton of coal mined by pillar extraction methods; such payments shall be due as provided in the Lease. In the event AOWV mines less than 100,000 pillared tons of coal from the Central Ridge Mine by such mining methods, then Ark shall pay in accordance with paragraph 2 an additional royalty of Twenty-Five cents ($.25) to Dingess-Rum for each and every ton of coal so mined ("Additional Royalty").

     2. Ark shall make a determination, in its sole discretion, when it has extracted all such coal extractable from the Central Ridge Mine utilizing the ABLS system and, in the event that it

Dingess-Rum Coal Company
February 24, 1993
Page 2


has extracted less than 100,000 pillared tons, it shall pay the Additional Royalty due under paragraph 1 within thirty (30) days of making such determination.

     3. Nothing in this letter agreement shall require Ark to mine the pillars in the Central Ridge Mine or to pay for coal left in place in such pillars at the Central Ridge Mine.

     4. Except as provided herein, this letter agreement shall be governed by the terms of the Lease, and all terms of the Lease, as amended, shall remain in effect.

     Please indicate your acceptance to the terms of this letter agreement by signing this letter in duplicate where indicated below. Please return one fully executed original to me at the above address.

                                          Very truly yours,

                                    /s/ Michael D. Bauersachs
                                    Michael D. Bauersachs
                                    Vice President


AGREED TO AND ACCEPTED THIS 25th DAY
OF  February, 1993

DINGESS-RUM COAL COMPANY


By: /s/ Gregory F. Wooten
   ------------------------
Title: VICE PRESIDENT
      ---------------------

[logo]

                         DINGESS-RUM PROPERTIES, INC.
                              POST OFFICE Box 189

                           McCONNELL, WV 25646-0189
                           TELEPHONE (304) 752-1484
                              FAX (304) 752-4349             GREGORY F. WOOTEN

                                               VICE PRESIDENT AND CHIEF ENGINEER


                              September 16, 1996



Mr. Steven E. McCurdy, President
Ark Land Company
Cityplace One
St. Louis, Missouri 63141-7056

RE: COAL SALES AGREEMENTS: CARDINAL OPERATING COMPANY, DECEMBER 21, 1992, AND CINCINNATI GAS AND ELECTRIC, DATED JANUARY 1, 1995

Dear Steve:

     Reference is made to that certain Lease dated June 1, 1962, by and between Dingess-Rum Coal Company, now Dingess-Rum Properties, Inc., ("Dingess-Rum") and Amherst Coal Company, predecessor to Ark Land Company ("Ark"), as amended, (the "Lease") by which Dingess-Rum leased certain coal properties located in Logan County, West Virginia to Ark. Ark currently subleases such property to its affiliate, Apogee Coal Company, dba Arch of West Virginia ("Arch"). Ark's parent, Arch Mineral Company, and its wholly-owned subsidiary, Arch Coal Sales, entered into a coal sales agreement (the "Cardinal Agreement") with Cardinal Operating Company, on December 21, 1992, and a coal sales agreement (the "CG&E Agreement") with Cincinnati Gas and Electric, dated January 1, 1995.

     We have recently had discussions concerning the sourcing of the coal to be sold under the Cardinal Agreement and the CG&E Agreement from property demised by the Lease. In order to induce Ark, and its associated companies, to source the Cardinal Agreement and the CG&E Agreement from such property, Dingess-Rum is willing to make the following concessions for the period beginning October 1, 1996 through December 31, 1997:

     1. Notwithstanding the provisions of Section 10, Article V of the Lease, as amended by the Amendment of Lease dated January 1, 1984, in computing the "average selling price" as determined

Mr. Steven E. McCurdy
September 16, 1996
Page Two(2)

monthly for the purpose of payment of the tonnage royalty, the realization received for coal sold under the Cardinal Agreement and the CG&E Agreement will not be considered, but such average selling price will be determined using all other coal sold from the property contained in the Lease' during each such month. Attached is a spreadsheet illustrating such computation.

     2. The savings to Ark in royalty payments under the computation set forth in (1) above, shall be determined monthly and Ark shall pay, at the same time as the monthly royalty payments are made, to D-R an additional royalty equal to one-half of such savings.

     3. It is specifically understood that in no event shall the royalty be less than the $1.25 per ton minimum tonnage royalty provided for in the Lease.

     4. The terms and conditions of this letter agreement shall supercede the terms and conditions contained in that certain letter agreement dated August 16,1996, related to the Cardinal Operating Company (the "Cardinal Agreement").

     5. It is specifically understood that in the event the combined tonnage from the Cardinal Agreement and the CG&E Agreement that is sourced from the demised premises is less than 450,000 tons, for the period beginning October 1, 1996 and ending December 31, 1997, then the terms and conditions contained in this agreement shall not apply and Ark will immediately pay the applicable tonnage royalty due had this agreement not been in place.

     If the above correctly sets forth our mutual understanding and agreement, please sign this letter on behalf of Ark and have it signed on behalf of Arch Mineral Company.


                                    Yours very truly,

                                    /s/ Gregory F. Wooten
                                    -----------------------------------
                                    Gregory F. Wooten
                                    Vice President and Chief Engineer

GFW:mms

Mr. Steven E. McCurdy
September 16, 1996
Page Three(3)

Agreed and Accepted:

Ark Land Company

By:    /s/ Steven E. McCurdy
     -----------------------

  Its: PRESIDENT
     -----------------------


Arch Mineral Company

By:    /s/ David B. Peugh
     -----------------------

  Its: VICE PRESIDENT
     -----------------------

ARK LAND COMPANY
Dingess-Rum Royalty Reduction
June, 1996

                       ------------------------------------------------------------------------------------------------------
                            Normal                Excl. C,G&E      C,G&E &                                        1/2
                          Calculation             & Cardinal       Cardinal          Total          Change      Change
                       ------------------------------------------------------------------------------------------------------
Gross Realization          $  6,513,656.34      $ 3,674,733.87  $ 2,838,922.47   $ 6,513,656.34
Tons Sold                       237,160.29          157,073.94       80,086.35       237,160.29
                       --------------------------------------------------------------------------
Average Selling Price      $       27.4652      $      23.3949
Less: Percentage
   Reduction               $       (1.3079)     $      (1.1140)
                       --------------------------------------------------------------------------
Royalty ASP                $       26.1573      $      22.2809
                       ==========================================================================
Royalty/Ton @ 5.0% *       $        1.3079      $       1.2500                                      $  0.0579   $    0.0290
                       ------------------------------------------------------------------------------------------------------

Tons Sold                                                                                                        237,160.29
                                                                                                                -------------
AEP CARDINAL / CG&E REDUCTION                                                                                   $  6,865.79


*  $1.25 minimum royalty applies.
_____________________________________________________________________________

Cumulative Information
                               Cardinal &
                              C,G&E Tons      Reduction $
                           --------------   ----------------
1996
  October
  November
  December                 --------------   ----------------
                                        -                  -
    Subtotal               --------------   ----------------

1997
  January
  February
  March
  April
  May
  June
  July
  August
  September
  October
  November
  December                 --------------   ----------------
                                        -                  -
    Subtotal               --------------   ----------------
Totals                                  -                  -  Minimum tons of
                                                              450,000 guaranteed
                           ______________   ________________

ARK
LAND
COMPANY

CityPlace One                                              STEVEN E. McCURDY
ST. LOUIS, MISSOURI 63141-7058                                PRESIDENT
(314) 994-2700                            December 4, 1996

Mr. Gregory F. Wooten
DINGESS-RUM COAL COMPANY
P.O Box 189
McConnell, West Virginia 25633

          RE: LETTER AGREEMENT DATED DECEMBER 14, 1992, AS AMENDED, BY AND BETWEEN PINE CREEK LAND COMPANY, PREDECESSOR TO ARK LAND COMPANY ("ARK") AND DINGESS-RUM COAL COMPANY ("DINGESS-RUM") (AMA-334)

Dear Greg:

     This letter is to request an extension of the term of the minimum royalty reduction for "rash" coal as set forth in the above-referred letter agreement. Ark hereby requests an extension of the royalty concession for an additional one
(1) year term from December 14, 1996 through and including December 13, 1997.

     If you agree with the terms of the foregoing, please signify your agreement by executing this letter agreement in duplicate and returning one fully executed original to me.


                                             Very truly yours,

                                             /s/ Steven E. McCurdy
                                             Steven E. McCurdy


SEM/sp

cc:  James H. Davis, II

AGREED AND ACKNOWLEDGED THIS 18TH DAY OF DECEMBER, 1996.

DINGESS-RUM COAL COMPANY

BY:  /s/ Gregory F. Wooten
   --------------------------
ITS: VICE PRESIDENT
    -------------------------